AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 2007

REGISTRATION NO. 333-140548

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLE REIT EIGHT, INC.

(Exact name of Registrant as specified in its charter)

Virginia	814 East Main Street Richmond, Virginia 23219 (804) 344-8121	20-8268625
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification No.)

Glade M. Knight

Chairman, Chief Executive Officer and President

Apple REIT Eight, Inc.

814 East Main Street

Richmond, Virginia 23219

(804) 344-8121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin B. Richards, Esq.

McGuireWoods LLP

901 East Cary Street, One James Center

Richmond, Virginia 23219

(804) 775-1029

Approximate Date of Commencement of Proposed Sale to Public:  From time to time following the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CROSS REFERENCE SHEET

To Part I (Information Required in Prospectus)

for Post-Effective Amendment No. 1 to Form S-11 Registration Statement filed by

Apple REIT Eight, Inc.

(referenced herein as “we,” “us,” “our” or the “Company”)

	Item Number and Caption	Location in Prospectus and/or Supplement(s)
1.	Forepart of Registration Statement and Outside Front Cover Page of Prospectus	(located as indicated)
2.	Inside Front and Outside Back Cover Pages of Prospectus	(located as indicated)
3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Summary; Risk Factors; Summary of Organizational Documents
4.	Determination of Offering Price

Risk Factors – “The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.”

5.	Dilution	Risk Factors – “Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.”; Summary of Organizational Documents
6.	Selling Security Holders	Not Applicable
7.	Plan of Distribution	Plan of Distribution
8.	Use of Proceeds	Use of Proceeds; Supplement Nos. 5 through 7
9.	Selected Financial Data	Supplement No. 5
10.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	Management’s Discussion and Analysis of Financial Condition; Supplement No. 4; Supplement No. 5
11.	General Information as to Registrant	Summary; Business; Management
12.	Policy with Respect to Certain Activities	Summary; Investment Objectives and Policies; Summary of Organizational Documents; Reports to Shareholders
13.	Investment Policies of Registrant	Summary; Investment Objectives and Policies
14.	Description of Real Estate	Business; Supplement No. 5; Supplement No. 6
15.	Operating Data	Supplement No. 5; Supplement No. 6
16.	Tax Treatment of Registrant and its Security Holders	Summary; Federal Income Tax Considerations
17.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Distributions Policy
18.	Description of Registrant’s Securities	Summary; Description of Capital Stock
19.	Legal Proceedings	Business
20.	Security Ownership of Certain Beneficial Owners and Management	Principal and Management Shareholders
21.	Directors and Executive Officers	Management

	Item Number and Caption	Location in Prospectus and/or Supplement(s)
22.	Executive Compensation	Compensation Discussion and Analysis; Management
23.	Certain Relationships and Related Transactions	Summary; Compensation; Conflicts of Interests; Management; Apple Eight Advisors and Apple Suites Realty
24.	Selection, Management and Custody of Registrant’s Investments	Summary; Compensation; Conflicts of Interests; Investment Objectives and Policies; Management; Apple Eight Advisors and Apple Suites Realty
25.	Policies with Respect to Certain Transactions	Investment Objectives and Policies; Conflicts of Interests
26.	Limitation of Liability	Summary of Organizational Documents
27.	Financial Statements and Information	Index to Consolidated Financial Statements; Supplement No. 4; Supplement No. 5; Supplement No. 7
28.	Interests of Named Experts and Counsel	Legal Matters
29.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Summary of Organizational Documents

APPLE REIT EIGHT, INC.

STICKER SUPPLEMENT TO

SUPPLEMENT NO. 4 DATED OCTOBER 10, 2007

SUPPLEMENT NO. 5 DATED NOVEMBER 19, 2007

SUPPLEMENT NO. 6 DATED DECEMBER 18, 2007

SUPPLEMENT NO. 7 DATED DECEMBER 27, 2007

Supplement Nos. 4, 5, 6 and 7 to be used with

PROSPECTUS DATED JULY 19, 2007

Summary of Supplements to Prospectus (See Supplements for Additional Information)

Supplement No. 4 (cumulative, replacing all prior supplements) dated October 10, 2007 reports on our execution of certain purchase contracts that relate to 16 hotels containing a total of 2,012 guest rooms and that provide for an aggregate gross purchase price of $265,981,211.

Supplement No. 5 dated November 19, 2007 reports on (a) our purchase of three hotels containing a total of 369 rooms for an aggregate gross purchase price of $47.2 million; and (b) our execution of certain purchase contracts that relate to 10 hotels containing a total of 1,130 guest rooms and that provide for an aggregate gross purchase price of $231.6 million.

Supplement No. 6 dated December 18, 2007 reports (a) our purchase of two hotels containing a total of 207 rooms for an aggregate gross purchase price of $27,432,007; and (b) our execution of certain purchase contracts that relate to 13 hotels containing a total of 1,439 guest rooms and that provide for an aggregate gross purchase price of approximately $182.2 million.

Supplement No. 7 dated December 27, 2007 reports on our execution of certain purchase contracts that relate to 6 hotels containing a total of 656 guest rooms and that provide for an aggregate gross purchase price of approximately $84.2 million.

As of July 27, 2007, we completed our minimum offering of 4,761,905 units at $10.50 per unit and raised gross proceeds of $50,000,000 and proceeds net of selling commissions and marketing expenses of $45,000,000. Each unit consists of one Common Share and one Series A Preferred Share. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of December 24, 2007, we had closed on the sale of 64,180,841 additional units at $11 per unit and from such sale we raised gross proceeds of $705,989,250 and proceeds net of selling commissions and marketing expenses of $635,390,325. Sales of all units at $10.50 per unit and $11.00 per unit, when combined, represent gross proceeds of $755,989,250 and proceeds net of selling commissions and marketing expenses of $680,390,325.

In connection with our hotel purchases to date, we paid a total of $1,492,640, representing 2% of the aggregate gross purchase price, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

PROSPECTUS

AN OFFERING OF UNITS

(EACH UNIT CONSISTS OF ONE COMMON SHARE

AND ONE SERIES A PREFERRED SHARE)

MINIMUM OFFERING: 4,761,905 UNITS

MAXIMUM OFFERING 91,125,541 UNITS

We plan to acquire hotels, residential apartment communities and other income-producing real estate. We plan to qualify as a real estate investment trust.

We are currently offering up to 91,125,541 Units in this offering. Of our 91,125,541 Units, we are offering 4,761,905 Units at $10.50 per Unit. We are offering the remaining 86,363,636 Units at $11.00 per Unit. Purchasers must purchase a minimum of $5,000 in Units except that specified benefit plans may purchase a minimum of $2,000 in Units.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets in liquidation or other event of liquidation. Moreover, the Series A preferred shares will not be separately tradable from the common shares to which they relate and will terminate on conversion of our Series B convertible preferred shares. If a minimum of 4,761,905 Units is not sold within one year after the date of this prospectus, we will terminate this offering and all money received will be promptly refunded to investors without deduction and with interest. We will not charge fees on funds returned if the minimum offering is not reached. The Units are being offered on a best efforts, minimum offering basis through David Lerner Associates, Inc. None of our affiliates will purchase Units for the purpose of meeting the minimum offering amount. If David Lerner Associates, Inc. purchases Units, we will not count any of the Units purchased by them to reach the minimum offering amount. Until the minimum offering is achieved, all funds received from investors will be deposited into an interest-bearing escrow account. The escrow agent is American Stock Transfer & Trust Company.

We expect to terminate the offering when all of the Units offered by this prospectus have been sold or one year from the date hereof (whichever occurs sooner), unless extended by us for up to an additional year, in order to achieve the maximum offering of 91,125,541 Units.

Consider carefully the Risk Factors beginning on Page 14 of this Prospectus. This offering involves material risks and investment considerations including:

•	There will be no public trading market for our Units for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and very difficult to trade.

•

We will pay a fee of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions to Apple Suites Realty Group, Inc. and an annual fee ranging from 0.1% to 0.25% of total equity proceeds to Apple Eight Advisors, Inc., both of which are owned by Mr. Knight our chairman, chief executive officer and president. In addition, Apple Eight Advisors will be reimbursed for specified costs and expenses incurred on our behalf.

•

There are conflicts between us and Mr. Knight because he owns the companies with which we will enter into contracts for services. Also, Mr. Knight is a principal in other real estate investment programs which may compete with us.

•

We issued to Mr. Knight all of our 240,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders’ interests will be diluted upon conversion of these shares. If the maximum offering is achieved, for the consideration of $24,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $63 million upon conversion. Upon liquidation and after our Series A preferred shareholders have been paid their liquidation preference Mr. Knight could receive in excess of $2.4 million. Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. Upon liquidation, Mr. Knight, as the holder of all of the Series B convertible preferred shares, has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

•

We own no properties at this time and we have not identified any properties to purchase. This is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of properties.

•

We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected.

•

We have no restriction on changes in our investment and financing policies. Our board of directors may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and subject to a greater risk of default. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

	Price To Public	Commissions & Marketing Expenses	Proceeds To Apple REIT Eight, Inc.
Per Unit(1)	$10.50	$1.05	$9.45
Total Minimum offering	$50,000,000	$5,000,000	$45,000,000
Total Maximum offering	$1,000,000,000	$100,000,000	$900,000,000

(1)	Once the minimum offering of 4,761,905 Units is achieved, the per Unit offering price will rise to $11, the selling commission and marketing expenses per Unit will become $1.10, and the proceeds per Unit to Apple REIT Eight, Inc. will be $9.90.

We will comply with the provisions of SEC Rule 10b-9 under the Securities Exchange Act of 1934, as amended.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

All proceeds of this offering will be used only for the purposes set forth in this Prospectus.

Prior to the sale of the minimum offering within the one-year period after the date of this Prospectus, all monies received from subscribers will be held in trust for their benefit in a special escrow account.

The date of this Prospectus is July 19, 2007.

SUITABILITY STANDARDS

Except for the states specifically described below, each purchaser of Units must certify that he has either (1) a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or (2) a net worth (similarly defined) of at least $150,000.

Each North Carolina purchaser must certify that he has either (1) a minimum annual gross income of $60,000 and a net worth (similarly defined) of at least $60,000, or (2) a net worth (similarly defined) of at least $225,000.

Each Washington purchaser must certify that he has either (1) a minimum annual gross income of $60,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $60,000 or (2) a net worth (similarly defined) of at least $225,000.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, any other information or representations must not be relied upon. This Prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this Prospectus at any time does not imply that information contained in this Prospectus has not changed as of any time after its date.

* * *

“Marriott,” “Courtyard by Marriott,” “SpringHill Suites,” “Fairfield Inn,” “TownePlace Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” means Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Eight, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Marriott of any franchise or other rights to Apple REIT Eight, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Hampton Inn,” “Hilton Garden Inn” and “Homewood Suites” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” means Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Eight, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus and the grant by Hilton of any franchise or other rights to Apple REIT Eight, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

The foregoing disclaimers do not apply to our own officers when they serve as members of groups such as the Marriott Owners Advisory Council and the Hilton Garden Inn Advisory Council. As of the date of this Prospectus, Mr. Justin Knight, our Senior Vice President of Acquisitions, serves as a member of both of these Councils, which are owner-representative advisory groups.

Page
SUMMARY	1

Apple REIT Eight, Inc.	1
Hotels	1
Apartment Communities	1
Other Real Estate	2
Apple Eight Advisors and Apple Suites Realty	2
Risk Factors	4
The Offering	5
Use of Proceeds	6
Conflicts of Interest	6
Liquidity	8
Investment and Distribution Policy	9
Borrowing Policy	10
Compensation	10
Additional Share Option Plan	11
Unit Redemption Program	12

RISK FACTORS	14

General Risk Factors	14

We have no operating history and we can give no assurance of success.	14
There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.	14
We will not obtain a tax ruling on our REIT status or any other tax matters.	14
There is no public market for our common shares, so investors may be unable to dispose of their investment.	14
There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.	15
There is a “dilutive” effect to investors who purchase our Units at $11.00 rather than at the initial offering price of $10.50 per Unit.	15
The Board of Directors may decide in its sole discretion to dissolve us.	15
The compensation to Apple Eight Advisors and Apple Suites Realty Group is payable before distributions and, therefore, will tend to reduce the return on our shareholders’ investment.	16
There were no arms-length negotiations for our agreements with Apple Eight Advisors and Apple Suites Realty and the terms of those agreements may be more favorable to those entities and more to our detriment than had the negotiations been arms-length with third parties.	16
Neither Apple Eight Advisors nor Apple Suites Realty currently has employees.	16
Commissions, acquisition, advisory and other fees and expenses will limit our ability to make distributions to investors because they will reduce our net proceeds and distributions available to shareholders.	16
The compensation to Apple Eight Advisors and Apple Suites Realty is indeterminable and cannot be stated with certainty.	17
There are conflicts of interest with our president and chairman of the board because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.	17

i

Page
There may be conflicts because of interlocking boards of directors with affiliated companies.	18
There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.	18
Our management will spend time on other activities with other entities that may compete with us.	18
Apple Eight Advisors may terminate the advisory agreement, which would require us to find a new advisor.	19
There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares.	19
The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.	20
The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.	21
We own no properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us. This offering is a “blind pool” offering.	21
If we lose Mr. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer.	22
We are not diversified and will be dependent on our investment in only a few industries.	22
There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.	22
Since this is a “best-efforts” offering of Units, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.	23
There may be delays in investment in real property, and this delay may decrease the return to shareholders.	23
The actual amount of proceeds available for investment in properties is uncertain and we cannot guarantee that investors will receive a specific return on their investment.	23
Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.	23
Our loans may be secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure.	24
The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.	24
We may be unable to make distributions to our shareholders.	24
Our distributions to our shareholder may not be sourced from operating cash flow but from offering proceeds or indebtedness and this will decrease our distributions in the future.	24
Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved.	25
Our real estate investments will be relatively illiquid and may adversely affect returns to our shareholders.	25
We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.	25
Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.	25
You will be limited in your ability to sell your Units pursuant to the Unit redemption program.	26
Under our articles of incorporation and the advisory agreement, our directors, officers, the advisor and other persons will be liable only for certain types of misconduct, and we may be required to indemnify these persons against losses in various circumstances.	27

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Our articles and bylaws contain antitakeover provisions and ownership limits, which may impede attempts to acquire control of us and our shareholders’ ability to change our management.	27
Virginia antitakeover statutes may also impede or prevent attempts to acquire control of us	28
We may become subject to environmental liabilities, which may decrease profitability and shareholders’ return.	29
We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.	30
We will depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay.	30
We may invest in joint ventures, which could adversely affect our ability to control decisions and increase our costs or liability.	30

Hotel Risk Factors	31

We will be subject to the risks of hotel operations.	31
Possible lack of diversification increases the risk of investment.	31
We do not have control over market and business conditions.	31
Adverse trends in the hotel industry may impact our properties.	31
An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we acquire	32
We may not have control over properties under construction.	32
The hotel industry is seasonal.	32
There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.	32
We will face competition in the hotel industry, which may limit our profitability and return to our shareholders.	33

Apartment Community Risk Factors	33

We will be subject to the risks presented by owning apartments.	33
Possible lack of diversification increases the risk of investment.	34
We do not have control over market and business conditions.	34
Adverse trends in the apartment markets may impact our properties.	34
An economic downturn could adversely affect the apartment industry and may affect operations for the apartments we acquire.	34
We may not have control over properties under construction	34

Additional Ventures Risk Factors	35

The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.	35
Although we have not identified any of the specific types of opportunities, the general risks from above and the following narrative of specific risks describe risk we could expect under any of the property types which could negatively impact value.	35

USE OF PROCEEDS	36
COMPENSATION	38

Conflicts of Interest as a Result of Fees	39
Specific Amounts of Compensation Payable to Apple Eight Advisors and Apple Suites Realty	39
Property Acquisition/Disposition Agreement	39
Advisory Agreement	40

v

SUMMARY

The following information is a summary about this offering and may not contain all of the detailed information that is important to you. Accordingly, we urge you to read this summary together with the information contained in this prospectus.

Apple REIT Eight, Inc.

Apple REIT Eight, Inc. was formed on January 19, 2007 for the purpose of acquiring and owning hotels, residential apartment communities and other income-producing real estate. Glade M. Knight, our chairman, chief executive officer and president, is our only promoter. His business address is 814 East Main Street, Richmond, Virginia 23219. We are located at 814 East Main Street, Richmond, Virginia and our telephone number is (804) 344-8121.

We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2007. As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations. We have created three wholly-owned subsidiaries to hold our acquisitions: Apple Eight Hospitality, Inc., Apple Eight Residential, Inc., and Apple Eight Ventures, Inc. We refer to Apple Eight Hospitality, Inc. as Apple Eight Hospitality, Apple Eight Residential, Inc. as Apple Eight Residential and Apple Eight Ventures, Inc. as Apple Eight Ventures in this prospectus. These types of properties and entities are described below.

Hotels

We may acquire full-service or select-service hotels, including extended-stay hotels. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our hotels will be associated. Currently, we do not own any hotels. Apple Eight Hospitality, or one of its wholly-owned subsidiaries, will own all of the hotels we acquire.

As a real estate investment trust, we are prohibited under federal tax laws from operating our hotel properties directly. The provisions of the Internal Revenue Code, however, allow us to enter into leases for each of our hotels, which will in turn be operated by third-party hotel operators and franchisers. All our hotels will be leased to Apple Eight Hospitality Management, Inc., our wholly owned, taxable REIT subsidiary, or one of its wholly-owned subsidiaries. Apple Eight Hospitality Management has no significant assets. We refer to Apple Eight Hospitality Management, Inc. as Apple Eight Hospitality Management in this prospectus.

Apartment Communities

We may acquire apartment communities in metropolitan areas throughout the United States. We plan to acquire a diverse portfolio of strong performing properties in markets that we believe will continue to perform well over time. We may enter into management agreements with third parties to operate our apartment communities. The determination of which third-party manager to use will be made at the time a community is acquired based on factors relating to the acquired community.

We are not prohibited under federal tax laws from operating our apartment communities directly. Apple Eight Residential, or one of its wholly-owned subsidiaries, will own all of our residential apartment communities. Apple Eight Residential has no significant assets.

Other Real Estate

Even though we intend primarily to acquire hotels and apartment communities, we may use a significant portion of the offering proceeds to purchase other income-producing real estate. This real estate will be owned by Apple Eight Ventures, or one of its wholly-owned subsidiaries. Apple Eight Ventures has no significant assets. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels and apartment communities. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and apartment communities and are not bound to that limit. Real estate we acquire may include but will not be limited to parking garages, self-storage facilities, restaurants and retail and office properties.

Apple Eight Advisors and Apple Suites Realty

We do not have any employees. Apple Eight Advisors will provide us with our day-to-day management. We refer to Apple Eight Advisors, Inc. as Apple Eight Advisors in this prospectus. Apple Eight Advisors does not have any significant assets. Apple Suites Realty Group, Inc. will provide us with property acquisition and disposition services. We refer to Apple Suites Realty Group, Inc. as Apple Suites Realty in this prospectus. Apple Suites Realty has no significant assets. Neither Apple Eight Advisors nor Apple Suites Realty currently has employees. Each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight, who is our chairman, chief executive officer and president. Mr. Knight owns all of the outstanding capital stock of Apple Eight Advisors and Apple Suites Realty.

The following chart illustrates the relationships among Apple Eight, its subsidiaries, Apple Eight Advisors and Apple Suites Realty.

[1]

Purchasers of Units will become our shareholders. Upon our formation, Apple Eight Advisors (which is wholly-owned by Glade M. Knight, our Chairman, Chief Executive Officer and President) acquired 10 Units for $110 in the aggregate. In addition, Mr. Knight acquired 240,000 Series B convertible preferred shares for $0.10 per Series B convertible preferred share or an aggregate of $24,000.

[2]	We will enter into an advisory agreement with Apple Eight Advisors.

[3]	We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty.

[4]	Wholly-owned by Glade M. Knight, our Chairman, Chief Executive Officer and President.

Risk Factors

We urge you to consider carefully the matters discussed under “Risk Factors” beginning on Page 14 before you decide to purchase our Units. An investment in our securities involves a number of risks including:

•

There will be no public trading market for the common shares and the Series A preferred shares for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and very difficult to trade. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

•

We will pay a fee to Apple Suites Realty of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We will pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received to Apple Eight Advisors. In addition, Apple Eight Advisors will be reimbursed for specified costs and expenses incurred on our behalf. These compensation arrangements have been established without the benefit of arms-length negotiation. Glade M. Knight, our chairman, chief executive officer and president, is the sole shareholder of Apple Suites Realty and Apple Eight Advisors.

•

There are conflicts of interest between us and our chairman, chief executive officer and president, Glade M. Knight, because he is the chief executive officer and sole shareholder of companies with which we will enter into contracts for services for day-to-day operations and for the purchase or sale of real estate. Mr. Knight is the chief executive officer and sole shareholder of Apple Eight Advisors and Apple Suites Realty. In addition, Mr. Knight is a principal in other real estate investment programs, and he may in the future organize additional programs, which may compete with us. Mr. Knight is the chairman, chief executive officer and president of Apple Hospitality Five, Inc., Apple REIT Six, Inc. and Apple REIT Seven, Inc., all of which own hotels. Mr. Knight was also the chairman and chief executive officer of Apple Hospitality Two, Inc., which owned hotels. The investment objectives and policies of Apple REIT Seven are the same as our investment objectives and policies. We refer to Apple REIT Seven, Inc. as Apple REIT Seven, Apple REIT Six, Inc. as Apple REIT Six, Apple Hospitality Five, Inc. as Apple Hospitality Five and Apple Hospitality Two, Inc. as Apple Hospitality Two in this prospectus. In addition, our other executive officers serve as officers of, and devote time to Apple Hospitality Five, Apple REIT Six and Apple REIT Seven and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

•

We have issued to our chairman, chief executive officer and president, Glade M. Knight, 240,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders’ interests will be diluted upon conversion of the Series B convertible preferred shares. The number of common shares into which the Series B convertible preferred shares are convertible as a result of this offering ranges from approximately .92 to 24.17 per Series B convertible preferred share or from 4.45% to 5.98% of the total number of common shares then outstanding following the conversion. Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. Upon liquidation, Mr. Knight, as the holder of the Series B convertible preferred shares, has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

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We own no properties at this time. This is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties.

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We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders will be adversely affected. Although we will seek to make distributions from our operating revenues, we might make distributions, although there is no obligation to do so, in some circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. Our distributions may include a return of capital.

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We have no restrictions on changes in our investment and financing policies. This lack of restrictions on changes in our policies could result in those policies being changed without Unit holder approval. Further, our board may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and thereby subject to a greater risk of default. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

•

Apple Eight Advisors will receive an asset management fee based on the ratio of our modified funds from operations to the amount raised in this offering. In order to increase this fee, Apple Eight Advisors could have an incentive to recommend riskier or more speculative investments.

•

Due to federal income tax restrictions, we cannot operate our hotels directly. Our hotels will be managed pursuant to franchise or license agreements with nationally recognized hotel brands. These agreements may contain limitations on the operation and maintenance of our properties. Our apartment communities and other real estate may be managed by third-party managers.

•	We do not have an operating history and, therefore, there is no assurance that we will be successful in our operations.

•

Neither Apple Eight Advisors nor Apple Suites Realty currently has employees. Each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Mr. Knight.

•	There may be conflicts of interest because of interlocking boards of directors with our affiliated companies.

The Offering

We are offering Units at $10.50 per Unit until the minimum of 4,761,905 Units have been sold. Thereafter, the Units will be offered at $11 per unit until a maximum of 91,125,541 Units have been sold. Purchasers must purchase a minimum of $5,000 in Units except that certain benefit plans may purchase a minimum of $2,000 in Units. The Units are being offered through David Lerner Associates, Inc.

If we have not sold at least 4,761,905 Units within one year after the date of this prospectus, we will terminate this offering of Units and all moneys received will be promptly refunded to investors without deduction and with interest. We will not charge fees on funds returned if the minimum offering is not reached. None of our affiliates (including our officers or directors) will purchase Units for the purpose of meeting the minimum offering amount. We will not count any Units purchased by David Lerner Associates, Inc. toward the minimum offering amount.

This offering of Units will continue until all the Units offered under this prospectus have been sold or until one year from the date of this prospectus, unless we extend the offering for up to an additional year in order to achieve the maximum offering of 91,125,541 Units. The States of Colorado, Delaware, New York and Virginia

will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators to extend the offering.

This is a best-efforts offering. Purchasers will be sold Units at one or more closings. An initial closing will occur after the minimum offering of 4,761,905 Units is achieved. Thereafter, additional closings are expected to occur on a monthly basis as Units are sold during the offering period.

With each purchase of a Unit you will receive one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets or other event of liquidation. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event we pay special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. The Series A preferred shares will not be separately tradable from the common shares to which they relate. The Series A preferred shares will terminate and no longer have a priority distribution right upon conversion of the Series B convertible preferred shares.

Use of Proceeds

The proceeds of the offering will be used:

•	to pay organizational expenses;

•	to repay any outstanding balance on our line of credit;

•	to pay expenses and fees of selling the Units;

•	to invest in properties;

•	to pay expenses and fees associated with acquiring properties; and

•	to establish a working capital reserve.

If the minimum offering of $50 million is sold, we expect to acquire one to five properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire two to ten properties with proceeds from the minimum offering. If the maximum offering of $1 billion is sold, we expect to acquire approximately seventy to eighty properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire approximately one hundred fifty properties with the proceeds of the maximum offering.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, our chairman, chief executive officer and president, has guaranteed repayment of the line of credit. Mr. Knight did not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is January 30, 2008. We may prepay the line of credit without premium or penalty. We would expect to repay this debt with proceeds from the sale of Units.

Conflicts of Interest

We may be subject to conflicts of interest arising from our relationship with Apple Eight Advisors, Apple Suites Realty, and Glade M. Knight, our chairman, chief executive officer and president, as they are not restricted from engaging for their own account in business activities of the type conducted by us. There may be conflicts with respect to commissions we pay to Apple Suites Realty because its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ purchase and sale prices. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly leveraged properties in order to maximize commissions. After the initial closing of Units, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation less liabilities. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. There may be conflicts with respect to the asset management fee we pay to Apple Eight Advisors since its compensation is a percentage of total proceeds received from time to time by us from the sales of our Units.

Our chairman, chief executive officer and president, Glade M. Knight is also the chairman, chief executive officer and president of Apple REIT Seven, Apple REIT Six and Apple Hospitality Five and was the chairman and chief executive officer of Apple Hospitality Two, all of which own extended-stay, select-service and other hotels. In addition, Mr. Knight is a trustee of Colonial Properties Trust, which owns apartment communities, office buildings and certain mixed-use real property. There may be times when he may owe certain duties to those entities which conflict with his duties to us. Mr. Knight may in the future organize additional programs which may compete with us and may, as a director and officer of those programs, owe duties to those programs.

We issued 240,000 Series B convertible preferred shares to Mr. Knight in exchange for $0.10 per share. Mr. Knight is the sole owner of all Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to our articles of incorporation that would adversely affect our Series B convertible preferred shares. Under limited circumstances, the Series B convertible preferred shares may be converted into common shares, thereby resulting in dilution of the shareholders’ interest in us. The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4 and 6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4 and 6% of the outstanding Units at any given time. If the maximum offering is achieved, for the consideration of $24,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $63 million upon conversion. If the minimum offering is achieved, in the event of liquidation and after our Series A preferred shareholders have been paid their liquidation preference, Mr. Knight could receive in excess of $2.4 million. The Series B convertible preferred shares are convertible into common shares if:

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substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business,

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight as a board member and as our chief executive officer can influence whether substantially all of our assets, stock or business is sold or transferred, whether the advisory agreement is terminated or expired without renewal or if we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Following the occurrence of an event permitting conversion of the Series B convertible preferred shares, we will disclose the conversion of the Series B convertible preferred shares (and the resulting termination of the Series A preferred shares and the termination of the priority distribution in liquidation associated with the Series A preferred shares) in a supplement to this prospectus (if this offering is then still continuing) and in a Report on Form 8-K (as required by law). We would also expect to notify our shareholders of the occurrence of the conversion of the Series B convertible preferred shares in our next quarterly or annual report sent to our shareholders, or, if we deem it appropriate, in a separate letter or notice mailed to our shareholders.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, our chairman, chief executive officer and president. We expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

Glade M. Knight will serve as a director on our board and concurrently serves as a trustee for Colonial Properties Trust, and as a director for Apple REIT Seven, Apple REIT Six and Apple Hospitality Five. Mr. Knight is chairman, chief executive officer and president of Apple REIT Seven, Apple REIT Six and Apple Hospitality Five and was the chairman and chief executive officer of Apple Hospitality Two. There may be instances where our hotels will be in the same markets as Apple REIT Seven, Apple REIT Six and Apple Hospitality Five. Even though the hotels are managed by third-party management companies and neither our board nor the boards of Apple REIT Seven, Apple REIT Six and Apple Hospitality Five are engaged in the management of the hotels, having one or more directors of the board of directors who are also directors of the board of directors of Apple REIT Seven, Apple REIT Six or Apple Hospitality Five or having hotels in some of the same markets as Apple REIT Seven, Apple REIT Six or Apple Hospitality Five may, at times, present a conflict of interest.

In addition, our other executive officers serve as officers of, and devote time to, Apple Hospitality Five, Apple REIT Six and Apple REIT Seven, and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Liquidity

Before this offering there has been no public market for the Units and initially we do not expect a market to develop for the common shares or the Series A preferred shares. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

We do not plan to cause the common shares or the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. We expect that within approximately seven years from the initial closing we will:

•	cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after seven years from the initial closing. In the event we merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle, there can be no assurance that such event will result in liquidity for the common shares.

There are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

Investment and Distribution Policy

We intend to seek to maximize shareholder value by acquiring hotels, apartment communities and other real estate for long-term ownership. We generally intend to acquire fee ownership of our properties. We will seek opportunities, through the direct ownership of our properties, that provide acceptable investment returns and growth in cash distributions to our shareholders. As a REIT, we are required to make dividend distributions to our shareholders. We intend to make monthly distributions commencing after the first full month following the closing of the minimum offering of 4,761,905 Units. While we will seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. While distributions from such sources would result in the shareholder receiving cash, the consequences to us and the shareholders would differ from a distribution out of our operating revenues. The payment of distributions from sources other than operating cash flow will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future. We will depreciate our fixed assets on a straight-line basis over their expected useful lives. These factors will cause a portion of the distribution to be treated as a return of capital for tax purposes.

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income including, cancellation of indebtedness and original issue discount income.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on the terms and for the consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidation distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Borrowing Policy

We generally intend to purchase our properties using cash and interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long-term debt secured by our properties. We expect borrowings to come from third-party, non-affiliated lenders.

After the initial closing of Units, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties. Management believes that the acquisition of a portfolio of properties early in our existence could provide us with greater ability to acquire properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset.

Compensation

Mr. Knight is our sole promoter. We do not pay a salary to Mr. Knight. However, Mr. Knight is currently the sole shareholder of Apple Eight Advisors and Apple Suites Realty, which are entitled to receive fees for services rendered by them to us. Mr. Knight will receive income due to his ownership of those entities. Our officers and directors and employees of entities such as Apple Eight Advisors and Apple Suites Realty may receive grants of options and/or restricted stock under our Incentive Plan or the Director’s Plan.

The compensation and reimbursements payable to Apple Eight Advisors and Apple Suites Realty are listed below. Except as indicated, we cannot determine the maximum dollar amount of this compensation and reimbursement.

Apple Eight Advisors is entitled to receive an annual asset management fee of between 0.1% and 0.25% of the amount raised in this offering plus reimbursement of certain expenses. The percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations (as defined below) to the amount raised in this offering. This ratio is referred to as the “return ratio.” Modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

The percentage used to determine the asset management fee will be:

•	0.1% if the return ratio for the preceding calendar quarter is 6% or less;

•	0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; or

•	0.25% if the return ratio for the preceding calendar quarter is more than 8%.

Assuming the minimum offering amount of $50,000,000 in Units is sold, the annual asset management fee would be:

•	$50,000 if the return ratio is 6% or less;

•	$75,000 if the return ratio is more than 6% but no more than 8%; or

•	$125,000 if the return ratio is more than 8%.

Assuming the maximum offering amount of $1,000,000,000 in Units is sold, the annual asset management fee would be:

•	$1,000,000 if the return ratio is 6% or less;

•	$1,500,000 if the return ratio is more than 6% but no more than 8%; or

•	$2,500,000 if the return ratio is more than 8%.

Apple Suites Realty will serve as the real estate advisor in connection with our purchases and sales of properties, and will receive fees from us of up to 2% of the gross purchase price including any debt assumed or incurred in acquiring the property and up to 2% of the gross sale price associated with property acquisitions or dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Apple Eight Advisors and Apple Suites Realty will not provide any other services to us.

Additional Share Option Plan

We expect that shareholders will be able to elect to reinvest any distributions from us in additional Units available in this offering, for as long as this offering continues. We refer to this option as the Additional Share Option. Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 3,000,000 Units offered through this prospectus will be purchased through shareholders’ reinvestment of distributions in Units pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

Unit Redemption Program

We may use proceeds received from the sale of Units pursuant to our Additional Share Option and our dividend reinvestment plan which we plan to implement following the conclusion of this offering to redeem your Units. We will not begin our Unit redemption program until the expiration of one year from the initial closing of our offering. After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to: (1) for redemptions made during the first three (3) years from the date of your purchase of the Units to be redeemed, 92% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first three (3) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed. In the case of redemption of Units following the death of a shareholder, the purchase price will equal 100% of the price paid by the deceased shareholder for the Units to be redeemed without regard to the date of purchase of the Units to be redeemed.

We reserve the right to determine the number of units redeemed under our Unit redemption program. The board of directors reserves the right in its sole discretion at any time and from time to time to:

•

waive the one-year holding period in the event of the death of a shareholder, a shareholder’s disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a shareholder’s IRA;

•	reject any request for redemption;

•	change the purchase price for redemptions; or

•	otherwise amend the terms of, suspend or terminate our Unit redemption program.

Redemption of Units, when requested, will be made quarterly. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under our Additional Share Option program or our dividend reinvestment plan we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to our Additional Share Option program or dividend reinvestment plan.

If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder’s IRA; and, finally, pro rata as to other redemption requests. The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the share redemption program at any time.

We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which Units are redeemed.

If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely. You will have no right to request redemption of your Units after the Units are listed on any securities exchange or quoted on any system or in any established market. If you redeem Units under the Unit redemption program you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

The Units we purchase under the Unit redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

RISK FACTORS

An investment in Units involves a number of risks. We urge you to carefully consider the following information describing the material risks inherent in investing in Units, together with the other information in this prospectus, before making a decision to purchase our Units

General Risk Factors

We have no operating history and we can give no assurance of success.

We do not have an operating history. We can give no assurance that we will operate successfully or achieve our objectives. We have no significant assets at this time. In addition, we have no employees and will be dependent upon Apple Eight Advisors and Apple Suites Realty. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Apple Eight Advisors and Apple Suites Realty.”

There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.

Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. If we were to fail to qualify as a REIT for any taxable year, and the relief provisions discussed under “Material Federal Income Tax Considerations” do not apply, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax. See “Federal Income Tax Considerations – Failure to Qualify as a REIT.”

We will not obtain a tax ruling on our REIT status or any other tax matters.

Our legal counsel, McGuireWoods LLP, has rendered to us an opinion to the effect that commencing with our first taxable year, we were organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT. However, the opinion of McGuireWoods LLP is not binding on the IRS. We have not requested and do not plan to request a ruling from the IRS that we qualify as a REIT (or concerning any other tax matter), and the legal opinion and statements in this prospectus are not binding on the IRS or any court. See “Federal Income Tax Considerations – General.”

There is no public market for our common shares, so investors may be unable to dispose of their investment.

Prospective shareholders should view the common shares, to be issued as part of each Unit sold, as illiquid and must be prepared to hold their common shares for an indefinite length of time. Before this offering, there has been no public market for our common shares, and initially we do not expect a market to develop. We have no current plans to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only at a later date at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void. See “Description of Capital Stock – Restrictions on Transfer,” and “Description of Capital Stock – Facilities for Transferring Common Shares.”

There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.

Prospective shareholders should view the Series A preferred shares as illiquid and must be prepared to hold those shares for as long as they hold the common shares to which each Series A preferred share relates. No public market for our Series A preferred shares will exist separate from any public market that may exist for our common shares. Each Series A preferred share will not trade separately from each common share to which it relates. Our Series A preferred shares will never trade separately from our common shares nor ever be listed on any securities exchange or quoted on any system or in any established market. Shareholders will be unable to resell their Series A preferred shares without selling the common shares to which they relate. See “Description of Capital Stock – Series A Preferred Shares.”

There is a “dilutive” effect to investors who purchase our Units at $11.00 rather than at the initial offering price of $10.50 per Unit.

Investors who purchase our Units at $10.50 receive a discounted price compared to investors who purchase after the minimum offering of Units has been achieved. Investors who purchase our Units at $11.00 experience “dilution” because the sale of some of our Units at $10.50 results in the average per Unit price being less than $11.00 per Unit. The Units are identical in terms of rights to distributions, voting and other rights, but the purchasers who acquire Units at $11.00 per Unit are paying a comparative premium over the $10.50 per Unit purchasers.

The Board of Directors may decide in its sole discretion to dissolve us.

We expect that within approximately seven years from the closing of the minimum offering of 4,761,905 Units we will:

•	cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

Any of these actions will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the seven-year period mentioned above.

If we liquidate all of our assets, the Series A preferred shares would have a priority distribution followed by a priority distribution to the Series B convertible preferred shares, on an as converted basis. In the event that the liquidation of our assets resulted in proceeds that exceeded the distribution rights of the Series A preferred shares and Series B convertible preferred shares, the remaining proceeds would be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

See “Investment Objectives and Policies – Sale Policies” and “Description of Capital Stock – Series B Convertible Preferred Shares.”

The compensation to Apple Eight Advisors and Apple Suites Realty Group is payable before distributions and, therefore, will tend to reduce the return on our shareholders’ investment.

We will pay to Apple Suites Realty a fee of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We will pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received plus reimbursement of certain expenses to Apple Eight Advisors. The payment of compensation to Apple Eight Advisors and Apple Suites Realty from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on our shareholders’ investments. In addition, this compensation is payable regardless of our profitability, and is payable prior to distributions and without regard to whether we have sufficient cash for distributions. See “Compensation.”

There were no arms-length negotiations for our agreements with Apple Eight Advisors and Apple Suites Realty and the terms of those agreements may be more favorable to those entities and more to our detriment than had the negotiations been arms-length with third parties.

Apple Eight Advisors and Apple Suites Realty will receive substantial compensation from us in exchange for management/investment and brokerage services they have agreed to render to us. This compensation has been established without the benefits of arms-length negotiation. The terms of those agreements may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties. Apple Eight Advisors will supervise and arrange for the day-to-day management of our operations and will assist us in maintaining a continuing and suitable property investment program. Apple Suites Realty will act as a real estate broker in connection with our purchase and sales of properties. See “Compensation” and “Conflicts of Interests – Conflicts with Respect to Fees Paid by us to Apple Eight Advisors and Apple Suites Realty.”

Neither Apple Eight Advisors nor Apple Suites Realty currently has employees.

Instead of retaining their own employees, each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight our chairman, chief executive officer and president. See “Apple Eight Advisors and Apple Suites Realty – General.”

Commissions, acquisition, advisory and other fees and expenses will limit our ability to make distributions to investors because they will reduce our net proceeds and distributions available to shareholders.

The investment return to our shareholders likely will be less than could be obtained by a shareholder’s direct acquisition and ownership of the same properties. We will pay to David Lerner Associates substantial fees to sell our Units, which will reduce the net proceeds available for investment in properties. These fees include selling commissions on all sales made, including shares sold through the Additional Share Option, in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11 per Unit. We will also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11 per Unit. The maximum selling commission payable to David Lerner Associates is $75,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $25,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates as we issue Units to purchasers.

We will pay to Apple Suites Realty substantial acquisition fees to acquire properties, which will reduce the net proceeds available for investment in properties. In addition, we will pay to Apple Eight Advisors substantial advisory and related compensation, which will reduce cash available for distribution to shareholders. Since these commissions and fees will reduce the gross proceeds of the offering available for investment in properties, the revenues we obtain may be reduced compared to the revenues we might have achieved in the absence of these fees.

See “Compensation.”

The compensation to Apple Eight Advisors and Apple Suites Realty is indeterminable and cannot be stated with certainty.

Apple Suites Realty and Apple Eight Advisors will receive compensation for services rendered by them to us that cannot be determined with certainty. Apple Eight Advisors will receive an asset management fee that may range from $50,000 to $2,500,000 per year. The asset management fee will be based upon the ratio of our modified funds from operations to the amount raised in this offering. Apple Suites Realty will receive a commission for each property purchased or sold based upon the gross purchase price of the properties we purchase. The total compensation to Apple Suites Realty is therefore dependent upon (1) the number of properties we purchase or sell and (2) the gross purchase or sale price of each property purchased or sold. Because the commission payable to Apple Suites Realty is determined by the gross purchase price of each property purchased, Apple Suites Realty may encourage us to purchase highly-leveraged properties in order to maximize those commissions. In addition, Apple Eight Advisors will be reimbursed for certain of their costs incurred on our behalf and are entitled to compensation for other services and property we may request that they provide to us. The dollar amount of the cost and the compensation cannot now be determined. The real estate commissions payable to Apple Suites Realty equal 2% of the gross purchase price of the properties acquired. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, we estimate that the amount of these real estate commissions would be $34.8 million. See “Compensation” and “Apple Eight Advisors and Apple Suites Realty – The Advisory Agreement” and “ – Apple Suites Realty.”

There are conflicts of interest with our president and chairman of the board because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.

Generally, conflicts of interest between Glade M. Knight and us arise because he is the sole shareholder, sole director and president of Apple Eight Advisors and Apple Suites Realty. These companies will enter into contracts with us to provide us with asset management, property acquisition and disposition services. Mr. Knight will not receive a salary from us but will receive benefit from fees paid to Apple Eight Advisors and Apple Suites Realty.

In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs that may compete with us. Currently, Mr. Knight is the chairman, chief executive officer and president of Apple REIT Seven, Apple REIT Six and Apple Hospitality Five, and was the chairman and chief executive officer of Apple Hospitality Two, which are real estate investment trusts. Mr. Knight has economic interests in these other transactions or programs by virtue of his positions in those companies. Mr. Knight is also a minority shareholder in Apple REIT Seven, Apple REIT Six and Apple Hospitality Five. In addition, Mr. Knight is a trustee and shareholder of Colonial Properties Trust.

Our other executive officers could also have conflicts of interest because they serve as executive officers of other companies, including Apple REIT Seven, Apple REIT Six and Apple Hospitality Five, and they may serve as officers of other companies organized in the future. None of our executive officers is required to devote any minimum amount of time and attention to us as opposed to any of these other companies. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services to us, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

Under our articles of incorporation and bylaws, we will indemnify our directors and officers, such as Mr. Knight, from any liability and related expenses incurred in dealing with us or our shareholders, except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law committed by our directors or officers.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, chairman, chief executive officer and president. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

See “Conflicts of Interest.”

There may be conflicts because of interlocking boards of directors with affiliated companies.

Glade M. Knight, Glenn W. Bunting, Kent W. Colton, Michael S. Waters and Robert M. Wily will serve as directors on our board and concurrently serve as directors for Apple REIT Seven, Apple REIT Six and/or Apple Hospitality Five. Mr. Knight is chairman, chief executive officer and president of Apple REIT Seven, Apple REIT Six and Apple Hospitality Five and was chairman and chief executive officer of Apple Hospitality Two. There may be instances where our hotels are in the same markets as hotels owned by Apple REIT Seven, Apple REIT Six or Apple Hospitality Five. See “Conflicts of Interest – Interlocking Boards of Directors.”

There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.

We will pay Apple Suites Realty an acquisition commission in connection with each acquisition of a property and a disposition commission in connection with property dispositions. As a consequence, Apple Suites Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a commission. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions. In addition, because Apple Eight Advisors will receive a fee which is a percentage of the total consideration we receive from the sale of Units, it could have an incentive to see that sales of Units are closed as rapidly as possible.

In addition, under the terms of the advisory agreement, we have agreed to indemnify Apple Eight Advisors if:

•

our directors have determined in good faith that the course of conduct which caused the liability or loss was undertaken in good faith within what the advisor reasonably believed to be the scope of its employment or authority and for a purpose which it reasonably believed to be in our best interests;

•

our directors have determined in good faith that the liability or loss was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law on the part of the advisor; and

•	the indemnified amount is recoverable only out of our assets and not from the shareholders.

See “Conflicts of Interest – Transactions With Affiliates and Related Parties.”

Our management will spend time on other activities with other entities that may compete with us.

Glade M. Knight, the sole executive officer and director of Apple Eight Advisors and Apple Suites Realty, also serves as an officer and/or director of entities that engage in the ownership of hotels, apartment communities and other properties. These entities are Colonial Properties Trust, Apple REIT Seven, Apple REIT Six and Apple Hospitality Five. These entities share similar investment objectives and policies and may compete for properties against us. Because Mr. Knight is required to spend time on other activities, there may be instances when he may not be able to assist us with certain matters and, as a result, we may be negatively impacted.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Mr. Knight (including Apple Hospitality Five, Apple REIT Six and Apple REIT Seven), and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other executive officers is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Apple REIT Seven, in particular, has investment objectives and policies which are substantially the same as our investment objectives and policies. Moreover, it is currently expected that the types of assets we will acquire will be substantially similar to the types of assets previously acquired by Apple REIT Seven. Thus, the conflicts of interest experienced by Mr. Knight and our other executive officers in allocating management time and efforts between us and Apple REIT Seven may be particularly acute. However, the similarity between us and Apple REIT Seven, and the conflicts of interest in allocating time and efforts between us and Apple REIT Seven are in addition to conflicts of interest that Mr. Knight and such executive officers have or may in the future have with respect to other companies, including Apple REIT Six, Apple Hospitality Five, and future entities that may be organized.

Mr. Knight may form additional REITs, limited partnerships and other entities, and such companies may engage in activities similar to ours. Companies organized by Mr. Knight in the future could have fees and other benefits payable to him (or to companies owned by him) which are more favorable than the fees and benefits payable by us to him (or to companies owned by him). The effect of this could be that Mr. Knight would spend more time on the activities of these other companies than on our activities, and/or prefer one or more of these companies to us with respect to actions such as the sale of properties.

See “Conflicts of Interest – Competition Between Us and Mr. Knight and Other Companies Organized by Mr. Knight.”

Apple Eight Advisors may terminate the advisory agreement, which would require us to find a new advisor.

Our management advisor, Apple Eight Advisors, may terminate the advisory agreement entered into with us upon 60-days written notice. We do not have any employees. Apple Eight Advisors will provide us with supervisory and day-to-day management services and will assist us in maintaining a continuing and suitable property investment program. If Apple Eight Advisors were to terminate the advisory agreement, we would need to find another advisor to provide us with these services or hire employees to provide these services directly to us. There can be no assurance that we would be able to find another advisor or hire employees to provide us these services or that we could enter into an advisory agreement with a new advisor on terms as favorable to us. See “Apple Eight Advisors and Apple Suites Realty – The Advisory Agreement.”

There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares.

Glade M. Knight, who is our chairman, chief executive officer and president, holds 240,000 Series B convertible preferred shares that are convertible into common shares, as described under “Principal and Management Shareholders”. The Series B convertible preferred shares are convertible into common shares upon the occurrence of either of the following events:

•

substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on a national exchange or quotation system or in any established market.

The number of common shares into which the Series B convertible preferred shares are convertible depends on the gross proceeds of the offering. The conversion ratio as a result of this offering is approximately .92-to-one for gross proceeds of $50 million. The conversion ratio increases to approximately 24.17-to-one for gross proceeds of $1 billion. The conversion of Series B convertible preferred shares into common shares will result in dilution of the shareholders’ interests. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. The following chart shows the number of units into which the 240,000 Series B convertible preferred shares may convert based on the number of Units we sell in this offering:

Amount of Proceeds Raised in the Offering	Units Sold	Number of Units into which 240,000 Series B convertible preferred shares convert	Percentage of Units owned
$ 50,000,000	4,761,905	221,571	4.45%
$ 500,000,000	45,670,996	2,907,417	5.98%
$1,000,000,000	91,125,541	5,801,050	5.98%

Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. The conversion rate for all additional public offerings will be calculated by the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds raised in a subsequent public offering through the date of conversion rounded down to the nearest 50 million.

Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether we terminate the advisory agreement or allow it to expire without renewal, whether we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders’ interests. The Series B convertible preferred shares also enjoy a liquidation preference upon our liquidation, as described under “Principal and Management Shareholders.” Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would be convertible according to the formula described under “Principal and Management Shareholders.”

See “Compensation – Series B Convertible Preferred Shares.”

The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares. The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following events:

•

substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

Mr. Knight is our chairman of the board, chief executive officer and president. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer and president, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight as a board member and as our chief executive officer and president can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expires without renewal, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. If the maximum offering is achieved, for the consideration of $24,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $63 million upon conversion. If the minimum offering is achieved, upon liquidation and after our Series A preferred shareholders have been paid their liquidation preference, Mr. Knight could receive in excess of $2.4 million. Upon the conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and have no liquidation preference. The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon conversion of the Series B convertible preferred shares, there will be dilution of the common shares.

See “Compensation – Series B Convertible Preferred Shares.”

The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.

Glade M. Knight, who is our chairman, chief executive officer and president, holds all of the outstanding 240,000 Series B convertible preferred shares which have a liquidation preference upon our liquidation, as described under “Principal and Management Shareholders.” Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described under “Principal and Management Shareholders.”

Although the liquidation preference of the Series A preferred shares has priority over the liquidation preference of the Series B convertible preferred shares, Mr. Knight can effectively eliminate that priority by influencing whether substantially all of our assets, stock or business is transferred or influencing whether our common shares are listed or quoted, resulting in the conversion of the Series B convertible preferred shares into Units. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of Units outstanding following the conversion, depending on the conversion ratio applicable to the Series B convertible preferred shares, in exchange for an aggregate payment of $24,000.

See “Compensation – Series B Convertible Preferred Shares” and “Principal and Management Shareholders.”

We own no properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us. This offering is a “blind pool” offering.

We have not committed to purchasing any specific properties with the proceeds of this offering as of the date of this prospectus. This offering is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties. We will use the proceeds of this offering to acquire unspecified properties and the investors will be unable to review the terms of the purchase, financing and management of these properties before we enter into these arrangements. However, when at any time during the offering period we believe that there is a reasonable probability that any specific property will be acquired, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. A prospective shareholder will only be able to evaluate information as to properties that are disclosed in a prospectus supplement issued before the prospective shareholder makes its investment. See “Business” and “Investment Objectives and Policies.”

If we lose Mr. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer.

Our future success depends to a significant degree on the skills, experience and efforts of Glade M. Knight, our chairman, chief executive officer and president. We do not carry key-man life insurance on Mr. Knight or any other executive officer. The loss of the services of Mr. Knight or the inability to retain the talent required for our businesses would negatively impact our ability to acquire suitable properties and could cause our future operating results to suffer.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Mr. Knight (including Apple Hospitality Five, Apple REIT Six and Apple REIT Seven) and they may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. None of these persons is required to devote any minimum amount of time and attention to us as opposed to the other companies. Although Mr. Knight believes that, collectively, he and our other executive officers will have sufficient time to provide management and other services both to us and to the other companies Mr. Knight has organized, or may in the future, organize, there can be no assurance that such persons will have sufficient time. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

See “Conflicts of Interest.”

We are not diversified and will be dependent on our investment in only a few industries.

Our current strategy is to acquire interests primarily in hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States. As a result, we will be subject to the risks inherent in investing in only a few industries. A downturn in the hotel or apartment community industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments. See “Investment Objectives and Policies.”

There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.

If we sell only the minimum offering amount, after paying estimated offering costs and expenses, we will be funded with contributions of approximately $44,250,000 for investment in properties. Our profitability could be affected if we do not sell more than the minimum offering. In the event we sell only the minimum offering of 4,761,905 Units, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the Units sold will be reduced as a result of allocating our expenses among the smaller number of Units. While we cannot say with certainty how many properties we would purchase if we do not sell more than the minimum offering, we would hope to purchase a minimum of two properties. Except by the amount of proceeds raised in this offering, we are not limited in the number or the size of any properties we may purchase. Neither are we limited in the percentage of the proceeds we may invest on any single property. See “Investment Objectives and Policies.”

Since this is a “best-efforts” offering of Units, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

This is a “best-efforts,” as opposed to a “firm commitment” offering of Units. This means that the managing dealer (David Lerner Associates) is not obligated to purchase any Units, but has only agreed to use its “best efforts” to sell Units to investors. So long as the minimum of 4,761,905 Units (representing $50 million in gross proceeds) is sold no later than one year after the date of this prospectus, these proceeds may be released from escrow to us and used by us for acquisitions, operations and the other purposes described generally in this prospectus. There is no requirement that any Units above the minimum offering amount be sold, and there is no assurance that any Units above the minimum offering amount will be sold. Thus, aggregate gross proceeds from the offering made by this prospectus could be as low as $50 million. In such event, we estimate that less than $43 million would be available for investment in properties after the payment of offering and organizational fees and expenses and the establishment of a working capital reserve. This relatively small amount of net offering proceeds available for investment would limit flexibility in implementation of our business plans and result in minimal, if any, diversification in property ownership.

As a general matter, at any point during the offering of our Units after the minimum offering is sold, there can be no assurance that more Units will be sold than have already been sold. Accordingly, investors purchasing Units should not assume that the number of Units sold, or gross offering proceeds received, by us will be greater than the number of Units sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount.

See “Plan of Distribution” and “Use of Proceeds.”

There may be delays in investment in real property, and this delay may decrease the return to shareholders.

We may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and most likely will be less than the return obtainable from real property or other investments. See “Plan of Distribution” and “Use of Proceeds.”

The actual amount of proceeds available for investment in properties is uncertain and we cannot guarantee that investors will receive a specific return on their investment.

Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected working capital or contingency reserve to cover unexpected environmental liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties. See “Use of Proceeds.”

Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.

Subject to the limitations in our bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. Our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The bylaws also will prohibit us from allowing total borrowing to exceed 50% of the fair market value of our assets. However, our bylaws allow us to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. See “Investment Objectives and Policies – Borrowing Policies.”

Our loans may be secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure.

Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan. If a loan is secured by a mortgage on a single property, we could lose that property through foreclosure if we default on that loan. In addition, if we default under a loan, it is possible that we could become involved in litigation related to matters concerning the loan, and such litigation could result in significant costs to us which could affect distributions to shareholders or lower our working capital reserves or our overall value. See “Investment Objectives and Policies – Borrowing Policies.”

The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.

If we listed our Units on a national securities exchange, the Unit price might drop below our shareholder’s original investment. Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. See “Plan of Distribution.”

We may be unable to make distributions to our shareholders.

If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. We are subject to all operating risks common to hotels. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local, regional and national hotel markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. We also are subject to all operating risks common to apartment communities. While we intend to make monthly distributions to shareholders, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future. Also, while management may establish goals as to particular rates of distribution or have an intention to make distributions at a particular rate, there can be no assurance that such goals or intentions will be realized.

While we continue to seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. While distributions from such sources would result in the shareholder receiving cash, the consequences to us would differ from a distribution out of our operating revenues. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of Units are distributed, those proceeds would not then be available for other uses (such as property acquisitions or improvements).

See “Distributions Policy.”

Our distributions to our shareholders may not be sourced from operating cash flow but from offering proceeds or indebtedness and this will decrease our distributions in the future.

The Company intends to make distributions monthly following the closing of the minimum offering. As a result, we may be more likely to have a return of capital as a part of distributions to shareholders early in our operations. This is because as proceeds are raised in the offering, it is not always possible immediately to invest them in real estate properties that generate our desired return on investment. There may be a “lag” or delay between the raising of offering proceeds and their investment in real estate properties. Persons who acquire Units relatively early in our offering, as compared with later investors, may receive a greater return of offering proceeds as part of the earlier distributions. If investors receive different amounts of returns of offering proceeds as distributions based upon when they acquire Units, the investors will experience different rates of return on their invested capital and some investors may have less net cash per Unit invested after distributions than other investors. Further, offering proceeds that are returned to investors as part of distributions to them will not be available for investments in properties. The payment of distributions from sources other than operating cash flow will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future. See “Plan of Distribution.”

Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved.

Until the minimum offering of 4,761,905 Units is achieved, investors will not receive their Units. If at least 4,761,905 Units have not been sold within one year after the date of this prospectus, we will terminate this offering of Units. If the minimum offering is sold within one year, investors will receive their Units plus interest on their subscription monies at the time of closing. If the offering is terminated, investors will have their money promptly refunded with interest. See “Plan of Distribution.”

Our real estate investments will be relatively illiquid and may adversely affect returns to our shareholders.

Real estate investments are, in general, relatively difficult to sell. This illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders. See “Business – Business Strategies.”

We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.

Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. Although the board of directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholders’ approval that it is in the best interests of the shareholders to cease all investments in hotels and apartment communities, to make investments primarily in other types of assets or to dissolve the business. Further, our board may in its sole discretion determine the amount and nature of our aggregate debt. See “Investment Objectives and Policies – Changes in Objectives and Policies.”

Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.

The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares and, therefore, additional Series A preferred shares, or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, to persons from whom we purchase property, as part or all of the purchase price of the property, or to Apple Eight Advisors or Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the shares shall be deemed their value.

We have adopted two stock incentive plans for the benefit of our directors and a limited number of our employees, if any. The effect of the exercise of those options could be to dilute the value of the shareholders’ investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors.

See “Description of Capital Stock – Series B Convertible Preferred Shares” and “ – Preferred Shares.”

You will be limited in your ability to sell your Units pursuant to the Unit redemption program.

Even though after you have held your Units for at least one year our Unit redemption program may provide you with the opportunity to redeem your Units (for a purchase price equal to: (1) for redemptions made during the first three (3) years from the date of your purchase of the Units to be redeemed, 92% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first three (3) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed), you should be fully aware that our Unit redemption program will contain certain restrictions and limitations. Redemption of Units, when requested, will be made quarterly. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under our Additional Share Option program or our dividend reinvestment plan we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our share redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to our Additional Share Option program or dividend reinvestment plan. If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder’s IRA; and, finally, pro rata as to redemptions to other redemption requests.

The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the Unit redemption program at any time. If your redemption request is granted, you will receive the pro-rata redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely. We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which units are redeemed. We will notify all unit holders by letter of the nature of any change to the Unit redemption program. In making a decision to purchase Units, you should not assume that you will be able to sell any of your Units back to us pursuant to our Unit redemption program. In addition, if you redeem Units under the Unit redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

See “Description of Capital Stock – Unit Redemption Program.”

Under our articles of incorporation and the advisory agreement, our directors, officers, the advisor and other persons will be liable only for certain types of misconduct, and we may be required to indemnify these persons against losses in various circumstances.

Our articles of incorporation provide that our directors and officers will have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct, bad faith, reckless disregard of duties or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Eight Advisors will have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. The articles of incorporation and the advisory agreement, respectively, provide that we will indemnify any present or former director, officer, employee or agent, and Apple Eight Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent, or Apple Eight Advisors, was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or the best interests of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and associated costs, including attorneys’ fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Units unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the person claiming indemnification; or

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the person claiming indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against a person claiming indemnification.

To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or on behalf of Apple Eight Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders’ litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, officer, employee, Apple Eight Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability that would be imposed upon the directors, officers, employees, Apple Eight Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.

See “Summary of Organizational Documents – Responsibility of Board of Directors, Apple Eight Advisors, Officers and Employees.”

Our articles and bylaws contain antitakeover provisions and ownership limits, which may impede attempts to acquire control of us and our shareholders’ ability to change our management.

Our bylaws contain restrictions on stock ownership that may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders’ ability to change our management.

In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities during the last half of each taxable year. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis. As a result, without our board’s approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party’s ability to acquire control of us.

Our articles of incorporation authorize the board to issue up to 15,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares and Series B convertible preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if a change were in our shareholders’ best interest.

We also have a staggered board. This means that all of our directors are not elected on an annual basis but are elected for three year terms with only a portion of the directors being elected annually. Having a staggered board makes it difficult for shareholders to effectuate a change in control because more than one annual meeting of shareholders may be necessary to replace a majority of the members of the board.

Under our bylaws, the number of our directors can be as few as three or as many as 15, as determined by our board. Thus, our board may increase the number of directors and, under our bylaws, the newly-created directorships resulting from an increase in the size of the board may be filled by the existing directors. As a result, if faced with an attempt to take control of our board, our directors could increase the size of the board and install directors opposed to the takeover attempt. Similarly, the directors could install additional directors to oppose directors elected by shareholders seeking to change our management policies, objectives or other matters.

Our bylaws also require that a shareholder who desires to nominate a candidate for election to the board of directors, or to raise new or additional business at an annual or special meeting of shareholders, comply with a number of procedural conditions and requirements described in the bylaws. These conditions and requirements could as a practical matter make it more difficult for a shareholder to nominate a candidate for election to the board or to raise business matters at a meeting of shareholders.

There are also some provisions in Virginia law, as discussed below, that can have the effect of delaying, deferring or preventing a change in control of a Virginia corporation such as us. These provisions may make it more difficult for other persons, without the approval of our board, to make a tender offer for or otherwise acquire substantial amounts of our shares or to launch other takeover attempts that a shareholder might consider to be in the shareholder’s best interest. Although Virginia corporations can opt out of the application of these provisions of law, we have not done so. Thus, these provisions in the law will apply to us, although our bylaw limitation on share ownership will tend to be more restrictive than the statutory provisions.

Generally, our articles of organization and bylaws, including the provisions discussed above, can only be amended by the affirmative vote of the holders of a majority of the outstanding common shares.

See “Summary of Organizational Documents – Anti-Takeover Provisions.”

Virginia antitakeover statutes may also impede or prevent attempts to acquire control of us.

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Stock Corporation Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with that Interested Shareholder unless approved by the affirmative vote of the holders of at least two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of at least two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions will not apply to the corporation. We have not adopted such an amendment.

The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares (our articles of incorporation and bylaws do not have this sort of provision). The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations.

Both the “Affiliated Transactions” and “control share acquisitions” provisions of Virginia corporate law may delay, impede or prevent attempts to acquire control of us (including attempts to acquire control of us to change management personnel, policies or objectives) including attempts which are (or which are perceived to be) in the best interests of our shareholders. The provisions of Virginia corporate law will apply to us in addition to the provisions in our bylaws potentially affecting takeover attempts and attempts to change our management.

We may become subject to environmental liabilities, which may decrease profitability and shareholders’ return.

Although we will subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

•

Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

•	Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

•	Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

See “Business – Environmental Matters.”

We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.

Our properties will be required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected. See “Business – Americans With Disabilities Act.”

We will depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay.

Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms. In addition, because much of our income will come from rentals of real property, our income and funds available for distribution to our shareholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and might incur substantial legal costs. See “Business – Business Strategies.”

We may invest in joint ventures, which could adversely affect our ability to control decisions and increase our costs or liability.

We may co-invest in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in, or sharing responsibility for, managing the affairs of a property, partnership, joint venture or other entity. In that event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present when a third party is not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also lead to impasses, for example, as to whether to sell a property, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our day-to-day business. Consequently, actions by or disputes with partners or co-venturers may subject properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers which may exceed our investment in a particular partnership or joint venture. See “Investment Objectives and Policies – Investments in Real Estate or Interests in Real Estate.”

Hotel Risk Factors

We will be subject to the risks of hotel operations.

One of our primary areas of investment will be hotels. Our hotels will be subject to all of the risks common to the hotel industry. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include:

•	increases in supply of hotel rooms that exceed increases in demand;

•	increases in energy costs and other travel expenses that reduce business and leisure travel;

•	reduced business and leisure travel due to continued geo-political uncertainty, including terrorism;

•	adverse effects of declines in general and local economic activity;

•	adverse effects of a downturn in the hotel industry; and

•	risks generally associated with the ownership of hotels and real estate, as discussed below.

Possible lack of diversification increases the risk of investment.

There is no limit on the number of properties of a particular hotel brand which we may acquire. The board will review our properties and investments in terms of geographic and hotel brand diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

We do not have control over market and business conditions.

Changes in general or local economic or market conditions, increased costs of energy, increased costs of insurance, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of a hotel chain to fulfill any obligations to operators of its hotel business, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings as required by the franchise or lease agreement and other factors beyond our control may reduce the value of properties that we may own in the future and cash available to make distributions to our shareholders may be reduced.

Adverse trends in the hotel industry may impact our properties.

The success of our properties will depend largely on the property operators’ ability to adapt to dominant trends in the hotel industry as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to our shareholders.

An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we acquire.

As part of the effects of an economic downturn, the lodging industry could experience a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the lodging industry, the hotels we acquire may experience declines in occupancy and average daily rates due to the decline in travel. Any kind of terrorist activity within the United States, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could lessen travel by the public, which could have a negative effect on any of our hotel operations. Any terrorist act directly against or affecting any of our properties would also negatively affect our operations. Our property insurance will typically cover losses for property damage to our properties if there are terrorist attacks against our properties. However, we will not be insured for losses arising from terrorist attacks against other properties or against modes of public transportation (such as airlines, trains or buses), even though such terrorist attacks may curtail travel generally and negatively affect our hotel operations.

Aggressive cost containment and a significant slowdown in the construction of new hotels could occur. In addition, continued U.S. military operations in Iraq or other significant military or possible terrorist activity could have additional adverse effects on the economy, including the travel and lodging industry. It is possible that these factors could have a material adverse effect on the value of the assets we acquire. Any hotels we acquire and the business of the managers with which we contract, may be affected, including hotel occupancy and revenues and, as a result, the revenues for the hotels we acquire may be at reduced levels to the extent that rents and other revenues received by us are calculated as a percentage of hotel revenues. Additionally, if the managers with which we contract default in their obligations to us, our revenues and cash flows may decline or be at reduced levels for extended periods. Operating with reduced revenues would have a negative impact on our cash available for distributions to shareholders.

We may not have control over properties under construction.

We intend to acquire sites under development, as well as sites which have existing properties, including properties which require renovation. If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables.

The hotel industry is seasonal.

The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in results of operations of properties leased to subsidiaries. Quarterly financial results may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may need to enter into short-term borrowing in certain periods in order to offset these fluctuations in revenues and to make distributions to our shareholders.

There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.

Apple Eight Hospitality Management, Inc., our wholly-owned taxable REIT subsidiary (or another subsidiary), will operate all of our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict Apple Eight Hospitality Management’s ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or Apple Eight Hospitality Management, as franchisee, to incur significant expenses or capital expenditures. Action or inaction on our part or by Apple Eight Hospitality Management could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

We will face competition in the hotel industry, which may limit our profitability and return to our shareholders.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other hotel real estate investment trusts and real estate entities.

See “Business – Business Strategies – Hotels.”

Apartment Community Risk Factors

We will be subject to the risks presented by owning apartments.

Risks associated with general national and local economic and market trends relating to apartment communities may adversely affect our ability to achieve anticipated yields and could prevent us from making expedient distributions to shareholders. These risks include:

•	delays in finding suitable properties to acquire;

•	acquisition opportunities may be abandoned, requiring us to write off significant related costs;

•	inability to increase rents to offset increased renovation or other costs;

•	occupancy and lease-up rates and rents at newly acquired communities may fluctuate depending on various factors and may not be sufficient to make the community profitable;

•	perceptions by prospective residents of the safety, convenience and attractiveness of the community;

•	availability of adequate management, maintenance and insurance;

•	increased operating costs, including real estate taxes and utilities;

•	increases in unemployment and a decline in household formation;

•	governmental limitations on our ability to increase rent to offset increased operating expenses due to inflation and other factors;

•	increases in competition in the residential housing market; and

•	risks generally associated with the ownership of apartments as discussed below.

Possible lack of diversification increases the risk of investment.

There is no limit on the number of properties in a particular area which we may acquire. The board will review our properties and investments in terms of geographic diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

We do not have control over market and business conditions.

Changes in general or local economic or market conditions, increased costs of energy, increased costs of insurance, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings to meet demand and other factors beyond our control may reduce the value of properties that we may own in the future.

Adverse trends in the apartment markets may impact our properties.

The success of our properties will depend largely on the property operators’ ability to adapt to dominant trends in the apartment industry as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer living patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of our apartments in the markets may affect our income.

An economic downturn could adversely affect the apartment industry and may affect operations for the apartments we acquire.

As part of the effects of an economic downturn, the apartment industry could experience a significant decline in business caused by a reduction in overall renters. Consistent with the rest of the apartment industry, the apartments we acquire may experience declines in occupancy and rate due to this decline.

We may not have control over properties under construction.

We intend to acquire sites under development, as well as sites which have existing properties, including properties which require renovation. If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables.

See “Business – Business Strategies – Apartment Communities.”

Additional Ventures Risk Factors

We have not currently identified the additional ventures that we may purchase. Real estate we acquire may include but will not be limited to parking garages, self-storage facilities, restaurants and retail and office properties.

The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.

We may use a limited portion of the offering proceeds to purchase types of real estate that we have not yet identified. There are inherent risks affecting value in investing in real estate. These general factors include, among other things:

•	national, regional and local economic conditions;

•	the consequences of any armed conflict involving, or terrorist attack occurring within, the United States;

•	our ability to secure adequate insurance;

•	local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

•	competition from other available space;

•	whether tenants consider a property attractive;

•	the financial condition of our tenants, including the extent of tenant defaults;

•	whether we are able to pass some or all of any increased operating costs we experience through to tenants;

•	increases in interest rates;

•	increases in real estate taxes and other expenses;

•	decreases in market rental rates;

•	the timing and costs associated with property improvements and rentals;

•	changes in taxation or zoning laws;

•	changes in government regulations;

•	availability of financing on acceptable terms or at all; and

•	potential liability under environmental or other laws or regulations.

See “Business – Business Strategies – Other Real Estate.”

Although we have not identified any of the specific types of opportunities, the general risks from above and the following narrative of specific risks describe risk we could expect under any of the property types which could negatively impact value.

The rents we receive and the occupancy levels at the properties we acquire may decline as a result of adverse changes in any of these factors. If the rental revenue from the properties we acquire declines, we generally would expect to have less cash available to distribute to our shareholders. In addition, some of the major expenses we may incur, including payments like mortgage payments, real estate taxes and maintenance costs, generally do not decline when the related rents decline. If rent from the properties we acquire declines while costs remain the same, our income and funds available for distribution to our shareholders would decline.

USE OF PROCEEDS

We intend to invest the net proceeds of this offering in equity ownership interests in hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit or commercial paper. The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the Units, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Eight Advisors or Apple Suites Realty to us immediately upon our demand.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, our chairman, chief executive officer and president, has guaranteed repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing the guarantee. We would expect to repay this debt with proceeds from the sale of Units.

As indicated below, we expect that once the minimum offering of 4,761,905 Units is completed, 85.78% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses or the acquisition fees are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If we only receive the proceeds from the minimum offering, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering of 91,125,541 Units.

The following table reflects the intended application of the proceeds from the sale of the Units.

	Minimum Offering		Maximum Offering
	Gross Amount	% of Proceeds	Gross Amount	% of Proceeds
Gross Proceeds (1)	$50,000,000	100.00%	$1,000,000,000	100.00%
Less Offering Expenses (2)	750,000	1.50%	5,000,000	0.50%
Selling Commissions (3)	3,750,000	7.50%	75,000,000	7.50%
Marketing Expense Allowance (3)	1,250,000	2.50%	25,000,000	2.50%
Net Proceeds after Offering Costs	44,250,000	88.50%	895,000,000	89.50%
Less Acquisition Fees (4)	858,000	1.72%	17,352,000	1.74%
Less Acquisition Expenses (5)	250,000	0.50%	5,000,000	0.50%
Proceeds Available for Investment and Working Capital	43,142,000	86.28%	872,648,000	87.26%
Less Working Capital Reserve (6)	250,000	0.50%	5,000,000	0.50%
Net Amount Available for Investment in Properties (7)	42,892,000	85.78%	867,648,000	86.76%

(1)	The Units are being offered on a “best-efforts” basis.

(2)

These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, such as filing and registration fees, legal, accounting and financial printing fees, and an expense reserve. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase. However, the longer our offering continues, the more likely it is that we will incur increased printing, legal and accounting costs. This is because the longer the offering continues, the more prospectus supplements and post-effective amendments to our registration statement will have to be prepared by us. There will be an additional incremental printing, legal and accounting cost each time we prepare and (as applicable) file a prospectus supplement or post-effective amendment to our registration statement.

(3)	Payable to David Lerner Associates.

(4)

These amounts include our estimate of real estate commissions payable to Apple Suites Realty in an amount equal to 2% of the gross purchase price of each property acquired. These amounts assume that we acquire our properties without debt. These amounts would be higher if we acquire properties with debt. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $34.8 million.

(5)

These amounts include our estimate of acquisition expenses such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses incurred on our behalf in connection with property acquisitions.

(6)

Until used for operating expenses, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.

(7)	We expect the investment properties to be hotels, residential apartment communities and other income-producing real estate located in metropolitan areas throughout the United States.

COMPENSATION

The table below describes all the compensation, fees, reimbursement and other benefits which we will pay to, or which may be realized by, Apple Eight Advisors, Apple Suites Realty and Mr. Glade M. Knight. Currently, Mr. Knight is the sole shareholder of Apple Eight Advisors and Apple Suites Realty. As sole shareholder of Apple Eight Advisors and Apple Suites Realty, Mr. Knight will receive income from Apple Eight Advisors and Apple Suites Realty. We also show compensation payable to David Lerner Associates, Inc. David Lerner Associates is not related to, nor an affiliate of, either Apple Eight Advisors or Apple Suites Realty.

We will pay David Lerner Associates selling commissions equal to 7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. If the minimum offering of $50,000,000 is sold, the selling commissions would be $3,750,000 and the marketing expense allowance would be $1,250,000. If the maximum offering of $1,000,000,000 is sold, the selling commissions would be $75,000,000 and the marketing expense allowance would be $25,000,000.

Person Receiving Compensation	Type of Compensation	Amount of Compensation

Offering Phase

David Lerner Associates	Selling Commissions and Marketing Allowance	7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. If the minimum offering of $50,000,000 is sold, the selling commissions would be $3,750,000 and the marketing expense allowance would be $1,250,000. If the maximum offering of $1,000,000,000 is sold, the selling commissions would be $75,000,000 and the marketing expense allowance would be $25,000,000.

Acquisition Phase

Apple Suites Realty	Commission for acquiring our properties and real estate acquisition expenses	2% of the gross purchase price of the properties purchased by us – estimated at $858,000 if the minimum offering is sold (assuming no debt is incurred) and at $17.4 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $34.8 million. In addition, typical real estate acquisition expenses are estimated to be $250,000 if the minimum offering is sold and $5,000,000 if the maximum offering is sold.

Operational Phase

Apple Eight Advisors	Asset management fee for managing our day-to-day operations	Annual fee payable quarterly based upon a ratio of our modified funds from operations to the amount raised in this offering ranging from 0.1% to 0.25% of the amount raised in this offering – a maximum of $125,000 per year if the minimum offering is sold; a maximum of $2,500,000 per year if the maximum offering is sold.

Person Receiving Compensation	Type of Compensation	Amount of Compensation

Apple Eight Advisors and Apple Suites Realty	Reimbursement for certain costs and expenses incurred on our behalf	Estimated to be $50,000 if the minimum offering is sold and $1,000,000 if the maximum offering is sold.

Disposition Phase

Apple Suites Realty	Commission for selling our properties	Up to 2% of the gross sales prices of the properties sold by us.

Glade M. Knight	Series B convertible preferred shares (or common shares, if Series B is converted)	If we sell our assets in liquidation, each Series A preferred share receives a liquidation preference of $11. Amounts in excess of this are paid as described below under “Series B Convertible Preferred Shares.” If the Series B convertible preferred shares are converted into common shares, their value is estimated to range from $2.4 million (if minimum offering is sold) to $63 million (if maximum offering is sold) (these estimates assume a common share is worth $11).

Conflicts of Interest as a Result of Fees

Apple Eight Advisors and Apple Suites Realty will receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under “Conflicts of Interest,” the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our company and these other entities.

Specific Amounts of Compensation Payable to Apple Eight Advisors and Apple Suites Realty

Except as otherwise indicated in the table, the specific amounts of compensation or reimbursement payable to Apple Eight Advisors and Apple Suites Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.

Property Acquisition/Disposition Agreement

Under a Property Acquisition/Disposition Agreement with us, Apple Suites Realty has agreed to serve as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Suites Realty will be entitled to a fee from us of 2% of the gross purchase price of each property purchased (including any debt assumed or incurred in connection with the purchase of the property) by us not including amounts budgeted for repairs and improvements. Under our bylaws, the maximum leverage initially permitted is equal to half of the purchase price of all properties bought by us. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. We estimate typical real estate acquisition expenses, such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses to be approximately $250,000 if the minimum offering is sold and $5,000,000 if the maximum offering is sold.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty also will be entitled to a fee from us in connection with the disposition of some or all of our properties equal to 2% of the gross sales price whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, if and only if, the sales price exceeds the sum of our cost basis in the property consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property plus 10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Advisory Agreement

Under an advisory agreement with Apple Eight Advisors we are obligated to pay an asset management fee which is a percentage of the cumulative gross offering proceeds which have been received from time to time from the sale of the Units. The percentage used to calculate the asset management fee is based on the return ratio, calculated on a per annum basis, for the calendar year. The return ratio for a calendar year is the ratio of our modified funds from operations for that year to the cumulative amount raised through all of our offerings through and including the year in question. Modified funds from operations means net income (computed in accordance with generally accepted accounting principles), excluding gains on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures, but allows for adding back non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. The per annum asset management fee is equal to the following with respect to each calendar year: 0.1% of the amount raised in this offering if the return ratio for the calendar year or prorata for a partial year is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the calendar year or prorata for a partial year is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the calendar year or prorata for a partial year is above 8%. Assuming the minimum offering of $50,000,000 is sold, the annual asset management fee would be between $50,000 and $125,000. Assuming the maximum offering of $1,000,000,000 is sold, the annual asset management fee would be between $1,000,000 and $2,500,000.

Apple Eight Advisors will be reimbursed for certain direct costs incurred on our behalf for acquiring and operating our properties and for goods and materials used for or by us and obtained from entities that are not affiliated with Apple Eight Advisors. These costs and expenses include, but are not limited to, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, title insurance, and all other fees, costs and expenses directly attributable to the acquisition and ownership of our properties. These expenses also include ongoing accounting, reporting and filing obligations of ours that are provided to us by Apple Eight Advisors and payments made to third-parties that are made by Apple Eight Advisors on our behalf. These expenses will not include any amounts for overhead of Apple Eight Advisors. In addition, there will be no “mark-up” of these expenses by either of these entities. Operating expenses reimbursable to Apple Eight Advisors are subject to the overall limitation on operating expenses discussed under “Apple Eight Advisors and Affiliates – The Advisory Agreement,” but the amount of reimbursement is not otherwise limited.

Apple Eight Advisors and Apple Suites Realty may provide other services to us and be entitled under certain conditions to compensation or payment for those services. Those conditions, which are summarized under “Conflicts of Interest – Transactions with Affiliates and Related Parties,” include the requirement that each transaction be approved by the affirmative vote of a majority of the directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including Units.

Series B Convertible Preferred Shares

Mr. Knight will receive no compensation directly from us, except that as described in various places throughout this prospectus (including, without limitation, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Series B Convertible Preferred Shares”), the issuance to Mr. Knight of his Series B convertible preferred shares will result in us recognizing compensation expense for accounting purposes if certain events occur. Consistent with the accounting treatment, the Series B convertible preferred shares will constitute an economic benefit to Mr. Knight measured by the difference between the purchase price for the Series B convertible preferred shares and the value of common shares into which they are converted. The conversion rate of the Series B convertible preferred shares varies from .92 to 24.17 depending upon the number of Units sold in this offering, and Mr. Knight’s ownership position as a result of the conversion of the Series B convertible preferred shares will remain relatively constant between 4 and 6% of the outstanding common shares at any given time. If the maximum offering is achieved, for the consideration of $24,000, the potential value of Mr. Knight’s holdings at $11.00 per common share would exceed $63 million upon conversion. If the minimum offering is achieved, in the event of liquidation and after our Series A preferred shareholders have been paid their liquidation preference, Mr. Knight could receive in excess of $2.4 million.

The holder of outstanding Series B convertible preferred shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

•

substantially all of our assets, stock or business, is transferred through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

There are no dividends payable on the Series B convertible preferred shares. On liquidation, the holder of the Series B convertible preferred shares will be entitled to a liquidation payment of $11 per number of common shares into which the Series B convertible preferred shares would be convertible, before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

The Series B convertible preferred shares were issued to Mr. Knight upon our formation, at a time when we had no material assets. Accordingly, the Series B shares are in the nature of “founder’s shares” with no substantial value as of the date of issuance. For financial reporting, tax and other purposes, the issuance of the Series B shares has not and will not prior to conversion be treated as compensation to Mr. Knight. Rather, expense related to issuance of the Series B shares to Mr. Knight will be recognized only at such time as the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering conversion of the Series B shares to common shares occurs. The expense at that time will be measured as the difference between the fair value of the common shares for which the Series B shares can be converted and the amount paid for the Series B shares.

Share Incentive Awards

Our officers and directors may receive grants of options and/or restricted stock under the Incentive Plan or the Director’s Plan.

CONFLICTS OF INTEREST

General

We may be subject to various conflicts of interest arising from our relationship with Apple Eight Advisors, Apple Suites Realty and Glade M. Knight, our chairman, chief executive officer and president. Mr. Knight is currently the sole shareholder of Apple Eight Advisors and Apple Suites Realty. In addition, Mr. Knight, and our other executive officers, may have conflicts of interest in allocating time and attention among us, other programs previously organized by Mr. Knight (including Apple Hospitality Five, Apple REIT Six and Apple REIT Seven), and other programs which may be organized by Mr. Knight in the future. These prior programs have, and other programs organized by Mr. Knight in the future may have, investment objectives, policies and management and personnel needs similar or identical to ours.

Apple Eight Advisors and Apple Suites Realty and Mr. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Eight Advisors, Apple Suites Realty, or other programs organized by Mr. Knight. Subject to certain limitations in our articles of organization and the advisory agreement, Apple Eight Advisors, Apple Suites Realty, Mr. Knight, and our other officers are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

Apple Eight Advisors and Apple Suites Realty will assist us in acquisition, organization, servicing, management and disposition of investments.

Although we do not currently anticipate entering into joint ventures with other entities, including Apple Eight Advisors or Apple Suites Realty, we may do so in order to obtain an interest in properties. These joint ventures may have divergent interests or goals which may be inconsistent with our goals. In addition, we are represented by the same legal counsel that represents Mr. Knight, Apple Eight Advisors and Apple Suites Realty. To the extent a conflict arises regarding legal representation, Mr. Knight, Apple Eight Advisors and Apple Suites Realty will obtain separate independent counsel.

Conflicts Related to Fees, Compensation and Economic Benefits Paid or Incurred by us to Apple Eight Advisors, Apple Suites Realty and Mr. Knight

The receipt of various fees and other economic benefits from us by Apple Eight Advisors, Apple Suites Realty or Mr. Knight may result in potential conflicts of interest for persons, particularly Mr. Knight, who participate in decision making on behalf of both us and these other entities (or, in the case of Mr. Knight, on behalf of himself individually).

Conflicts With Respect To Commissions. For example, Apple Suites Realty will receive a 2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ gross purchase and sale prices. Apple Suites Realty has an incentive to see that multiple properties are purchased and sold by us. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it has an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to a real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty may, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Conflicts With Respect To Asset Management Fees. Apple Eight Advisors’ asset management fee is a percentage of total proceeds received from time to time by us from the sales of our Units. Accordingly, it has an incentive to see that sales of Units are closed as quickly as possible by us.

Conflicts With Respect To Series B Convertible Preferred Shares. As discussed in the following subsection of this section and elsewhere in this prospectus, we have issued to Mr. Knight all of the 240,000 outstanding Series B convertible preferred shares. Under certain circumstances, these Series B convertible preferred shares are convertible into common shares, and the Series A preferred shares terminate on conversion of the Series B convertible preferred shares (even if the value of any consideration received in the transaction resulting in conversion is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares). Events permitting conversion of the Series B convertible preferred shares include our sale or transfer of substantially all of our assets, stock or business, including a transfer through merger or similar business combination, and this includes a merger or similar business combination with another program organized (either previously or in the future) by Mr. Knight (although no such transaction is now contemplated), subject to required shareholder approval of the transaction. Thus, a merger or other business combination with another program organized by Mr. Knight could permit him to convert his Series B convertible preferred shares into common shares and cause the termination of the Series A preferred shares (and termination of the priority distribution in liquidation associated with the Series A preferred shares), subject to required shareholder approval of the transaction.

Series B Convertible Preferred Shares

We issued to Mr. Knight all of the 240,000 outstanding Series B convertible preferred shares. Each Series B convertible preferred share was issued in exchange for $0.10 per share. Under limited circumstances these shares may be converted into common shares thereby resulting in dilution of the shareholders’ interest in us. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Although Mr. Knight can influence both the timing and conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders these actions require board approval. There are no dividends payable on the Series B convertible preferred shares. The effect of the conversion of the Series B convertible preferred shares as a result of this offering is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment of $24,000. For a description of the Series B convertible shares see “Principal and Management Shareholders” and “Description of Capital Stock.”

Policies to Address Conflicts

The board of directors, our officers, Apple Eight Advisors and Apple Suites Realty will also be subject to the various conflicts of interest described below. Policies and procedures will be implemented to try to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Eight Advisors or Apple Suites Realty designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. However, some potential conflicts of interest are not easily susceptible to resolution.

Subject to certain limitations in our articles of incorporation and the advisory agreement, prospective shareholders are entitled to rely on the general fiduciary duties of the directors, our officers, Apple Eight Advisors and Apple Suites Realty as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Mr. Knight, Apple Eight Advisors and Apple Suites Realty believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Eight Advisors and Apple Suites Realty, on the other hand, will provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described in this prospectus will have a material adverse effect upon our ability to realize our investment objectives.

Transactions with Affiliates and Related Parties

Under the bylaws, transactions between us and Apple Eight Advisors or Apple Suites Realty must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arms-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty, but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Apple Eight Advisors and Apple Suites Realty will receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors will have oversight responsibility with respect to our relationships with Apple Eight Advisors and Apple Suites Realty and will attempt to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies. Otherwise, there are no limitations on the reimbursements we may make to Apple Eight Advisors or Apple Suites Realty for expenses they incur on our behalf.

Prior to the effective date of the registration statement of which this prospectus is a part, our board of directors will adopt a policy that requires a majority of the disinterested directors serving on our board of directors to review and approve in advance certain related party transactions. All of our executive officers, directors and employees will be required to report to the board of directors any related party transaction prior to its implementation where the amount involved exceeds $120,000.

In addition, prior to the effective date of the registration statement of which this prospectus is a part, our board of directors will adopt a policy that requires any material agreement or arrangement between, or transaction that involves, our company, on the one hand and our affiliates, on the other hand, be approved by a majority of the disinterested directors serving on our board of directors.

Interlocking Boards of Directors

Glade M. Knight, Glenn W. Bunting, Kent W. Colton, Michael S. Waters and Robert M. Wily will serve as directors on our board and concurrently serve as directors for Apple REIT Seven, Apple REIT Six and/or Apple Hospitality Five. Mr. Knight is chairman, chief executive officer and president of Apple REIT Seven, Apple REIT Six and Apple Hospitality Five and was chairman and chief executive officer of Apple Hospitality Two. There may be instances where our properties are in the same markets as properties owned by Apple REIT Seven, Apple REIT Six or Apple Hospitality Five. However, because the hotels are managed by third-party management companies and none of our directors plays a direct role in the management of the hotels for any of the companies, we do not believe that any director’s service as a director in these companies or these companies being in the same markets will present a material conflict of interest. The board will endeavor to act in the best interests of each company.

We expect that no third-party management company will have personal or business relations with us, Apple REIT Seven, Apple REIT Six or Apple Hospitality Five other than through the management of our properties.

Competition Between Us and Mr. Knight and Other Companies Organized by Mr. Knight

Mr. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. We have no contractual rights with Mr. Knight, such as a right of first refusal, that obligates him to sell any property to us or specifies a minimum standard of time and attention that he is required to devote to us.

The competing activities of Apple Eight Advisors and Apple Suites Realty and Mr. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has existing fiduciary responsibilities to investors in those ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Those ventures are Apple REIT Seven, Apple REIT Six, Apple Hospitality Five and Colonial Properties Trust. All of these entities have similar investment objectives as we do and, in addition, may compete against us for properties.

Glade M. Knight, our chairman, chief executive officer and president, may from time to time become aware of properties of different types available for sale that could be purchased by us, Apple REIT Seven, Apple REIT Six, Apple Hospitality Five, or by Colonial Properties Trust. Mr. Knight would expect to recommend the possible acquisition of a particular property that might be available for purchase to one company or another company based upon their respective business plans, the markets in which the companies already own properties, the type of property involved and other relevant considerations, but there can be no assurance that these types of considerations will eliminate any potential conflict of interest presented by this situation.

We, Apple REIT Seven, Apple REIT Six, Apple Hospitality Five, and other companies that may in the future be formed by Glade M. Knight, may in certain circumstances compete with one another in seeking to dispose of properties. This could occur when a potential purchaser of properties has an interest in properties or types of properties owned by more than one of these companies. Mr. Knight believes that the magnitude of this potential risk will be lessened by certain factors, including that the companies will differ in certain aspects in the types and locations of the assets they hold and will often, at any given time, be in different stages of their business or development plans. However, there is no assurance that a prospective purchaser would not make an attractive offer to more than one of these companies. The boards of directors of the companies to whom such a potential offer might be made would have to carefully evaluate all terms of the offer in light of the particular company’s overall business plan, including possible future alternative disposition or liquidation options.

Mr. Knight plans that our offering of Units will not begin until the offering of Apple REIT Seven has been completed and he expects that during the term of our offering of Units, there will not be another offering for interests in any similar company organized by him. In addition, Mr. Knight expects that by the time we seek to acquire properties, Apple REIT Seven (and any other prior companies organized by Mr. Knight) will have substantially completed their property acquisition phase, and Mr. Knight expects that while we are in our property acquisition phase, he will not organize a similar company that will be seeking to acquire properties at the same time. Thus, Mr. Knight does not expect there to be any direct conflict between our interests and the interests of any other similar company organized by him during the offering of Units or our seeking to acquire properties. However, Mr. Knight’s plans as described in this paragraph and elsewhere in this prospectus are not memorialized in any binding, written agreement with him.

As noted above, notwithstanding Mr. Knight’s proposal that our offering of Units and our property acquisition phase will not coincide with the offering of interests in or the property acquisition activities of any other similar company organized by him, it is not possible to provide the same protection against potential conflicts of interest with respect to the sale or other disposition of properties by us and other companies organized by Mr. Knight. Mr. Knight believes that our ultimate property portfolio will be distinguishable to a degree from the property portfolios of Apple Hospitality Five, Apple REIT Six, Apple REIT Seven and other companies that may in the future be organized by Mr. Knight. In addition to the differences in the actual assets these various companies own, they may own different mixes of types of assets (for example, the distribution of assets within the categories of hotels, apartment complexes, office buildings, and other broad property types) or may differ as to the mix of properties within subcategories of particular property types (such as extended-stay hotels as compared with full-service hotels) and/or the identity of the business franchise involved, and there may be differences in the mix of locations of the assets of the various companies. In addition, since we and each of the other companies will be, or were, organized at a different time, we and the other companies will, at any point, be in different stages of our business and development plans. Mr. Knight believes that, as a general rule, companies organized earlier will tend to seek to dispose of their properties earlier than companies organized later. However, there can be no assurance that this principle would always apply, and there can be no assurance that a potential purchaser of properties might not express an interest in properties owned by more than one of the companies organized by Mr. Knight. As noted, the boards of directors of the companies involved would have to carefully evaluate all terms of any offer in light of the companies’ overall business and development plans, but potential conflicts with respect to the possible disposition of properties by us and other companies that may be organized by Mr. Knight may not be subject to complete elimination.

Although our operational phase will overlap with the operational phases of other programs organized by Mr. Knight (including, in particular, Apple REIT Seven), and it is possible that our disposition and liquidation phase could coincide or partially overlap with the disposition and liquidation phase of Apple REIT Seven or other programs organized by Mr. Knight, certain factors will tend to ameliorate the effect of the resulting potential conflicts of interest associated with these factors. First, both we and the advisor will endeavor to make certain that we and the advisor have sufficient personnel to devote time and attention to our needs, apart from the needs of any other related programs. Second, we expect that a large proportion (and perhaps most, or substantially all) of our properties will be managed by third-party management companies which are unaffiliated with Mr. Knight or the advisor. To the extent we engage third-party management companies, these companies will provide their own personnel who do not have the potential conflicts of interest in operational matters that may be experienced by Mr. Knight and our other executive officers.

With respect to our disposition and liquidation phase, and the disposition and liquidation phases of other related programs, insofar as such matters are within our control, we would expect to take steps and implement procedures to minimize potential conflicts between us and other programs. Thus, for example, we would expect to engage third-party investment advisors to recommend when and how we or another program should seek to dispose of its properties or engage in some other liquidation or “exit” strategy. We would endeavor to avoid having a situation where we and another program are simultaneously engaged in an attempted disposition or liquidation strategy at the same time if this would present a potential conflict of interest. This might mean, for example, that we would defer disposition of our properties or other “exit” strategy until after another previously-organized program had implemented its disposition or exit strategy. However, depending upon the facts, the amelioration of potential conflicts of interest could take other forms. For example, if our board and management deemed it advisable, it is possible that we and another program could simultaneously be offered for sale in a proposed single transaction. This could occur, for example, if our ultimate size if relatively small and simultaneous sale of us and another program to a single purchaser could maximize benefits to the shareholders of both programs.

Our board and management are sensitive to the various potential conflicts of interest associated with the simultaneous operation of multiple programs with similar investment objectives, policies and strategies. In analyzing potential conflict of interests, our board and management considers factors of the type discussed in this section of the prospectus, their legal obligations to our shareholders, and the advice of independent experts, including investment advisors and legal counsel. However, shareholders must assume that not every potential conflict of interest can be eliminated. For example, we do not necessarily control our disposition or “exit” phase. A third-party purchaser could make unsolicited offers for us and another program at the same time. In such event, as noted, the boards of directors of the companies involved would have to carefully evaluate all terms of any offer in light of the respective companies’ overall business and development plans, including the stage of development of the company, its current plans for ongoing continued operations, the likelihood of alternative exit strategies in the future, the advice of third-party advisors and other factors. Management believes that the policies and procedures described in this section to ameliorate potential conflicts of interest are sufficient to adequately safeguard the interests of our shareholders, but our shareholders must be aware that there exist these other programs, and there may be organized in the future additional programs, that are substantially similar to us and that are under related management.

In connection with evaluating potential conflicts of interest involving us and our officers and directors, prospective investors should also note that use of the same management personnel for us and other programs may result in certain cost-efficiencies and advantages in management experience and expertise that might not be present if we and each other program organized or owned by Mr. Knight had its own distinct set of officers and other management personnel. This is because our officers and management personnel have experience working for several different companies involved in similar businesses, and the cost of employing these persons is spread among multiple companies.

Mr. Knight, or companies owned by him, are entitled to certain fees and other economic benefits in connection with the ultimate sale or other disposition of properties. Mr. Knight may be entitled to fees and benefits from future companies that he may organize when those future companies dispose of their properties. The fee and benefit structure offered by our company to Mr. Knight is the same in format to the fee and benefit structure in place with respect to Mr. Knight (and companies owned by him) from Apple Hospitality Five, Apple REIT Six and Apple REIT Seven. In connection with its merger with Apple Suites, effective January 31, 2003, Apple Hospitality Two terminated its advisory contract with its advisor (a company previously owned by Mr. Knight) by purchasing all of the stock in that advisor and also terminated its property acquisition/disposition agreement with another company owned by Mr. Knight. Thus, there are certain fees payable by us (and by Apple Hospitality Five, Apple REIT Six and Apple REIT Seven) that are no longer payable by Apple Hospitality Two.

Although our fee structure is the same as the fee structure with respect to Apple Hospitality Five, Apple REIT Six and Apple REIT Seven, it is possible that based upon our ultimate size relative to these other companies or the perceived profitability upon the sale of our properties as compared with the sale of the properties of the other companies, Mr. Knight could have a personal interest in seeking to dispose of the properties of another company organized by him in preference to the disposition of our properties. It is also possible that Mr. Knight may organize other companies in the future and that he may have a personal interest in having one of those companies dispose of its properties in preference to our disposition of our properties either based on the same sort of consideration, or because the fee structure with respect to a company formed after us is more favorable to Mr. Knight than the fee structure afforded to him and companies owned by him by our company. We have no agreement with Mr. Knight limiting his ability to form other companies in the future that may be similar to ours or that limit the type and amount of compensation payable to him (or companies owned by him) by any future companies that he may organize.

Competition for Management Services

Mr. Knight is, and in the future will be, an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. These entities include Apple REIT Seven, Apple REIT Six, Apple Hospitality Five and Colonial Properties Trust. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and those entities. None of the organizational documents for us, Apple REIT Seven, Apple REIT Six, Apple Hospitality Five or Colonial Properties Trust specify a minimum standard of time and attention that Mr. Knight is required to provide to each of those entities.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Mr. Knight (including Apple Hospitality Five, Apple REIT Six and Apple REIT Seven), and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. None of these persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Mr. Knight believes that, collectively, he and our other executive officers will have sufficient time to provide management and other services both to us and to other companies Mr. Knight has organized, or may in the future organize. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

Mr. Knight’s Liability for Line of Credit

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, our chairman, chief executive officer and president. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

INVESTMENT OBJECTIVES AND POLICIES

The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We intend to pursue this objective by acquiring hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States for long-term ownership. We generally intend to acquire fee ownership of our properties. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns. We expect to pursue our objectives primarily through the direct ownership of hotels, residential apartment communities and other income-producing real estate assets in metropolitan areas throughout the United States.

Although we are not currently doing so, we also may participate with other entities in property ownership, through joint ventures or other types of common ownership. We will only enter into joint ventures to the extent that such ventures are consistent with our goal of acquiring hotels, residential apartment communities and other income-producing real estate, which we believe will provide acceptable investment returns. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests. We do not anticipate investing in the securities of other issuers for the purpose of exercising control. It is our policy that we will not offer securities in exchange for property.

It is possible that we may purchase properties from affiliates. We have no limitation on the portion of our portfolio that may be purchased from our affiliates. However, we have no present plan or intention to purchase properties from any affiliates.

It is our policy that we will not sell, transfer or lend any assets or property to any of our affiliates, including without limitation Apple Eight Advisors, Apple Suites Realty, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven and Glade Knight, or purchase, borrow or otherwise acquire any assets or property from any of our affiliates, including Apple Eight Advisors, Apple Suites Realty, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven and Glade Knight, directly or indirectly, unless the transaction comes within one of the following exceptions:

•	the transaction consists of the acquisition of property or assets at our formation or shortly thereafter, and is fully disclosed in this prospectus; or

•	the transaction is a borrowing of money by us on terms not less favorable than those then prevailing for comparable arms-length borrowings; or

•

the transaction consists of the acquisition by us of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages; or

•

the transaction consists of the acquisition of other mortgages if an appraisal is obtained concerning the underlying property and on terms not less favorable to us than similar transactions involving unaffiliated parties; or

•	the transaction consists of the acquisition by us of other property at prices not exceeding the fair value thereof as determined by an independent appraisal.

All of the above transactions and all other transactions (other than the entering into, and the initial term under, the advisory agreement and the property acquisition/disposition agreement, each of which agreement is specifically disclosed in this prospectus), whether the transaction involves the transfer of property, the lending of money or the rendition of any services, in which any persons have any direct or indirect interest will be permitted only if:

•	the transaction has been approved by the affirmative vote of the majority of the independent directors; and

•

if the transaction involves the purchase or acquisition of property, the purchase or acquisition from any person is on terms not less favorable to us than those then prevailing for arms-length transactions concerning comparable property (based upon a determination of a majority of the directors, including a majority of the independent directors); and

•

each transaction is in all respects on the terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and, in the case of a purchase or acquisition of property, at a price to us no greater than the cost of the asset to other persons (based upon a determination of a majority of the directors, including a majority of the independent directors) or, if the price to us is in excess of such cost, then substantial justification for such excess must exist and such excess is not unreasonable (based upon a determination of a majority of the directors, including a majority of the independent directors).

However, notwithstanding any of the preceding conditions (which are set forth in our bylaws), we may both make and accept assignments of purchase agreements or other contracts to or from any of our affiliates, without the need to comply with any of the provisions set forth above, so long as there is no consideration for the assignment other than the reimbursement to the assigning party of the assigning party’s direct costs related to the agreement or contract. The intention of this provision is to allow us to either make or accept the assignments of contracts where we or an affiliate of ours initially enters into such contract and it is later determined that the contract should be assigned to (or by) us without any payment of compensation or profit for the assignment, other than reimbursement of actual direct costs.

We will not invest in joint ventures with either Apple Eight Advisors or any affiliate of Apple Eight Advisors, unless:

•	the transaction has been approved by the affirmative vote of a majority of the independent directors;

•

the transaction is on terms not less favorable to us than those then prevailing for comparable arms-length transactions (based upon a determination of a majority of the directors, including a majority of the independent directors); and

•

each such transaction is in all respects on such terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and on substantially the same terms and conditions as those received by other joint venturers (based upon a determination of a majority of the directors, including a majority of the independent directors).

We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.

Borrowing Policies

We intend to purchase our properties using cash or interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long-term debt secured by our properties. One purpose of borrowing could be to permit our acquisition of additional properties through the “leveraging” of shareholders’ equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders’ after-tax cash return on invested capital.

Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan.

Subject to the approval of the board of directors, we may borrow from Apple Eight Advisors or Apple Suites Realty. Those entities are under no obligation to make any loans, however. After the initial closing of $50,000,000, any loans made by Apple Eight Advisors or Apple Suites Realty must be approved by a majority of the directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

After the initial closing of $50,000,000, our bylaws will prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of “Net Assets,” defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the directors and disclosed to the shareholders as required by the bylaws. The bylaws also will prohibit us from allowing aggregate borrowings to exceed 50% of our “Adjusted Net Asset Value,” defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws will provide that the aggregate borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire other properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset. We have no current plan or intention to make loans to other persons or entities.

Reserves

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate not less than 0.5% of the proceeds of the offering to our working capital reserve. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

Sale Policies

We are under no obligation to sell our properties, and we currently anticipate that we will hold our properties for a minimum of seven years. However, a sale of one or more properties may occur at any time if Apple Eight Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Eight Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

Currently, we expect that within approximately seven years from the initial closing, we will:

•	cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

The taking of any of these actions would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the seven-year period mentioned above.

Underwriting Policy

We do not intend to underwrite securities of other issuers, including securities of Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Colonial Properties Trust or any of our affiliates.

Our bylaws place certain restrictions on the type of activities we conduct. Specifically, our bylaws state that we will not:

•	invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

•	invest in commodities or commodity future contracts or effect short sales of commodities or securities, except when done solely for hedging purposes;

•	invest in or make mortgage loans on property unless we obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title;

•	invest in contracts for the sale of real estate unless they are recordable in the chain of title;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property (at the time we make or invest in our mortgage loan), including our loans, would exceed 85% of the appraised value of the property;

•	make or invest in junior mortgage loans, provided that this and the preceding limitation will not apply to us taking back secured debt in connection with the sale of any property;

•

issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service the higher level of debt or unless our cash flow (for the last fiscal year) excluding extraordinary, nonrecurring items, is sufficient to cover the debt service on all debt securities to be outstanding;

•	invest more than 20% of our total assets in the equity securities of any non-governmental issuer, including other REITs or limited partnerships for a period in excess of 18 months;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

incur any indebtedness, secured or unsecured, which would result in an aggregate amount of indebtedness in excess of 100% of Net Assets (before subtracting any liabilities), unless any excess borrowing over such 100% level shall be approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for such excess;

•

allow our aggregate borrowings to exceed 50% of our adjusted net asset value (before subtracting any liabilities), unless any excess borrowing over the 50% level is approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for the excess;

•	invest in single-family residential homes, condominiums, secondary homes, nursing homes, gaming facilities or mobile home parks;

•	engage in any short sale, underwrite or distribute, as an agent, securities issued by others, or engage in trading, as compared with investment activities; and

•	acquire securities in any company holding investments or engaging in activities prohibited by the Internal Revenue Code of 1986, as amended, or Virginia law.

Changes in Objectives and Policies

Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance of our company.

In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:

•	correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles;

•	make changes that are not materially adverse to the rights of shareholders; or

•	allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.

Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us make our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire primarily commercial properties such as parking garages instead of hotels or apartment communities.

Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of us and our shareholders.

DISTRIBUTIONS POLICY

Distributions will be at the discretion of our board of directors and will depend upon factors including:

•	the gross revenues we receive from our properties;

•	our operating expenses;

•	our interest expenses incurred in borrowing;

•	capital expenditures; and

•	our need for cash reserves.

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

While we intend to make monthly distributions, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all.

In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

We anticipate distributions will exceed net income determined in accordance with generally accepted accounting principles in the U.S. due to non-cash expenses, primarily depreciation and amortization. While we will seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. In addition, we may from time to time distribute funds that include a return of capital and we may from time to time need to borrow to make distributions.

BUSINESS

General

We are based in Richmond, Virginia. We plan to elect to be treated as a real estate investment trust for federal income tax purposes for the year ending December 31, 2007, and for all succeeding years. We plan to acquire and own hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States. We plan to acquire a diverse portfolio of properties in markets that we believe will continue to perform well over time. There is no specific geographic area in which we propose to acquire or not acquire properties.

Business Strategies

Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we will focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential.

We have created three wholly-owned subsidiaries to hold our property acquisitions: Apple Eight Hospitality, Inc., Apple Eight Residential, Inc., and Apple Eight Ventures, Inc. The types of properties we will acquire and the entity holding the properties are described below.

Hotels. The hotels we acquire may be full-service or select-service (including extended-stay). Currently, we own no hotels. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge, porter and room service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. Currently, we do not own any hotels. Apple Eight Hospitality, or one of its wholly-owned subsidiaries, will own all of the hotels we acquire.

We will seek associations with distinctive brands in the hotel markets. However, we do not anticipate affiliating ourselves with only one brand of franchise or license. All of the hotels owned by Apple Hospitality Five, Apple REIT Six and Apple REIT Seven are franchised with Marriott International, Inc. or Hilton Hotels Corporation or their affiliates. All of the hotels owned by Apple Hospitality Two were franchised with Marriott International, Inc. or Hilton Hotels Corporation or their affiliates. Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our hotels directly, we will lease each of our hotels to our wholly-owned, taxable REIT subsidiary, Apple Eight Hospitality Management, or another lessee for their management. We anticipate that substantially all of our hotels will be leased to Apple Eight Hospitality Management or one of its wholly-owned subsidiaries. Apple Eight Hospitality Management has no significant assets.

We can own up to 100% of the stock of a taxable REIT subsidiary. The REIT Modernization Act permits us to lease the hotels that we own to Apple Eight Hospitality Management (or other subsidiaries), rather than requiring us to lease our hotels to a separate, unaffiliated entity. The hotels that we lease to Apple Eight Hospitality Management (or other subsidiaries) will still have to be managed by an unaffiliated third party. Any net profit from the leases held by Apple Eight Hospitality Management (or other subsidiaries), after payment of any applicable corporate tax, will be available for distribution to us.

We expect that our leases for our hotels with Apple Eight Hospitality Management will be long-term leases. We anticipate that each lease will provide for an initial term of ten years. We anticipate that we will have identified and secured an unaffiliated manager and licensor at or prior to entering into a lease agreement with Apple Eight Hospitality Management. We anticipate that each lease will provide that rents will be based on a base amount and a percentage of gross income. We anticipate that Apple Eight Hospitality Management will pay:

•	fixed monthly base rent;

•

on a monthly basis, the excess of “participating rent” over base rent, with participating rent based on percentages of room revenue, food and beverage revenue (if any) and telephone and other revenue at each property; and

•	other amounts, including interest accrued on any late payments or charges.

Base rent may increase annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent will be payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property’s revenue.

In addition to rent, the leases may require Apple Eight Hospitality Management to pay the following items: liability insurance and all costs, expenses, utility and other charges incurred in the operation of the properties. The leases may also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property. We expect to be responsible for the following items: real estate and personal property taxes and assessments and casualty insurance, including loss of income insurance.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building of hotels in the markets in which we operate would increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other hotel real estate investment trusts and real estate entities.

Apartment Communities. We intend to acquire apartment communities in metropolitan areas throughout the United States. We may acquire apartment communities of various sizes, and of various styles, including “garden-style,” “townhouse-style,” and, if appropriate, “high-rise.” We plan to acquire a diverse portfolio of strong performing properties in markets that we believe will continue to perform well over time. Our apartment communities may be managed by third-party managers. Apple Eight Residential, or one of its wholly-owned subsidiaries, will own all of our residential apartment communities. Apple Eight Residential has no significant assets.

The apartment community industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and the geographic market where our apartment communities will be located. Over-building of apartment communities in the markets in which we operate would increase the number of apartment communities available and may decrease occupancy and rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national apartment community chains and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other apartment community real estate investment trusts and real estate entities.

Other Real Estate. Even though we intend primarily to acquire hotels and apartment communities, we may use a significant portion of the offering proceeds to purchase other real estate. This real estate will be owned by Apple Eight Ventures, or one of its wholly-owned subsidiaries. Apple Eight Ventures has no significant assets. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels and apartment communities. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and apartment communities and are not bound to that limit. Real estate we acquire may include but will not be limited to parking garages, self-storage facilities, restaurants and retail and office developments.

These industry sectors are known to be highly competitive. This competition could reduce revenues at our properties, which would adversely affect our operations. Regardless of what real estate we purchase, we will undoubtedly face competition from many sources both in the immediate vicinity and the geographic market where our properties will be located. Over-building in any of these industry sectors in the markets in which we operate would increase the competition and may decrease rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other hotel real estate investment trusts and real estate entities.

Legal Proceedings

We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject to litigation in the future, including routine litigation arising in the ordinary course of business.

Regulation

Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

Americans With Disabilities Act

Our properties will need to comply with Title III of the Americans with Disabilities Act of 1990 (the “ADA”) to the extent they are “public accommodations” and/or “commercial facilities” under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable. “Readily achievable” is defined in the relevant federal regulations to refer to a barrier that can be removed “without much difficulty or expense” in light of cost of removal, available financial resources, and impact on safety or other relevant operations of the facility. Where the removal of a barrier is not readily achievable, the barrier does not have to be removed but the ADA may in such circumstances require us to take other action or adopt some alternative procedure to make the premises available to individuals with disabilities. The removal of barriers or the taking of such other actions could involve additional expense for us.

Environmental Matters

Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner’s ability to sell or rent the real estate or to borrow using the real estate as collateral.

In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials (“ACMs”) when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

Prior to acquisition, all of our properties will have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. These assessments will generally include:

•	a historical review;

•	a public records review;

•	a preliminary site investigation of the site and surrounding properties;

•	examining for the presence of asbestos;

•	examining for equipment containing polychlorinated biphenyls;

•	examining for underground storage tanks; and

•	the preparation of a written report.

These assessments generally will not include soil sampling or subsurface investigations.

Nevertheless, it is possible that these assessments will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that:

•	future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties;

•

the environmental condition of a property we purchase will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties; or

•	prior owners of any property we purchase will not have created unknown environmental problems.

We will endeavor to ensure our properties will be in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.

Insurance

We will carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we acquire, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at the hotels may cause quarterly fluctuations in revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, we expect to utilize cash on hand to make distributions.

The apartment community industry historically has not been seasonal in nature and we do not expect to realize any effects from seasonality with respect to any apartment communities we acquire.

Available Information

We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the “Commission”) relating to this offering of Units. This prospectus does not contain all of the information in the registration statement or the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description. You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

We will also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission’s web site is: http://www.sec.gov.

We will furnish our shareholders with annual reports containing financial statements audited by our independent registered public accounting firm.

MANAGEMENT

We are managed by a board of directors elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board. The executive officers were initially elected at the organizational meeting of the board of directors and thereafter will be chosen annually by the board at its meeting following the annual meeting of shareholders. Currently, Glade M. Knight is our sole initial director. The following table sets forth the names and ages of Mr. Knight and those additional persons who will be elected as directors prior to the time of initial closing of the minimum 4,761,905 Units, and the names, ages and positions of our other executive officers. Our officers are not employees of us.

Name	Age	Position
Glade M. Knight	63	Chairman, Chief Executive Officer and President
Glenn W. Bunting	62	Director*
Kent W. Colton	63	Director*
Michael S. Waters	52	Director*
Robert M. Wily	57	Director*
David Buckley	39	Senior Vice President and General Counsel
Kristian Gathright	35	Senior Vice President of Operations
Justin Knight	34	Senior Vice President of Acquisitions
David McKenney	45	President of Capital Markets
Bryan Peery	42	Senior Vice President, Chief Financial Officer and Treasurer

*	To be elected prior to the initial closing.

Glade M. Knight (age 63). Mr. Knight is our chairman, chief executive officer and president. Mr. Knight is the chief executive officer and sole shareholder of Apple Eight Advisors and Apple Suites Realty.

Mr. Knight founded and serves as chairman, chief executive officer and president of Apple REIT Seven, Apple REIT Six and Apple Hospitality Five and founded and served as the chairman and chief executive officer of Apple Hospitality Two. He is also a trustee of Colonial Properties Trust. All of these companies are real estate investment trusts. Apple REIT Seven, which began operating in 2006, acquires and owns hotels and may acquire residential apartment communities and other property in select metropolitan areas throughout the United States. Apple REIT Six, which began in 2004, acquires and owns hotels in select metropolitan areas throughout the United States. Apple Hospitality Five, which began operations in 2003, owns upper-end, extended-stay and other hotels in select metropolitan areas throughout the Unites States. Apple Hospitality Two, which began operation in 2001, owned upper-end, extended-stay hotels in select metropolitan areas throughout the United States. Colonial Properties Trust, a publicly traded company, acquires, owns and operates apartment communities, office buildings and certain mixed-use real property located in Alabama, Arizona, Florida, Georgia, Mississippi, Nevada, New Mexico, North Carolina, South Carolina, Tennessee, Texas, and Virginia. The common shares of Colonial Properties Trust trade on the New York Stock Exchange under the symbol “CLP.” Before its merger with Colonial Properties Trust, Mr. Knight was chairman and chief executive officer of Cornerstone Realty Income Trust, Inc., which was a real estate investment trust that owned residential apartment communities.

Mr. Knight is chairman of the board of trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is also a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on the National Advisory Council for Brigham Young University and is a founding member of and active lecturer for the university’s Entrepreneurial Department of the Graduate School of Business Management.

The following persons will be elected as directors prior to the time of the initial investor closing:

Glenn W. Bunting, Jr. Mr. Bunting, 62, has been President of American KB Properties, Inc., which develops and manages shopping centers, since 1985. Since 1985, this company has built approximately 3 million square feet of leasable space. Mr. Bunting has also been President of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. From 1993 through March 2005, Mr. Bunting served as an independent director of Cornerstone Realty Income Trust, Inc., a real estate investment trust (of which Glade M. Knight was chairman and chief executive officer) that owned apartment communities. Mr. Bunting is also a director of Apple Hospitality Five, Inc. and Apple REIT Seven, Inc.

Kent W. Colton. Dr. Colton, 63, has been Senior Scholar of the Joint Center for Housing Studies at Harvard University since 1999. Since 1999 he has been president of KColton LLC, a consulting and housing research company in McLean, Virginia, and since December 2004, he has been a principal of CTC Housing Group, LLC of Raleigh, North Carolina, which is engaged in housing and real estate development. From April 1984 through May 1999, he was executive vice president and chief executive officer of the National Association of Home Builders. From 2001 through March 2005, Dr. Colton served as an independent director of Cornerstone Realty Income Trust, a real estate investment trust (of which Glade M. Knight was chairman and chief executive officer) that owned apartment communities. Dr. Colton is also a director of Apple Hospitality Five, Inc. and Apple REIT Seven, Inc.

Michael S. Waters. Mr. Waters, 52, is President and co-founder of Partnership Marketing, Inc. From 1995 through 1998, Mr. Waters served as a Vice President and General Manager of GT Foods, a division of Good Times Home Video. From 1987 to 1995, he served as a Vice President and General Manager of two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer. Mr. Waters is also a director of Apple Hospitality Five, Inc. and Apple REIT Six, Inc.

Robert M. Wily. Mr. Wily, 57, is an international judicial consultant. Mr. Wily was formerly the Director of Client Services of the Center for Claims Resolution in Princeton, New Jersey. He served as the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts from 1999 to 2000. He served as the Clerk of Court for the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to holding those positions, Mr. Wily was in the private practice of law. Mr. Wily is also a director of Apple Hospitality Five and Apple REIT Six, Inc.

None of our officers and directors will purchase Units in order to reach the minimum offering of 4,761,905 Units.

Classification of the Board

The board will be divided into three classes. The terms of the first, second and third classes will expire in 2008, 2009, and 2010, respectively. Directors of each class will be elected for three year terms upon the expiration of the current term of each class. The staggered terms for directors may affect our shareholders’ ability to effect a change in control even if a change in control was in our shareholders’ best interest. Glenn W. Bunting and Kent W. Colton initial term as directors will expire in 2008, Michael S. Waters and Robert M. Wily initial term as directors will expire in 2009 and Mr. Knight’s initial term as a director will expire in 2010.

Committees of the Board

The board will have an Audit Committee, a Compensation Committee and an Executive Committee. The board will have the ability to form additional committees in the future if it deems it advisable, subject to the provisions of our bylaws and applicable Virginia corporate law.

The Audit Committee’s function will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee will consist of Kent W. Colton, Michael S. Waters and Robert M. Wily.

The Compensation Committee will oversee, implement and/or make recommendations as to compensation of our senior officers, and will administer our stock incentive plans. The Compensation Committee will consist of Glenn W. Bunting, Kent W. Colton and Robert M. Wily. In the event the members of the Compensation Committee do not agree on a decision delegated to the Compensation Committee, the entire board will consider and decide the matter.

The Executive Committee will have all powers of the board except for those which require action by all directors under our articles or bylaws or under applicable law. The Executive Committee will consist of Glade M. Knight, Glenn W. Bunting and Robert M. Wily.

Corporate Governance

Our board has determined that all of our directors, except Mr. Knight, are “independent” within the meaning of the rules of the New York Stock Exchange (although we are not listed on a national exchange, we adopted these rules for purposes of determining such independence).

In making this determination, our board considered all relationships between the director and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between the Company and the director (excluding directors fees and options), (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, the Company, or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity.

The board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the board is required to disclose the basis for its determination in the our annual proxy statement. In addition, the board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

Indemnification and Insurance

We intend to obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and (2) us to the extent that we have indemnified the directors and officers for loss.

Executive Officers

In addition to Glade M. Knight, whose background is described above, the Company has the following executive officers:

David Buckley (age 39). Mr. Buckley is Senior Vice President and General Counsel for the Company. Since 2005, he also has served as Senior Vice President and General Counsel for Apple Hospitality Five, Inc., Apple REIT Six, Inc. and Apple REIT Seven, Inc., each of which is a real estate investment trust. Mr. Buckley served as Senior Vice President and General Counsel for Apple Hospitality Two, Inc. from 2005 to 2007. Prior to his service to these companies, from 1999 to 2005, Mr. Buckley was an associate with McGuireWoods LLP, a full-service law firm headquartered in Richmond, Virginia. Mr. Buckley holds a Juris Doctor degree, Cum Laude, from the University of Richmond, Richmond, Virginia, a Master of Urban and Regional Planning degree from Virginia Commonwealth University, Richmond, Virginia and a Bachelor of Science degree in Industrial Technology from the University of Massachusetts Lowell, Lowell, Massachusetts.

Kristian Gathright (age 35). Mrs. Gathright is Senior Vice President of Operations for the Company. In addition, Ms. Gathright serves as Senior Vice President of Operations for Apple Hospitality Five, Inc. (2002 – present), Senior Vice President of Operations for Apple REIT Six, Inc. (2004 – present) and Senior Vice President of Operations for Apple REIT Seven, Inc. (2005 – present), each of which is a real estate investment trust. Mrs. Gathright also served as Chief Operating Officer and Senior Vice President for Apple Hospitality Two, Inc. from 2000 to 2007. Mrs. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, Inc., a real estate investment trust or “REIT” which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1996 to 1998, she was an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a real estate investment trust headquartered in Richmond, Virginia. From 1994 to 1996, she served as a Senior Staff Accountant at Ernst and Young LLP. Mrs. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at University of Virginia, Charlottesville, Virginia. Mrs. Gathright passed the Virginia CPA Exam in 1994.

Justin Knight (age 34). Mr. Knight is Senior Vice President of Acquisitions for the Company. Mr. Knight presently serves as President of Apple Hospitality Five, Inc. Mr. Knight also serves as Senior Vice President of Acquisitions for Apple Hospitality Five, Inc. (2002-present), Apple REIT Six, Inc. (2004 – present) and Apple REIT Seven, Inc. (2005 – present), each of which is a real estate investment trust. Mr. Knight joined the companies in 2000. Mr. Knight served as President of Apple Hospitality Two, Inc. from 2004 to 2007. From 1999 to 2000, Mr. Knight served as Senior Account Manager for iAccess.com, LLP, a multi-media training company. In 1999 he was also an independent consultant with McKinsey & Company providing research for the company’s Evergreen Project. From 1997 to 1998, he served as President and Web Design Consultant of a Web development firm – Cornerstone Communications, LLC. From 1996 to 1998, Mr. Knight served as Senior Asset Manager and Director of Quality Control for Cornerstone Realty Income Trust, Inc., a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Mr. Knight is co-chairman for the Cashell Donahoe Scholarship Memorial Fund created to provide need-based scholarships to students of Southern Virginia University in Buena Vista, Virginia. Mr. Knight also serves on the Marriott Owners Advisory Council and the Hilton Garden Inn Advisory Council. Mr. Knight holds a Master of Business Administration degree with emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah. Justin Knight is the son of Glade M. Knight.

David McKenney (age 45). Mr. McKenney is President of Capital Markets for the Company. He also serves as President of Capital Markets for Apple Hospitality Five, Inc. (2002 – present), Apple REIT Six, Inc. (2004 – present) and Apple REIT Seven, Inc. (2005 – present), each of which is a real estate investment trust. Mr. McKenney served as President of Capital Markets for Apple Hospitality Two, Inc. from 2002 to 2007. From 1994 to 2001, Mr. McKenney served as Senior Vice President and Treasurer of Cornerstone Income Trust, Inc., a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1992 to 1994, Mr. McKenney served as Chief Financial Officer for The Henry A. Long Company, a regional development firm located in Washington, D.C. From 1988 to 1992, Mr. McKenney served as a Controller at Bozzuto & Associates, a regional developer of apartments and condominiums in the Washington, D.C. area. Mr. McKenney also had five years of experience with Arthur Andersen & Company. Mr. McKenney is a Certified Public Accountant, holds a Virginia Real Estate Sales License, and is a member of the National Association of Real Estate Investment Trust (NAREIT) and the National Investor Relations Association (NIRA). Mr. McKenney holds Bachelor of Science degrees in Accounting and Management Information Systems from James Madison University, Harrisonburg, Virginia.

Bryan Peery (age 42). Mr. Peery is Senior Vice President, Chief Financial Officer and Treasurer for the Company. He also serves as Senior Vice President, Chief Financial Officer and Treasurer for Apple Hospitality Five, Inc. (2003 – present), Apple REIT Six, Inc. (2004 – present) and Apple REIT Seven, Inc. (2005 – present), each of which is a real estate investment trust. Mr. Peery served as Senior Vice President, Chief Financial Officer and Treasurer for Apple Hospitality Two, Inc. from 2003 to 2007. Prior to his service with these companies, Mr. Peery served as President (2000-2003), Vice President-Finance (1998-2000) and Controller (1997-1998), of This End Up Furniture Company. Mr. Peery was with Owens & Minor, Inc. from 1991 until 1997, where he last served as Director and Assistant Controller-Financial Reporting. Mr. Peery’s experience also includes five years of service with KPMG LLP. Mr. Peery holds a Bachelor of Business Administration degree in Accounting from the College of William and Mary, Williamsburg, Virginia. Mr. Peery is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

General Philosophy

The following section states the Company’s compensation philosophy, strategy and plans as of the date of this Prospectus, based upon management and its experience with prior similar REITs organized by Mr. Knight. Ultimately, the Compensation Committee of the Board of Directors (which has not met yet as of the date of this Prospectus) will influence, and in some cases, determine, our compensation philosophy, strategy, plans and practices. Thus, the information in the following section is tentative and subject to change at any time and from time to time by action of the Compensation Committee, whether acting by itself, or in conjunction with management or the entire Board of Directors.

The Company’s executive compensation philosophy is to attract, motivate and retain a superior management team. The Company’s compensation program will reward each senior manager for their contribution to the Company. In addition, the Company will use annual incentive benefits that are designed to be competitive with comparable employers and to align management’s incentives with the interests of the Company and its shareholders.

With the exception of the Company’s Chief Executive Officer (CEO), it is expected that the Company will compensate its senior management through a mix of base salary and bonus designed to be competitive with comparable employers. It is unlikely that the Company will utilize stock based awards or long term compensation for senior management. The Company believes that a simplistic approach to compensation better matches the objectives of all stakeholders. It is expected that each member of the senior management team will perform similar functions for Apple Five, Apple Six, Apple Seven, Apple Suites Realty Group (ASRG), Apple Six Advisors, Inc. (ASA) and Apple REIT Seven Advisors, Inc. (A7A). As a result each senior manager’s total compensation paid by the Company will be proportionate to the estimated amount of time devoted to activities associated with the Company. The CEO is Chairman of the Board of Directors, CEO and majority shareholder of ASRG, ASA, A7A and A8A, each of which has various agreements with the Company and Apple Five, Apple Six and Apple Seven. During 2006, ASRG, ASA and A7A received fees of approximately $10.7 million from Apple Six and Apple Seven. It is expected that the Compensation Committee of the Board of Directors will consider these agreements when developing the CEO’s compensation. As a result, the Company’s CEO may not be compensated by the Company. It is expected that each year, the Chairman of the Board of Directors will develop the compensation targets of senior management (as well as goals and objectives) with input from other members of senior management and reviews these items with the Compensation Committee of the Board of Directors.

Base and Incentive Salaries

The process of establishing each senior manager’s compensation will involve establishing an overall targeted amount and allocating that total between base and incentive compensation. The overall target will be developed by comparing compensation paid by other public hospitality REITs, and consideration of each individual’s experience in their position and the industry, the risks and deterrents associated with their position and the anticipated difficulty to replace the individual. It is the Company’s intention to set this overall target sufficiently high to attract and retain a strong and motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Once the overall target is established, approximately 75% of that number will be allocated to base salary and the remaining 25% will be allocated to incentive compensation. The incentive compensation will be allocated 50% to Company overall performance (typically Funds From Operations (FFO) targets) and 50% to each individual’s subjective performance objectives.

Perquisites and Other Benefits

Senior management may participate in the Company’s other benefit plans on the same terms as other employees. These plans will include medical and dental insurance, life insurance and 401K plan. The Company expects to provide limited perquisites to its senior managers.

Director Compensation

The Company will compensate directors as follows:

All Directors. All directors will be reimbursed by the Company for travel and other out-of-pocket expenses incurred by them to attend meetings of the directors or a committee and in conducting the business of the Company.

Independent Directors. The independent directors (classified by the Company as all directors other than Mr. Knight) will receive annual directors’ fees of $15,000, plus $1,000 for each meeting of the Board attended in person and $1,000 for each committee meeting attended. Additionally, the Chair of the Audit Committee receives an additional fee of $2,500 per year. Under the Company’s Non-Employee Directors Stock Option Plan, each non-employee director will receive options to purchase Units based on the number of Units sold in the offering, exercisable at $11 per Unit.

Non-Independent Director. Mr. Knight will receive no compensation from the Company for his services as a director.

Stock Incentive Plans

We plan to adopt two stock incentive plans, which are described below. For purposes of the description below, the term “offerings” means the initial offering plus all additional offerings and sales of Units which may occur before termination of the plans. The term “Initial offering” means the offering of Units made pursuant to this prospectus.

The aggregate number of Units reserved for issuance under the two stock incentive plans is (1) 80,000 Units, plus (2) 6.425% of the number of Units sold in the Initial offering in excess of the minimum offering, plus (3) 6.8% of the number of Units sold in any offerings after the Initial offering. While our offering is on-going, any Units issued under either incentive plan will be issued at $11.00 per Unit.

The Incentive Plan

Under one plan (the “Incentive Plan”), incentive awards may be granted to our employees and officers (including directors who are officers or employees). Of the directors, initially Mr. Knight will be a participant in the Incentive Plan. Incentive awards may be in the form of stock options or restricted stock. Under the Incentive Plan, the number of Units reserved for issuance is equal to an aggregate of (1) 35,000 Units, plus (2) 4.625% of the number of Units sold in the Initial offering in excess of the minimum offering, plus (3) 5.0% of the number of the Units sold in the offerings after the Initial offering. If an option is canceled, terminates or lapses unexercised, any un-issued Units allocable to the option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of us, in a way that enhances the identification of the employees’ interests with those of the shareholders.

The Incentive Plan will be administered by a Compensation Committee of the board of directors (the “Committee”). Notwithstanding anything to the contrary in this prospectus, the Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan other than the Directors’ Plan (described below) and the Incentive Plan must be administered only by those members of the Committee who are “non-employee directors” as that term is defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

Subject to the provisions of the Incentive Plan, the Committee has authority to determine:

•	when to grant incentive awards;

•	which eligible employees will receive incentive awards; and

•	whether the award will be an option or restricted stock, and the number of Units to be allocated to each incentive award.

The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Incentive Plan, and may impose other restrictions and requirements as it may deem appropriate.

Stock Options

An option granted under the Incentive Plan will not be transferable by the option holder except by will or under the intestacy laws, and will be exercisable only at the times specified by the Committee. During the lifetime of the option holder, the option may be exercised only while the option holder is in our employ, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

The exercise price of the options will be not less than 100% of the fair market value of the Units as of the date of grant of the option. Unless the common shares are traded on an exchange or the over-the-counter market, the fair market value will be determined by the Committee using any reasonable valuation method consistent with applicable Treasury Department regulations.

The Committee has discretion to take action as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of our stock or assets, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of Units which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of shares.

Options granted under the Incentive Plan are non-qualified stock options. Non-qualified stock options are options that are not intended to qualify for favorable incentive stock option tax treatment under the Internal Revenue Code.

Restricted Stock

Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (1) none of those shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (2) if a holder of restricted stock ceases to be employed by us, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant.

Amendment of the Incentive Plan and Incentive Awards

The board of directors may amend the Incentive Plan as it deems advisable, provided that, to the extent required by Rule 16b-3 of the Securities Act, our shareholders must approve any amendment that would (1) materially increase the benefits accruing to participants under the Incentive Plan, (2) materially increase the number of Units that may be issued under the Incentive Plan, or (3) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the plan.

Directors’ Plan

We also plan to adopt a stock option plan for members of our board of directors who are not our employees or employees of Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple Eight Advisors or Apple Suites Realty (the “Directors’ Plan”). Under the Directors’ Plan, the number of Units reserved for issuance is equal to 45,000 Units plus 1.8% of the number of Units sold in the offering in excess of the minimum offering of 4,761,905 Units.

A director is eligible to receive an option under the Directors’ Plan if the director is not otherwise our employee or an employee of any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. All of the directors except Mr. Knight are expected initially to qualify to receive options under the Directors’ Plan.

The Directors’ Plan will be administered by the board of directors. Grants of stock options to eligible directors under the Plan will be automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors’ Plan will be final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

The Directors’ Plan provides for the following automatic option awards:

•

As of the initial closing of the Units, each eligible director will receive an option to purchase 5,500 Units plus 0.0125% of the number of Units in excess of the minimum offering sold by the initial closing.

•

As of each June 1 during the years 2007 through the date of termination of the Directors’ plan (inclusive), each eligible director shall automatically receive an option to purchase 0.02% of the number of Units issued and outstanding on that date.

•	As of the election as a director of any new person who qualifies as an eligible director, the eligible director will automatically receive an option to purchase 5,500 Units.

The purpose of the Directors’ Plan is to enhance the identification of the participating directors’ interests with those of the shareholders.

The exercise price for each option granted under the Directors’ Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to us for the granting of the option. Options granted under the Directors’ Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

Options granted under the Directors’ Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him or her. Payment upon exercise of an option under the Directors’ Plan may be made in cash or with our Units of equivalent value.

The board of directors may suspend or discontinue the Directors’ Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of Units subject to the Plan, materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors’ Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code.

Stock Option Grants

As of the date of this prospectus, there have been no grants under the Incentive Plan or the Directors’ Plan.

APPLE EIGHT ADVISORS AND APPLE SUITES REALTY

General

On or before the initial closing of the minimum offering of $50,000,000, we will enter into an advisory agreement with Apple Eight Advisors, who will, among other things,

•	seek to obtain, investigate, evaluate and recommend property investment opportunities for us;

•	serve as property investment advisor and consultant in connection with investment policy decisions made by the board of directors; and

•	subject to the direction of the board, supervise our day-to-day operations.

Apple Eight Advisors, a Virginia corporation, was formed on January 19, 2007. All of its outstanding common shares are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Eight Advisors and its sole executive officer. David Buckley, Kristian Gathright, Justin Knight and David McKenney are Vice Presidents of (and also hold certain other subordinate offices in) Apple Eight Advisors, but are not employees of this company.

Apple Suites Realty, a Virginia corporation, was formed on September 1, 1999. Apple Suites Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Suites Realty as well as its sole executive officer. Justin Knight, Bryan Peery and David McKenney are Vice Presidents of (and also hold certain other subordinate offices in) Apple Suites Realty, but are not employees of this company.

Apple Eight Advisors and Apple Suites Realty will be staffed in a manner at all times sufficient to fully serve us. We will not obtain, and neither will Apple Eight Advisors nor Apple Suites Realty obtain, “key-man” life insurance on the life of any officer. In the event a key person ceases to serve us, the staff of Apple Eight Advisors or Apple Suites Realty will be adjusted to serve us. Neither Apple Eight Advisors nor Apple Suites Realty currently have employees. Each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight, our chairman, chief executive officer and president.

The term “affiliate” as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Mr. Knight, Apple Eight Advisors and Apple Suites Realty are affiliates.

The Advisory Agreement

The advisory agreement will have a seven-year term and will be renewable for additional two-year terms thereafter by the board of directors. The advisory agreement provides that it may be terminated at any time by a majority of our directors, with or without cause, upon 60 days’ written notice. In addition, Mr. Knight as the sole shareholder of Apple Eight Advisors can terminate the Advisory Agreement with or without cause upon 60 days’ written notice. There is no termination fee payable at the time of termination of the advisory agreement. Under the advisory agreement, Apple Eight Advisors undertakes to use its best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the advisory agreement, generally, Apple Eight Advisors is not required to, and will not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. It is expected that we will generally make our own decisions with respect to temporary investments.

Pursuant to the advisory agreement, Apple Eight Advisors will be entitled to an annual asset management fee. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations to the amount raised in this offering for the calendar year or pro rata for a partial year. This ratio is referred to as the “return ratio.” The per annum asset management fee is initially equal to the following with respect to each calendar year:

•	0.1% if the return ratio for the calendar year is 6% or less;

•	0.15% if the return ratio for the calendar year is more than 6% but not more than 8%; and

•	0.25% if the return ratio for the calendar year is above 8%.

Assuming the minimum offering amount of $50,000,000 in Units is sold, the annual asset management fee would be:

•	$50,000 if the return ratio is 6% or less;

•	$75,000 if the return ratio is more than 6% but no more than 8%; or

•	$125,000 if the return ratio is more than 8%.

Assuming the maximum offering amount of $1,000,000,000 in Units is sold, the annual asset management fee would be:

•	$1,000,000 if the return ratio is 6% or less;

•	$1,500,000 if the return ratio is more than 6% but no more than 8%; or

•	$2,500,000 if the return ratio is more than 8%.

Our modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

We believe that modified funds from operations is an appropriate measure to use in determining the fees to be paid to Apple Eight Advisors. Modified funds from operations differs from funds from operations as defined by the National Association of Real Estate Investment Trust’s (“NAREIT”) October 1999 White Paper. Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles), excluding gains or losses on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. Modified funds from operations includes the NAREIT definition but allows for adding back non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Modified funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends.

The bylaws require our directors to monitor Apple Eight Advisors’ performance under the advisory agreement and to determine at least annually that the amount of compensation we pay to Apple Eight Advisors is reasonable, based on factors as they deem appropriate, including:

•	the amount of the asset management fee in relation to the size, composition and profitability of our investments;

•	the success of Apple Eight Advisors in selecting opportunities that meet our investment objectives;

•	the rates charged by other investment advisors performing comparable services;

•	the amount of additional revenues realized by it for other services performed for us;

•	the quality and extent of service and advice furnished by it;

•	the performance of our investments; and

•	the quality of our investments in relation to any investments generated by it for its own account.

Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total “Average Invested Assets” or 25% of our “Company Net Income” for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

Unless the directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Eight Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Eight Advisors will be entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the directors will be entitled to consider all relevant factors pertaining to our business and operations, and will be required to explain their conclusion in written disclosure to the shareholders. Apple Eight Advisors generally would expect to pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

Our bylaws further prohibit the total organizational and offering expenses, including selling commissions, from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the “contract price for the property” means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Eight Advisors immediately upon our demand.

In addition, we issued to Glade M. Knight 240,000 Series B convertible preferred shares. We issued the Series B convertible preferred shares for payment by Mr. Knight of $24,000. Upon the occurrence of certain events, including termination of the advisory agreement, the Series B convertible preferred shares are convertible into common shares. No additional consideration is due upon the conversion of the Series B convertible preferred shares into Units. In addition, to the extent not previously converted, upon our liquidation, the holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would be convertible, subject to and after the priority liquidation payment to the holders of the Series A preferred shares. In the event that the liquidation of our assets results in proceeds that exceed the priority distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The priority distribution to the holders of the Series A preferred shares will terminate upon the conversion of the Series B convertible preferred shares into common shares.

The conversion of the Series B convertible preferred shares into common shares will result in an economic benefit for the holder of those shares.

This discussion is only a summary of the material terms of the advisory agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.

Apple Suites Realty

We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty under which Apple Suites Realty has agreed to act as a real estate broker in connection with our purchases and sales of properties. Under the agreement, Apple Suites Realty is entitled to a fee equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase, including any debt incurred in order to purchase the property. The fee amount is estimated at $858,000 if the minimum offering is sold (assuming no debt is incurred) and at $17.4 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws and the maximum offering is sold, the amount of compensation could be $34.8 million. Under the agreement, Apple Suites Realty is also entitled to a fee in connection with the disposition of some or all of our properties equal to 2% of the gross sales prices, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, or the entities holding our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of our cost basis in the property plus 10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale. The agreement will have an initial term of five years and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

This discussion is only a summary of the material terms of the Property Acquisition/Disposition Agreement. A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

Subject to the conditions applicable generally to transactions between us and affiliates of Apple Eight Advisors or Apple Suites Realty, an affiliate may render services to us in connection with our financings or refinancings and would be entitled to compensation for those services. As of the date of this prospectus, there are no specific agreements for any of these services.

Prior Performance of Programs Sponsored by Glade M. Knight

The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight’s experience in the last ten years (and, in certain contexts, a longer period) with all other programs sponsored by him, both public and nonpublic, that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of December 31, 2006, except where a different date is specified. This information should not be considered to be indicative of our capitalization or operations. Also, past performance of prior programs is not necessarily indicative of our future results. Purchasers of our Units will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.

In general, the investment objectives of the six real estate investment trusts previously organized by Mr. Knight (Cornerstone, Apple Residential, Apple Suites, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six and Apple REIT Seven), and the two publicly-offered partnerships organized by Mr. Knight (Southeastern Income Properties Limited Partnership and Southeastern Income Properties II Limited Partnership) were similar to our investment objectives of achieving long-term growth in cash distributions, together with possible capital appreciation, through the acquisition, ownership and ultimate disposition of real properties. However, the types and locations of properties we may acquire and own will differ in varying degrees from the property portfolios of these previously-organized entities with similar investment objectives.

In addition, as discussed below, in the period before 1990, Mr. Knight organized 38 privately-offered partnerships whose investment objectives were substantially dissimilar to our investment objectives. The investment objectives of these privately-offered partnerships featured the potential realization of tax losses that could be used to offset investors’ other sources of income, and these privately-offered partnerships often utilized high levels of debt. As discussed in greater detail below, seven of the privately-offered partnerships filed for reorganization under Chapter 11 of the United States Bankruptcy Code (and two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner). Six of the privately-offered partnerships acquiesced to negotiated foreclosures on their properties.

Except for these privately-offered partnerships which filed for reorganization or which acquiesced to negotiated foreclosures on their properties, no prior programs sponsored by Mr. Knight have experienced any major adverse business developments or conditions that would be material to investors in the current offering.

Prior REITS

Cornerstone and Apple Residential

Mr. Knight was responsible for the organization of Cornerstone, a real estate investment trust organized to acquire, own and operate apartment complexes in the mid-Atlantic and southeastern regions of the country. Mr. Knight was the chairman and chief executive officer of Cornerstone. Between December 1992 and October 1996, Cornerstone sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 12,000 investors. After that initial offering, Cornerstone completed additional firm-commitment offerings totaling approximately $132 million. The net proceeds of the Cornerstone best-efforts public offering and subsequent offerings were used to acquire 107 apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas, with an aggregate purchase price of $869,402,266. In April, 2005, Cornerstone Realty Income Trust, Inc. was merged into a subsidiary of Colonial Properties Trust. Thus, as a result of that merger, Cornerstone Realty Income Trust, Inc. ceased to exist and its properties became properties of Colonial Properties Trust.

In addition, Mr. Knight was responsible for the organization of Apple Residential Income Trust, Inc. (“Apple Residential”), a real estate investment trust organized to acquire, own and operate apartment complexes in the southwestern region of the country. Mr. Knight was the chairman, chief executive officer and president of Apple Residential. Between January 1997 and February 1999, Apple Residential sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 11,000 investors. The net proceeds of the Apple Residential public offering were used to acquire 28 new apartment communities in Texas, with an aggregate purchase price of $285,743,142. On July 23, 1999, Apple Residential was merged into a subsidiary of Cornerstone. Thus, as a result of that merger, Apple Residential ceased to exist and its properties became properties of Cornerstone.

Apple Suites

Mr. Knight was responsible for the organization of Apple Suites, a real estate investment trust formed to acquire and own extended-stay hotels in selected metropolitan areas. Mr. Knight was the chairman, chief executive officer and president of Apple Suites. Between August 1999 and April 2001, Apple Suites sold approximately $125 million in common shares in a continuous best-efforts offering to approximately 4,500 investors. The net proceeds of the Apple Suites public offering were used to acquire 17 previously owned extended-stay hotels in selected metropolitan areas in the United States, with an aggregate purchase price of $169,350,000. All hotels owned by Apple Suites were franchised with Homewood Suites® by Hilton. Effective on January 31, 2003, Apple Suites merged with and into Hospitality Acquisition Company, a subsidiary of Apple Hospitality Two. Thus, as a result of that merger, Apple Suites ceased to exist and its properties became properties of Apple Hospitality Two.

Apple Hospitality Two

Mr. Knight was responsible for the organization of Apple Hospitality Two, a real estate investment trust formed to acquire and own upper-end, extended-stay hotels in selected metropolitan areas. Mr. Knight is the chairman and chief executive officer of Apple Hospitality Two. Between May 1, 2001 and November 26, 2002, Apple Hospitality Two sold approximately $300 million in Units in a continuous best-efforts offering to approximately 9,700 investors. The net proceeds of the Apple Hospitality Two public offering were used to acquire 49 previously owned extended-stay hotels in select metropolitan areas in the United States, with an aggregate purchase price of $434,851,000. To date, Apple Hospitality Two has disposed of three of these properties. All hotels owned by Apple Hospitality Two are franchised with Residence Inn® by Marriott® or Homewood Suites® by Hilton. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Hospitality Two with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

Apple Hospitality Five

Mr. Knight was responsible for the organization of Apple Hospitality Five, a real estate investment trust formed to acquire and own upper-end, extended-stay and other select-service hotels in selected metropolitan areas. Mr. Knight is the chairman and chief executive officer of Apple Hospitality Five. Apple Hospitality Five sold approximately $500 million in Units before its best-effort offering concluded. The net proceeds of the Apple Hospitality Five public offering have been used to acquire 28 hotels in select metropolitan areas in the United States, with an aggregate purchase price of $418 million. To date, Apple Hospitality Five has not disposed of any of these properties. All hotels owned by Apple Hospitality Five are franchised with Marriott® or Hilton® or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Hospitality Five with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Apple REIT Six

Mr. Knight was responsible for the organization of Apple REIT Six, a real estate investment trust formed to acquire and own hotels, residential apartments communities and other property in selected metropolitan areas. Mr. Knight is the chairman, chief executive officer and president of Apple REIT Six. From April 23, 2004 to March 2006, Apple REIT Six sold approximately $1 billion in Units in its best-efforts offering. The net proceeds of the Apple REIT Six public offering have been used to acquire 67 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $854 million. To date, Apple REIT Six has not disposed of any of these properties. All hotels owned by Apple REIT Six are franchised with Marriott® or Hilton® or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Six with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Apple REIT Seven

Mr. Knight was responsible for the organization of Apple REIT Seven, a real estate investment trust formed to acquire and own hotels, residential apartments communities and other property in selected metropolitan areas. Mr. Knight is the chairman, chief executive officer and president of Apple REIT Seven. From March 15, 2006 to July 16, 2007, Apple REIT Seven sold approximately $1 billion in Units in its best-efforts offering. The net proceeds of the Apple REIT Seven public offering have been used to acquire 37 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $634 million. Apple REIT Seven does not have a material geographical concentration of properties. It has acquired and intends to continue to acquire properties throughout the United States. Currently, Apple REIT Seven owns only select-service hotels at this time. To date, Apple REIT Seven has not disposed of any of these properties. Apple REIT Seven has not purchased any apartments since commencing its best-efforts offering in March 2006. All hotels owned by Apple REIT Seven are franchised with Marriott International, Inc. or Hilton Hotels Corporation or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Seven with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Additional Information on Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six and Apple REIT Seven

Table VI of Part II on pages II-7 through II-12 of our registration statement (which is not a part of this prospectus) contains a more detailed summary of the 86 property acquisitions by Cornerstone (excluding properties subsequently disposed of), 17 property acquisitions by Apple Suites, 49 property acquisitions by Apple Hospitality Two, 28 property acquisitions by Apple Hospitality Five, 67 property acquisitions by Apple REIT Six and 18 property acquisitions for Apple REIT Seven on or before December 31, 2006. As noted above, all Cornerstone properties were apartment complexes in the mid-Atlantic and southeastern regions of the country and (though its acquisition of Apple Residential) in Texas. Apple Suites, Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six, each acquired hotels in selected metropolitan areas throughout the country. To date, all acquisitions by Apple REIT Seven have been hotels in selected metropolitan areas throughout the country. Those prior programs acquired their properties using cash raised in continuous, best-efforts offerings of their shares to the public. In selected situations, management also utilized secured financing when the terms of the financing were deemed favorable by management. We will provide a copy of Table VI without charge upon request of any investor or prospective investor.

Prior Partnerships

Mr. Knight, in the period before 1989, organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately-offered transactions. Two of the partnerships were publicly-offered.

Publicly-Offered Partnerships

Two partnerships sponsored by Mr. Knight were issuers in public offerings of assignee units of limited partnership interest. They were known as Southeastern Income Properties Limited Partnership (“Southeastern I”) and Southeastern Income Properties II Limited Partnership (“Southeastern II”). Southeastern I raised $25,000,000 from 2,714 investors and purchased four apartment complexes comprising 833 apartment units. Southeastern II raised $17,883,780 from 1,710 investors and acquired four apartment complexes comprising 784 apartment units. The aggregate cost of the eight properties purchased by Southeastern I and Southeastern II, including capital improvements, was $41,178,606. The affiliates of Mr. Knight, which originally served as the general partners for these two partnerships, transferred management control over these partnerships to a third party in February 1992 by converting to limited partner status. Thus, those affiliates of Mr. Knight ceased to serve as the general partners. Thereafter, those affiliates ceased to hold their limited partnership interests.

Privately-Offered Partnerships

The 38 privately-offered partnerships were all organized before 1990. All of the privately-offered partnerships had investment objectives dissimilar to those of Apple REIT Eight, Inc. The privately-offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms. A total of 733 investors in these partnerships contributed an aggregate of approximately $47,788,965 to the capital of the partnerships. The aggregate cost of the 41 properties purchased by these 38 privately-offered partnerships was approximately $129,088,000.

The privately-offered partnerships used borrowings which varied from substantial to 100% of required funds in the acquisition of their properties. A significant objective of the privately-offered partnerships was the realization of tax losses which could be used to offset some or all of investors’ other sources of income. The investment objectives of these partnerships were dissimilar to our investment objectives in that we do not seek to generate tax losses based in part on high levels of borrowing. Rather, we seek to realize increasing cash distributions to shareholders with no, low, or moderate levels of debt.

Seven of these partnerships with investment objectives dissimilar to ours filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these seven partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. The other two of the seven partnerships emerged from their Chapter 11 reorganizations with restructured debt. In addition, two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner.

Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation.

Each of the partnerships described in the preceding two paragraphs owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors. In the opinion of Mr. Knight, the bankruptcy filings and foreclosures described above were attributable to a combination of high borrowing, a downturn in economic conditions generally and the real estate industry in particular, a fundamental change in tax laws, which decreased the perceived value of real estate to potential buyers and lenders, and the unavailability of favorable financing. As a result of these factors, each of the partnerships was unable to meet debt obligations or dispose of its property on terms that would allow repayment of its debt obligations.

Mr. Knight does not expect that the combination of factors applicable to the privately-offered partnerships will be applicable to our operations. Mr. Knight no longer holds any interests in any of the partnerships organized by him.

Additional Information on Prior Programs

Prospective investors should also refer to the tabular information on prior programs sponsored by Mr. Knight appearing under the heading “Experience of Prior Programs” in this prospectus.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

Beneficial ownership of our Units, and options to purchase our Units, held by our directors and officers as of the date of this prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to the shares or shares those powers with his spouse and minor children, if any.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Units	Glade M. Knight* 814 East Main Street Richmond, VA 23219	10 Units	100%

*	Glade M. Knight is the sole beneficial owner of Apple Eight Advisors which is the record owner of the ten Units issued and outstanding.

In addition to the foregoing, Glade M. Knight, who is our chairman, chief executive officer and president, owns 240,000 Series B convertible preferred shares. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. We issued the Series B convertible preferred shares to Mr. Knight in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following triggering events:

•

we sell or transfer substantially all of our assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event as discussed above, and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$ 1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material United States federal income tax considerations that may be relevant to a holder of Units. This summary is not tax advice. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with shareholders that hold Units as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”. This summary does not discuss the United States federal income tax consequences that may be relevant to certain types of shareholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities, financial institutions, regulated investment companies, broker-dealers, foreign corporations, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S. dollar, a trust, an estate, a REIT, a U.S. expatriate, persons holding Units as part of a “straddle,” “hedge,” or other integrated investment, persons who receive Units through the exercise of employee stock options or otherwise as compensation, and persons who are not citizens or residents of the United States.

The statements in this discussion are based on:

•	current provisions of the Code;

•	current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

•	the legislative history of the Code;

•	judicial decisions; and

•	current administrative interpretations of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS.

Future legislation, regulations, administrative interpretations or court decisions could adversely change current law and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be successfully challenged by the IRS.

On October 22, 2004, new legislation, referred to in this discussion as the “American Jobs Creation Act,” was enacted into law. This new legislation contains several provisions applicable to REITs, which are described generally below under “Legislative Changes.”

This discussion is not tax advice and is not intended as a substitute for careful tax planning. Each prospective purchaser of Units is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of Units in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, disposition and election, and of potential changes in applicable tax laws.

Tax Status of Our Company

We will elect to be treated as a REIT for United States federal income tax purposes commencing with our taxable year ending December 31, 2007, and we intend to operate in a manner that will allow us to qualify for taxation as a REIT. McGuireWoods LLP, our legal counsel, has rendered to us an opinion to the effect that commencing with our first taxable year, we were organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT. The opinion of McGuireWoods LLP is not binding on the IRS. Further, the opinion is based on existing federal income tax laws governing qualification as a REIT (which are subject to change either prospectively or retroactively) and on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers.

The rules governing REITs are highly technical and complex. They require ongoing compliance with a variety of tests that depend, among other things, on future operations and, in addition, an election under sections 856 through 860 of the Code. McGuireWoods LLP will not review or monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. The following is a summary of the material United States federal income tax considerations affecting us as a REIT and our shareholders.

REIT Qualification

In order to maintain our REIT qualification, we must meet the following criteria:

•	We must be organized as an entity that would, but for Sections 856 through 859 of the Code, be taxable as a regular domestic corporation;

•	We must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

•	We must be managed by one or more directors;

•	Our taxable year must be the calendar year;

•	Our beneficial ownership must be evidenced by transferable shares;

•

Beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

•

Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years;

•	We must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below; and

•	We must make an election to be a REIT for the current taxable year and maintain the requirements for REIT status thereafter.

We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

To protect against violations of these requirements, our bylaws provide restrictions on transfers of our shares, as well as provisions that automatically convert shares into nonvoting, non-dividend paying excess shares to the extent that the ownership otherwise might jeopardize our REIT status.

Specifically, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as to REIT.

Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being “closely-held” within the meaning of section 856(h)

of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be “excess shares.” Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

•	the price paid for the excess shares by the intended transferee; or

•	if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

Sources of Gross Income

In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities, and items of income of a partnership (including a partnership’s share of the assets, liabilities, and items of income with respect to any partnership in which we hold an interest) will be treated as assets, liabilities, and items of income of the REIT for purposes of applying the requirements described herein.

75% Gross Income Test

At least 75% of a REIT’s gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

•	rents from real property;

•	interest on loans secured by real property;

•

gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company’s trade or business, referred to below as “dealer property”);

•	income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property (referred to as “foreclosure property”);

•	distributions on, or gain from the sale of, shares of other qualifying REITs;

•	abatements and refunds of real property taxes; and

•

“qualified temporary investment income” (generally, any income from stock or a debt instrument that is attributable to the temporary investment of new capital and that we receive or accrue during the one-year period beginning on the date we receive the new capital).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, and does not include certain property held by us for at least four years provided we meet specified additional safe harbor requirements.

We expect that substantially all of our gross operating income will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant’s net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property, and we will have leases where rent is based on a percentage of gross income.

With the exception for certain rents received from a taxable REIT subsidiary, “rents from real property” also excludes amounts received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in section 318 of the Code, own a 10% or greater interest. As described below, we expect that amounts received from Apple Eight Hospitality Management, our wholly-owned, taxable REIT subsidiary, will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an “independent contractor” from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property. If the value exceeds 1%, then none of the rental income from that property will qualify as rents from real property.

A REIT may jointly elect with a corporation, in which the REIT directly or indirectly owns stock, to cause the corporation to be treated as a taxable REIT subsidiary. We expect to make a joint election that would cause Apple Eight Hospitality Management to be treated as a taxable REIT subsidiary. In connection with that election, we intend to lease all our hotels to Apple Eight Hospitality Management, or its subsidiaries.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rule described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from Apple Eight

Hospitality Management or its subsidiaries with respect to any hotels we own will be considered rents from real property only if the following conditions are met:

•

each hotel must not be managed or operated by Apple Eight Hospitality Management or its subsidiaries, but rather must be managed or operated by an entity that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or Apple Eight Hospitality Management;

•

Apple Eight Hospitality Management or its subsidiaries may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any hotel facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and

•	no wagering activities may be conducted at or in connection with our hotels by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all our hotels will be operated in accordance with these requirements with the result that amounts received from Apple Eight Hospitality Management will be considered rents from real property. Apple Eight Hospitality Management, as a taxable REIT subsidiary, will pay regular corporate rates on any income it earns from the lease of our hotels. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income tests described here and the asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entity for federal income tax purposes, including for purposes of the REIT income and asset tests. If a disregarded subsidiary ceases to be wholly owned, the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and income test applicable to REITs, including the requirement described below that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

95% Gross Income Test

In addition to earning 75% of gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

Failing the 75% or 95% Tests; Reasonable Cause

As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type of income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant, and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. As described above, we will establish one or more taxable REIT subsidiaries with whom we will enter into leases for all of our hotels. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income; however, we will realize gross income from these subsidiaries in the form of rents. In addition, any dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

•	we report the source and nature of each item of our gross income in our federal income tax return for that year;

•	the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

•	the failure to meet the tests is due to reasonable cause and not to willful neglect.

However, in that case, we would be subject to a 100% tax based on (i) the greater of (a) the amount by which we fail either the 75% income test for the year or (b) the amount by which 95% of our gross income exceeds the amount of gross income we derive from sources that count toward satisfying the 95% gross income test (ii) multiplied by a fraction intended to reflect our profitability.

Character of Assets Owned

On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Also, with exception for securities includible for purposes of the 75% test as well as the securities of a taxable REIT subsidiary and qualified REIT subsidiary, we will not be permitted to own:

•	securities of any one issuer that represent more than 5% of the value of our total assets;

•	more than 10% of the outstanding voting securities of any single issuer; or

•	more than 10% of the value of the outstanding securities of any single issuer.

The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that certain “straight debt” securities are not treated as securities for purposes of the 10% value test described above. As noted, a REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT’s assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

Our ability to satisfy these asset tests will depend upon the fair market values of the assets we own directly or indirectly. These values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy these requirements for qualification and taxation as a REIT.

Annual Distributions to Shareholders

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on the income, minus (2) limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred. To the extent that we have any net operating losses carried forward, these losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. These losses, however, generally will not affect the character, in the hands of our shareholders, of any distributions that are actually made by us.

A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

•

Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid in the prior year for ourselves and our shareholders.

•

Dividends declared before the due date of our tax return for the taxable year (including extensions) also will be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment occurring after that declaration.

Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of a company’s “ordinary income” plus (b) 95% of a company’s capital gain net income plus (c) any undistributed income from prior periods.

We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 90% distribution requirement.

If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.

Taxation as a REIT

If we qualify as a REIT, we generally will not be subject to federal corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

Even as a REIT, we will be subject to tax in the following circumstances:

•	certain income or gain from foreclosure property will be taxed at the highest corporate rate;

•

a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than sales of foreclosure property;

•

if we fail to meet either the 75% or 95% source of income tests, a 100% tax would be imposed equal to the amount obtained by multiplying (1) the greater of the amount, if any, by which (a) we failed either the 75% income test or (b) 95% of our gross income exceeds the amount of gross income we derive from sources that count toward satisfying the 95% income test, times (2) the ratio of our REIT taxable income to our gross income (excluding capital gain and other items);

•	items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

•

if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•

under regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire the assets.

Failure to Qualify as a REIT

If we fail to qualify as a REIT and are not successful in seeking relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.

Taxation of U.S. Shareholders

As used herein, the term “U.S. shareholder” means a holder of preferred or common shares who (for United States federal income tax purposes):

•	is a citizen or resident, as defined in Section 7701 of the Code, of the United States;

•

is a corporation, partnership, or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise);

•	is an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person in effect.

In general, distributions will be taxable to U.S. shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

•

Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year generally are treated as if received by the U.S. shareholders on December 31 of the calendar year during which they were declared.

•

Distributions paid to U.S. shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a U.S. shareholder who is subject to the passive activity rules.

•

Distributions we designate as capital gains dividends generally will be taxed as long-term capital gains to U.S. shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate U.S. shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income. Capital gain dividends, if any, will be allocated among different classes of shares in proportion to the allocation of earnings and profits discussed below.

•

As long as we qualify as a REIT, distributions made to our U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income.

•

If we elect to retain and pay income tax on any net long-term capital gain, our U.S. shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our U.S. shareholders would receive a credit for the U.S. shareholder’s proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

•	U.S. Shareholders are not permitted to deduct our losses or loss carry-forwards.

•	Foreign tax credits and our other tax attributes, if any, will generally not pass through to our shareholders.

•	U.S. Shareholders who elect the Additional Share Option will be taxed as if they had received their distributions that are used to purchase additional Units.

We may generate cash in excess of our net earnings. If we distribute cash to our U.S. shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each U.S. shareholder to the extent of the adjusted tax basis of the U.S. shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A U.S. shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Generally, gain or loss realized by a U.S. shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend, or has included a share of our retained net long-term capital gain, as described above, and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain income received or included.

In any year in which we fail to qualify as a REIT, our U.S. shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction, and the U.S. shareholders will not be required to report any share of our tax preference items.

Legislative Changes

On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003. The Jobs and Growth Tax Relief Reconciliation Act of 2003 generally reduces the maximum tax rate applicable to you on capital gains recognized on the sale or other disposition of shares from 20% to 15%.

The Jobs and Growth Tax Relief Reconciliation Act of 2003 also generally reduces the maximum marginal rate of tax payable by individuals on dividends received from corporations that are subject to a corporate level of tax. Except in limited circumstances, this reduced tax rate will not apply to dividends paid to you by us, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you that are attributable to:

•	dividends received by us from non-REIT corporations or taxable REIT subsidiaries;

•

income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we did not distribute 100% of our REIT taxable income for the prior year); and

•	distributions by us that we designate as long-term capital gains dividends (except for certain distributions taxable to you at a maximum rate of 25%).

The dividend and capital gains tax rate reductions provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 generally are effective for taxable years ending on or after May 6, 2003 through December 31, 2008. Without future legislative changes, the maximum long-term capital gains and dividend rates discussed above will increase in 2009.

Although this legislation does not adversely affect the taxation of real estate investment trusts or dividends paid by real estate investment trusts, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends to be more attractive relative to stocks of real estate investment trusts. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our stock.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in us.

On October 22, 2004, the American Jobs Creation Act was enacted into law. The legislation includes the following changes, among other things, that are relevant to us as a REIT:

•

As discussed above, we may not own more than 10% by vote or value of any one issuer’s securities, and the value of any one issuer’s securities we own may not exceed five percent of the value of our total assets. If we fail to meet any of these tests at the end of any quarter and such failure is not cured within 30 days thereafter, we would fail to qualify as a REIT. Under the new legislation, after the 30-day cure period, a REIT may dispose of sufficient assets to cure such a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets. For violations due to reasonable cause that are larger than this amount, the legislation permits the REIT to avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six-month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

•	The new legislation expands the safe harbor under which certain types of securities are disregarded as securities when calculating the 10% value limitation discussed above.

•

The new legislation changes the formula for calculating the tax imposed for certain violations of the 75% and 95% gross income tests described above and makes certain changes to the requirements for availability of the applicable relief provisions for failure to meet such tests.

•	The new legislation clarifies a rule regarding a REIT’s ability to enter into leases with its taxable REIT subsidiary.

•	The new legislation provides additional relief in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT if:

•	the violation is due to reasonable cause and not due to willful neglect;

•	we pay a penalty of $50,000 for each failure to satisfy the provision; and

•	the violation does not include a violation described in the first and third bullet points above.

•

The new legislation clarifies that any income from a hedging transaction that is clearly and timely identified, including gain from the sale or disposition of such a financial instrument, will not constitute gross income for purposes of the 95% gross income test to the extent the financial instrument hedges indebtedness incurred or to be incurred to acquire or carry real estate assets.

•

The foregoing is a non-exhaustive list of changes applicable to REITs that are contained in the American Jobs Creation Act. The provisions contained in this legislation relating to the expansion of the securities safe harbor and a REIT’s ability to enter into leases with its taxable REIT subsidiaries would apply to taxable years beginning after December 31, 2000, and the remaining provisions described above generally would apply to taxable years beginning after October 22, 2004.

Backup Withholding

We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under current law, if a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 28%. These rules may apply in the following circumstances:

•	when a shareholder fails to supply a correct taxpayer identification number;

•	when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number; or

•	in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder’s United States federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

The United States Treasury has issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. You should consult your own tax advisor concerning the adoption of the final withholding and information reporting regulations and their potential effect on your ownership of Units.

Taxation of Foreign Investors

The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Units, including any withholding and reporting requirements, as well as the tax treatment of an investment under the laws of their home country.

State and Local Taxes

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, it is not clear that subsequent to December 31, 2000, all of the states have legislation similar to the federal legislation permitting taxable REIT subsidiaries. In those states where legislation similar to the federal legislation regarding taxable REIT subsidiaries is not in force, the state tax treatment will not conform to the federal treatment described above. If we were to transact business in a state whose tax laws do not conform to the Code, the rents received from Apple Eight Hospitality Management or its subsidiaries may be treated as related party rents with the result that for state income tax purposes we may not qualify as a REIT. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

ERISA CONSIDERATIONS

ERISA and the Internal Revenue Code impose requirements on Plans and Plan fiduciaries. The term “Plan” means an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA; a plan, as defined in section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans; and an entity whose underlying assets include plan assets by reason of a plan’s investment in that entity, including insurance company general accounts. A Plan fiduciary considering an investment in the Units should determine, among other factors, whether that investment is permitted under the governing Plan, is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent considering the factors discussed in this prospectus.

ERISA and the Code prohibit various transactions involving the assets of a Plan and persons referred to as parties in interest under ERISA or disqualified persons under the Code. A prohibited transaction could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities, unless exemptive relief is available under an applicable statutory or administrative exemption. The administrative exemptions include Prohibited Transaction Class Exemption (“PTCE”) 96-23, for certain transactions effected by in-house asset managers, PTCE 95-60, for certain transactions involving insurance company general accounts, PTCE 91-38, for certain transactions involving bank collective investment funds, PTCE 90-1, for certain transactions involving insurance company pooled separate accounts, and PTCE 84-14, for certain transactions determined by independent qualified professional asset managers. A Plan fiduciary considering an investment in the Units should consider whether that investment might constitute a prohibited transaction under ERISA or the Code and whether exemptive relief is available.

A number of employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the restrictions of ERISA. As a result, assets of these plans may be invested in the Units without regard to the ERISA restrictions, subject to the provisions of any other applicable federal or state law. You should note, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

Prohibited Transaction Considerations

Treatment of REIT Assets as Plan Assets. A transaction involving the operation of the REIT might constitute a prohibited transaction under ERISA and the Code if assets of the REIT were deemed to be assets of an investing Plan. The United States Department of Labor has issued regulations, called the plan asset regulations, addressing whether the assets of a Plan would include the assets of an entity in which the Plan has invested for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. In general, under the plan asset regulations, when a Plan acquires an equity interest in an entity such as a REIT, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulations apply. In general, an equity interest is defined under the plan asset regulations as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and includes a beneficial interest in a trust.

If the assets of the REIT are deemed to be the assets of an investing Plan, any person who has discretionary authority or control with respect to the REIT assets, and any person who provides investment advice for a fee with respect to the REIT assets, will be a fiduciary of the investing Plan. This fiduciary status would increase the scope of activities that would constitute prohibited transactions under ERISA and the Code.

Exception for Real Estate Operating Company. The plan asset regulations provide an exception where a Plan acquires an interest in certain operating companies. In particular, when a Plan acquires an equity interest in a real estate operating company, the assets of the Plan will include the equity interest but not an undivided interest in the assets of the operating company. An entity is a real estate operating company for purposes of the plan asset regulations if (i) at least 50% of its assets are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate in management or development activities, and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because the company is a blind pool company, we cannot assure you that it will be a real estate operating company within the meaning of the plan asset regulations.

Exception for Insignificant Participation by Benefit Plan Investors. The plan asset regulations provide that the assets of an entity such as the REIT will not be deemed to be the assets of an investing Plan if equity participation in the entity by benefit plan investors, such as employee benefit plans or individual retirement accounts, is not significant. An equity participation in an entity is not deemed to be significant if benefit plan investors hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We cannot assure you that benefit plan investors will hold less than 25% of the value of each class of equity interests in the REIT.

Exception for Publicly Offered Securities. The plan asset regulations provide that the issuer of a publicly-offered security acquired by a Plan will not be deemed to hold Plan assets solely because of that acquisition. A publicly-offered security is a security that is “freely transferable,” part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and either:

•	part of a class of securities registered under the Exchange Act; or

•

sold to the Plan as part of an offering of securities to the public under the Securities Act; provided, however, that the class of securities of which the security is a part must be registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

The plan asset regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

The Units offered are securities that will be registered under the Securities Act and are or will be registered under the Exchange Act. Furthermore, we believe that the restrictions imposed under our bylaws on the transfer of the Units are limited to the restrictions on transfer generally permitted under the plan asset regulation, and are not likely to result in the failure of the Units to be “freely transferable.” We also believe that the restrictions that apply to the Units held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with Units, are unlikely to result in the failure of the Units to be “freely transferable.” Nonetheless, no assurance can be given that the Department of Labor could not reach a contrary conclusion.

In addition, we cannot assure you that the Units will be held by 100 or more independent investors, and no monitoring or other measures will be taken to insure that this requirement of the publicly offered security exception will be satisfied. If the Units do not qualify as publicly offered securities under the plan asset regulations, the assets of the REIT may be deemed the assets of any Plan that invests in the Units. In that event, transactions involving the REIT and either parties in interest or disqualified persons with respect to an investing Plan might be prohibited under ERISA or the Code and could subject disqualified persons to excise taxes and impose other liabilities on Plan fiduciaries, unless exemptive relief is available under an applicable statutory or administrative exemption.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of or with the assets of a Plan consult their own counsel regarding the consequences to the Plan of that investment, including the consequence to the Plan if the assets of the REIT were to become subject to the fiduciary and prohibited transaction rules of ERISA and the Code.

Additional Considerations for Insurance Company General Accounts

In John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), the United States Supreme Court held that, under some circumstances, assets held in an insurance company’s general account may be deemed to be assets of Plans that were issued policies supported by that general account.

The Small Business Job Protection Act of 1996 added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and the Code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of a Plan to the extent the criteria set forth in DOL regulations are satisfied. This new section also requires the DOL to issue regulations establishing those criteria. On January 5, 2000, the DOL issued final regulations, called the general account regulations, for this purpose. The general account regulations became generally applicable July 5, 2001. The general account regulations provide that, when a Plan acquires a policy issued by an insurance company on or before December 31, 1998 which is supported by assets of the insurance company’s general account, the assets of the Plan will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations do not apply to any general account policies issued after December 31, 1998.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of an insurance company general account consult their own counsel regarding the effect of the John Hancock decision and the general account regulations on that investment.

CAPITALIZATION

Our capitalization as of January 19, 2007, and as adjusted to reflect the issuance and sale of the Units offered assuming the minimum offering and maximum offering and after deducting anticipated offering expenses, selling commissions and the marketing expense allowance is as follows:

		As Adjusted
	Actual	Minimum Offering	Maximum Offering
Units; no par value; 10 Units issued, 4,761,905 and 91,125,541 Units issued as adjusted, respectively	$110	$44,250,000	$895,000,000

240,000 Series B convertible preferred shares issued	$24,000	$24,000	$24,000

Number of Units to be issued on conversion of 240,000 Series B convertible preferred shares		221,571	5,801,050

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were organized on January 19, 2007 and have no significant operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code.

Liquidity and Capital Resources

Our principal source of liquidity will be the proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments. In addition, we may borrow funds, subject to the approval of our board of directors.

To fund start-up costs prior to receiving proceeds from this offering we have obtained an unsecured line of credit in a principal amount of $400,000. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, our chairman, chief executive officer and president, has guaranteed repayment of the line of credit. Mr. Knight did not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is January 30, 2008. We may prepay the line of credit without premium or penalty. We expect to repay this debt with proceeds from the sale of Units. As of March 31, 2007, the Company had approximately $47,000 of cash on hand and $250,000 outstanding under the line of credit.

Before initial closing of the sale of the Units, we expect to incur up to approximately $350,000 in certain costs, including, among other items, $107,000 for an SEC filing fee, $75,500 for an NASD filing fee, approximately $45,000 for state filing fees, approximately $100,000 for legal and accounting fees and approximately $10,000 for printing and related services. We expect that the aggregate amounts required by us before the initial closing of the sale of the Units will be less than $400,000 and, therefore, that we will not need to secure any sources of liquidity other than the unsecured line of credit from Wachovia Bank, N.A.

Once we begin the offering and acquire properties, we anticipate that our cash flow from operations and the offering will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. As REIT’s are required to distribute substantially all of their earnings and profits annually, there may be distributions that include a return of capital. Additionally, due to the inherent delay between raising capital and investing that same capital in income producing real estate, a portion of distributions paid may be funded from our offering of units. Earnings and profits is less than operating cash flow due to non-cash expenses such as depreciation. Inflation may increase our operating costs, including our costs on bank borrowings, if any. As of the date of this prospectus, we have no material commitments for capital expenditures.

We intend to establish a working capital reserve of at least 0.5% of the proceeds from this offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.

Critical Accounting Policies

The following contains a discussion of what we believe to be critical accounting policies. These items should be read to gain a further understanding of the principles used to prepare our financial statements. These principles include application of judgment; therefore, changes in judgments may have a significant impact on our reported results of operations and financial condition.

We account for acquisitions utilizing the purchase method, and accordingly, the results of the acquisition properties are included in our results of operations from the date of acquisition. We allocate the purchase price to the acquired tangibles, consisting of land, building and improvements and other assets and liabilities and if material, identified intangible assets and liabilities, including above/below market leases and at-market leases in place based on their fair values. All liabilities with maturities in excess of one year assumed in connection with an acquisition are marked to market at the date of the acquisition using a market interest rate in effect at that date for similar debt agreements with similar maturities. The resulting premium or discount is amortized into interest expense over the life of the related debt agreement using the effective interest method. Determinations of fair values used in purchase price allocation is by its nature subjective and may have a significant impact on reported asset and liability balances in the consolidated balance sheets and in the reported amounts of depreciation expense and interest expense in the consolidated statements of operations.

Capitalization Policy

We consider expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets; the unit cost for each asset must be at least $50, with the aggregate cost of the group purchase being at least $750, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $2,500, and the useful life of the asset must be substantially extended. Most repair costs are considered routine repair and replacement costs and are expensed as incurred to property operating expenses.

Impairment Losses Policy

We record impairment losses on properties used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows (cash inflows less associated cash outflows) estimated to be generated by the respective properties are less than the properties’ carrying amounts. Impairment losses are measured as the difference between the asset’s fair value, and its carrying value.

Start Up Costs

Start up costs are expensed as incurred.

Related Party Transactions

We will have significant transactions with related parties. These transactions cannot be construed to be arms length and the results of our operations may be different if these transactions were conducted with non-related parties.

We will contract with Apple Suites Realty to provide brokerage services for the acquisition and disposition of our real estate assets. In accordance with the contract, Apple Suites Realty is to be paid a fee of 2% of the gross purchase price of any acquisitions or 2% of the gross sale price of any dispositions of real estate investments, subject to certain conditions. The fees paid to Apple Suites Realty will be capitalized as part of the purchase price of the properties.

We have negotiated an advisory agreement with Apple Eight Advisors to provide for management of us and our assets. We will pay to Apple Eight Advisors an annual fee ranging from 0.1% to 0.25% of total equity proceeds received by us, in addition to certain reimbursable expenses, for these services.

Apple Eight Advisors and Apple Suites Realty are 100% owned by Mr. Knight. Apple Eight Advisors and Apple Suites Realty may purchase in the “best efforts” offering up to 2.5% of the total number of our shares sold in the “best efforts” offering, once the minimum offering is completed.

We issued 240,000 Series B convertible preferred shares to Mr. Knight. The Series B convertible preferred shares were issued in exchange for payment of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. There are no dividends payable on the Series B convertible preferred shares. On liquidation, the holder of the Series B convertible preferred shares will be entitled to a liquidation payment of $11 per share before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

Each holder of outstanding Series B convertible preferred shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

•

substantially all of our assets, stock or business, is transferred through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$ 1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

Upon the occurrence of any conversion event, the 240,000 Series B convertible preferred shares may be converted into a maximum of 5,801,050 common shares, based upon the gross proceeds raised through the date of conversion in this $1 billion offering made by our prospectus. In addition, upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and the priority distribution in liquidation associated with the Series A preferred shares will disappear. No additional consideration is due upon the conversion of the Series B convertible preferred shares.

Expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4-6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4-6% of the outstanding Units at any given time.

PLAN OF DISTRIBUTION

We are selling the Units using the service of David Lerner Associates as the managing dealer. The Units are being offered on a “best efforts” basis, meaning that the managing dealer is not obligated to purchase any Units. No Units will be sold unless at least a minimum of 4,761,905 Units has been sold no later than one year after the date of this prospectus. None of our affiliates will purchase Units for the purpose of meeting the minimum offering amount. If the minimum offering of Units is not sold by that date, the offering will terminate and all funds deposited by investors into the interest-bearing escrow account will be promptly refunded in full, with interest and without deduction. We will not charge fees on funds returned if the minimum offering is not met. American Stock Transfer & Trust Company, will act as escrow agent for the escrow account until the minimum offering of Units is sold. The address of the escrow agent is: American Stock Transfer & Trust Company, 59 Maiden Lane—Plaza Level, New York, New York 10038.

The Units are offered at $10.50 per unit until the minimum offering of $50,000,000 in Units is achieved and the minimum 4,761,905 Units have been sold. Thereafter, the Units will be offered at $11 per share.

Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. If we were to list the Units on a national securities exchange, the Unit price might drop below our shareholders’ original investment.

The offering of Units is expected to terminate when all Units offered by this prospectus have been sold or one year from the date hereof, unless extended by us for up to an additional year in order to achieve the maximum offering of 91,125,541 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators, to extend the offering.

Purchasers will be sold Units at one or more closings. Following the sale of the minimum offering, additional closings will be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the Units. It is expected that after the initial closing of the sale of the minimum offering, purchasers will be sold Units no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the initial disbursement of funds will be held in purchasers’ accounts with David Lerner Associates until the next closing, and then disbursed to us.

In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative, David Lerner Associates. By executing the subscription agreement, the investor is not waiving any rights under the Securities Act of 1933.

We intend to hold investors’ funds in escrow in an interest-bearing account with American Stock Transfer & Trust Company Association until the minimum offering of 4,761,905 Units is achieved and the initial closing has occurred. The account will pay interest to investors from the date the investors’ funds are received until the date of the initial closing. American Stock Transfer & Trust Company will remit the aggregate interest on escrowed funds to David Lerner Associates, and David Lerner Associates will pay the individual investors their interest. After the initial closing, investors’ funds will be held in each purchaser’s account with David Lerner Associates or other broker-dealers pending each applicable closing. Investors’ subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing.

Each investor who desires to purchase Units will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Appendix A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of Units subscribed for, and the manner in which ownership will be held, the Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated “(a)” through “(h).”

We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

We have established certain suitability standards in determining whether we should accept a subscription agreement from any purchaser. These suitability standards include those standards established by certain states where we plan to offer the Units. Except for the State of North Carolina and the State of Washington, each purchaser of Units must certify that he has either:

•	a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or

•	a net worth (similarly defined) of at least $150,000.

Each North Carolina or Washington purchaser must certify that he has either:

•	a minimum annual gross income of $60,000 and a net worth (similarly defined) of at least $60,000, or

•	a net worth (similarly defined) of at least $225,000.

These standards impose minimum income and net worth standards which we believe are reasonable considering our planned business activities and the risks associated with a purchase of the Units. These risk factors include the potential income tax implications to purchasers, the lack of liquidity in the Units, potential variances in cash distributions to purchasers, our use of leverage, the financial condition of our sole promoter, Mr. Knight, the relationship between Mr. Knight, Apple Eight Advisors and purchasers, past and potential future transactions between Mr. Knight, Apple Eight Advisors and us, and the risks generally inherent in the hotel, apartment and other income-producing real estate industry. See the discussion of “Risk Factors” beginning on page 10 of this Prospectus.

We will require each purchaser to review and complete a Subscription Agreement in which he will represent that he meets the applicable suitability standards described above. The form of the Subscription Agreement is attached as Appendix A. We rely on the representations made by the purchaser in the Subscription Agreement in assuring adherence to these suitability standards by David Lerner Associates, Inc.

Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

(a) You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

(b) You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the Units.

(c) You represent that you have adequate financial resources, understand the financial risks of an investment in Units, and understand that there is no ready ability to sell or otherwise dispose of your investment in Units.

(d) You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $45,000 (higher in certain states) and gross income of $45,000 (higher in certain states), or a net worth (with the same exclusions) of at least $150,000 (higher in certain states). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

(e) If you are acting on behalf of an entity, you represent that you have authority to bind the entity.

(f) You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

(g) You understand that we have the right, in our sole discretion, to accept or reject your subscription for Units.

(h) You agree to settle by arbitration any controversy between you and your broker concerning the Subscription Agreement and the investment represented by the Subscription Agreement.

It is expected that shareholders will be able to elect to reinvest any distributions from us in additional Units available in this offering, for as long as this offering continues. This option is referred to as the Additional Share Option. Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 3,000,000 Units offered through this prospectus will be purchased through shareholders’ reinvestment of distributions in Units pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

Subject to the Additional Share Option being available through the broker-dealer which initially sells a shareholder its Units, a shareholder will be able to elect the option by directing, on its subscription agreement, that cash distributions be reinvested in additional Units. Distributions attributable to any calendar quarter will then be used to purchase Units in this offering. As described under “Federal Income Tax Considerations – Taxation of U.S. Shareholders,” a shareholder who elects the Additional Share Option will be taxed as if it had received its distributions that are used to purchase additional Units. A shareholder may elect to terminate its participation in the Additional Share Option at any time by written notice sent by it to the broker-dealer through which the shareholder initially purchased Units. The notice will be effective with respect to distributions attributable to any month if it is sent at least 10 days before the end of that month.

We intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units.

Funds not invested in real properties may be invested by us only in:

(a) bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by the escrow agent and its affiliates);

(b) short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

(c) short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including the escrow agent and its affiliates) located in the United States and having net worth of at least $50,000,000; or

(d) similar highly liquid investments to the extent permitted by applicable laws and regulations.

We will pay to David Lerner Associates selling commissions on all sales made, including shares sold through the Additional Share Option, in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11 per Unit. We will also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11 per Unit. The maximum selling commission payable to David Lerner Associates is $75,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $25,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates at the times of the issuance of Units to purchasers.

The following table reflects the compensation payable to David Lerner Associates:

	Price To Public	Commissions	Marketing Expense Allowance
Per Unit Minimum offering	$10.50	$0.7875	$0.2625
Per Unit Maximum offering	$11.00	$0.8250	$0.2750
Total Minimum offering	$50,000,000	$3,750,000	$1,250,000
Total Maximum offering	$1,000,000,000	$75,000,000	$25,000,000

Prospective investors are advised that David Lerner Associates reserves the right to purchase Units, on the same terms applicable generally to sales pursuant to this prospectus, for its own account, at any time and in any amounts, to the extent not prohibited by relevant law. If David Lerner Associates, Inc. purchases Units, we will not count any of the Units purchased by David Lerner Associates, Inc. to reach the minimum offering amount. It is not expected that the managing dealer or other broker-dealers will purchase Units.

The agency agreement between us and David Lerner Associates permits David Lerner Associates to use the services of other broker-dealers in offering and selling the Units, subject to our approval. David Lerner Associates will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner Associates may be deemed to be an “underwriter” for purposes of the Securities Act of 1933 in connection with this offering. Purchasers’ checks are to be made payable to David Lerner Associates unless the investor elects to use a portion of the proceeds in his or her David Lerner brokerage account. David Lerner Associates will forward to the escrow agent funds representing subscription payments by noon of the next business day following receipt by David Lerner Associates of the subscription payments.

David Lerner Associates is a member of the NASD. Any other broker-dealers allowed to sell Units will be NASD members.

Purchasers are required to purchase a minimum of $5,000 in Units or $2,000 in Units for Plans. After the minimum offering is achieved, Apple Eight Advisors and Apple Suites Realty may purchase in this offering up to 2.5% of the total number of Units sold in the offering, on the same terms and conditions as the public. If Apple Eight Advisors and Apple Suites Realty purchase any Units, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of Units in this offering by Apple Eight Advisors and Apple Suites Realty must be for investment, and not for resale or distribution. The Units described in this paragraph are exclusive of the Units which may be issued under our stock incentive plans.

There has been no previous market for any of our Units. The initial offering price for the Units is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

We have agreed to indemnify David Lerner Associates against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates for losses from a breach of any warranties made by us in the agency agreement.

DESCRIPTION OF CAPITAL STOCK

The information set forth below is only a summary of the material terms of our common shares, Series A preferred shares, and Series B convertible preferred shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares, the Series A preferred shares and the Series B convertible preferred shares.

Our authorized capital stock consists of:

•	200,000,000 common shares, no par value;

•	200,000,000 Series A preferred shares, no par value;

•	240,000 Series B convertible preferred shares, no par value; and

•	15,000,000 additional preferred shares.

Each common share and accompanying Series A preferred share will be fully paid and non-assessable upon issuance and payment therefor. As of the date of this prospectus, there were 10 common shares and accompanying Series A preferred share issued and outstanding and 240,000 Series B convertible preferred shares issued and outstanding. All 240,000 authorized Series B convertible preferred shares are held by Glade M. Knight.

Common Shares

Dividend and Distribution Rights

Our common shares have equal rights in connection with:

•	dividends;

•	distributions; and

•	liquidations.

If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:

•	the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares; and

•	the amount of the dividend may be limited by law.

If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets. Upon liquidation, the rights of the holders of the common shares will initially arise out of their rights as holders of the Series A preferred shares. In addition, in the event that the liquidation of our company results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the holders of the common shares and the holder of the Series B convertible preferred shares, on an as converted basis.

Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

Voting Rights

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

•	dissolve;

•	amend our charter or articles of incorporation;

•	merge;

•	sell all or substantially all of our assets; or

•	engage in a share exchange or similar transaction;

except for amendments to our articles of incorporation relating to the classification of the board of directors. This matter requires the approval of at least two-thirds of the shares entitled to vote.

The transfer agent and registrar for the common shares will be Wachovia Bank.

Series A Preferred Shares

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of our assets in liquidation, dissolution or winding up of our business. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution, the Series A preferred shares will have no other distribution rights. In the event we pay special dividends on our common shares, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. In order to be a special dividend for this purpose, our board of directors must specifically designate the dividend as a special dividend which reduces the priority distribution to Series A preferred shares. We anticipate that we will not pay any Special Dividend from ordinary operating revenue.

The Series A preferred shares will terminate and have no liquidation preference or any other rights upon:

•	the conversion of the Series B convertible preferred shares into common shares, as described below; or

•	the reduction of the $11.00 priority distribution payment to zero as a result of the payment of one or more special dividends which aggregates $11.00.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares.

Series B Convertible Preferred Shares

Our authorized capital stock includes 240,000 Series B convertible preferred shares. Mr. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

•

substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight, as a board member and as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expired without renewal, or we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Termination of the advisory agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 240,000 Series B convertible preferred shares are convertible into a maximum of 5,801,050 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $1 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $24,000.

The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4-6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4-6% of the outstanding Units at any given time.

Following the occurrence of an event permitting conversion of the Series B convertible preferred shares, we will disclose the conversion of the Series B convertible preferred shares (and the resulting termination of the Series A preferred shares and the termination of the priority distribution in liquidation associated with the Series A preferred shares) in a supplement to this prospectus (if this offering is then still continuing) and in a Report on Form 8-K (as required by law). We would also expect to notify our shareholders of the occurrence of the conversion of the Series B convertible preferred shares in our next quarterly or annual report sent to our shareholders, or, if we deem it appropriate, in a separate letter or notice mailed to our shareholders.

Preferred Shares

Our articles of incorporation authorize our issuance of up to 15 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares have been issued.

We believe that the authorization to issue additional preferred shares benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders’ meeting.

At present, we have no specific financing or acquisition plans involving the issuance of additional preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Restrictions On Transfer

To qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being “closely-held” within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be “excess shares.” Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

•	the price paid for the excess shares by the intended transferee; or

•	if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

Facilities for Transferring Common Shares

No public market for the Units currently exists. We do not plan to cause the common shares nor the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the Units to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. In addition, the Units are uncertificated securities, are not represented by stock certificates, and may be difficult to transfer. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

Unit Redemption Program

Prior to the time that our Units may be listed on a national securities exchange, our shareholders who have held their Units for at least one year may receive the benefit of limited liquidity by presenting for redemption all or a portion of their Units to us at any time in accordance with the procedures outlined in this prospectus. At that time, we may, subject to the conditions and limitations described below, redeem the Units presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely.

After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to: (1) for redemptions made during the first three (3) years from the date of your purchase of the Units to be redeemed, 92% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first three (3) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed. In the case of redemption of Units following the death of a shareholder, the purchase price will equal 100% of the price paid by the deceased shareholder for the Units to be redeemed without regard to the date of purchase of the Units to be redeemed.

In the event that you are redeeming all of your Units, Units purchased pursuant to our Additional Share Option or our dividend reinvestment plan we plan to implement following the conclusion of this offering may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. The board of directors reserves the right in its sole discretion at any time and from time to time to:

•

waive the one-year holding period in the event of the death of a shareholder, a shareholder’s disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a shareholder’s IRA;

•	reject any request for redemption;

•	change the purchase price for redemptions; or

•	otherwise amend the terms of, suspend or terminate our Unit redemption program.

Redemption of Units, when requested, will be made quarterly. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under our Additional Share Option program or our dividend reinvestment plan we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to our Additional Share Option program or dividend reinvestment plan.

If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder’s IRA; and, finally, pro rata as to other redemption requests. The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes.

We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which units are redeemed.

In general, a shareholder or his or her estate, heir or beneficiary may present to us fewer than all of the Units then-owned for redemption, except that the minimum number of Units that must be presented for redemption shall be at least 25% of the holder’s Units. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased shareholder; (2) by a shareholder who is deemed by our board of directors to be disabled or in need of long-term care; (3) by a shareholder due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a shareholder due to a mandatory distribution under such shareholder’s IRA, a minimum of 10% of the shareholder’s Units may be presented for redemption; provided, however, that any future redemption request by such shareholder must present for redemption at least 25% of such shareholder’s remaining Units.

A shareholder who wishes to have Units redeemed must mail or deliver to us a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Units redeemed following the death of a shareholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the shareholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A shareholder requesting the redemption of his Units due to a disability must mail or deliver to us a written request on a form provided by us, including the evidence acceptable to our board of directors of the shareholder’s disability. If the Units are to be redeemed under any conditions outlined herein, we will forward the documents necessary to effect the redemption, including any signature guaranty we may require.

The Unit redemption program is only intended to provide limited liquidity for shareholders until a secondary market develops for the Units. No such market presently exists, and we cannot assure you that any market for your Units will ever develop. If you redeem Units under the Unit redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

The Units we purchase under the Unit redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

We will not begin the Unit redemption program until the expiration of one year from the initial closing of this offering. If we terminate, suspend, reduce the scope of or otherwise change the Unit redemption program, we will disclose the changes in reports filed with the Commission. We also will send written notification to all of our shareholders reporting the change.

We intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units. Once the DRIP is established, funding for the redemption of shares will come from the proceeds we receive from the sale of Units under our DRIP. At that time, subject to funds being available, we will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of shares outstanding during the 12-month period immediately prior to the date of redemption; and funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan provided that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Notwithstanding the foregoing, we may consider other sources of funding other than the DRIP to fund the redemption of shares under the Unit redemption program. No commissions will be payable under the dividend reinvestment plan.

SUMMARY OF ORGANIZATIONAL DOCUMENTS

The following is a summary of the material provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof. The articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Board of Directors

The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. “For cause” is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director’s duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor’s term. The number of directors shall not be less than three nor more than 15, except that before initial closing, there will be a minimum of one director. At the time of initial closing, there will be three directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least two directors.

Responsibility of Board of Directors, Apple Eight Advisors, Officers and Employees

Our articles of incorporation provide that the directors and officers shall have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct, bad faith, reckless disregard of duties or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Eight Advisors shall have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to our property for satisfaction of claims arising in connection with our affairs. The articles of incorporation and the advisory agreement, respectively, provide that we shall indemnify any present or former director, officer, employee or agent, and Apple Eight Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent, or Apple Eight Advisors was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys’ fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Units unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; or

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnity.

To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or on behalf of Apple Eight Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders’ litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, Apple Eight Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, Apple Eight Advisors and its affiliates in making decisions and taking actions with respect to us. Subject to the exculpation and indemnification provisions in the articles of incorporation, the advisory agreement, and as otherwise provided by law, Apple Eight Advisors and the directors and officers are accountable to us and our shareholders as fiduciaries and must exercise good faith and integrity in handling our affairs. As noted above, however, the exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability which would be imposed upon the directors, officers, Apple Eight Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.

Issuance of Securities

Subject to the number of shares authorized in the articles of incorporation, the board of directors may in its discretion issue additional common shares, preferred shares, or other equity or debt securities, including options, warrants and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we acquire property, as part or all of the purchase price of the property, or (2) to Apple Eight Advisors and Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while Units are offered by us to the public, the public offering price of the Units shall be deemed their value.

We have adopted two stock incentive plans for the benefit of our directors and employees.

Our authorized capital stock includes 240,000 Series B convertible preferred shares. Mr. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series

B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

•

substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$ 1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expired without renewal or if we cease to use Apple Eight Advisors to provide property acquisition and disposition services or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Termination of the advisory agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 240,000 Series B convertible preferred shares are convertible into a maximum of 5,801,050 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $1 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $24,000.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Redemption and Restrictions on Transfer

For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding shares.

Amendment

The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.

Shareholder Liability

The holders of our Units shall not be liable personally on account of any of our obligations.

Antitakeover Provisions

Our bylaws contain restrictions on stock ownership that may discourage or preclude third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders’ ability to change our management.

In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis, but has no obligation to do so. As a result, without our board’s approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party’s ability to acquire control of us.

Our articles of incorporation authorize the board, without shareholder approval, to issue up to 15,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares and Series B convertible preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could be structured and implemented in a manner that could delay or prevent a change in control even if a change were in our shareholders’ best interest. Rights of this type are sometimes referred to as a “poison pill.”

We also have a staggered board. This means that all of our directors are not elected on an annual basis but elected for three year terms with only a portion of the directors being elected annually. Having a staggered board makes it difficult for shareholders to effectuate a change in control because more than one annual meeting of shareholders may be necessary to replace a majority of the members of the board.

Under our bylaws, the number of our directors can be as few as three or as many as 15, as determined by our board. Thus, our board may increase the number of directors and, under our bylaws, the newly-created directorships resulting from an increase in the size of the board may be filled by the existing directors. As a result, if faced with an attempt to take control of our board, our directors could increase the size of the board and install directors opposed to the takeover attempt. Similarly, the directors could install additional directors to oppose directors elected by shareholders seeking to change our management policies, objectives or other matters.

Our bylaws also require that a shareholder who desires to nominate a candidate for election to the board of directors, or to raise new or additional business at an annual or special meeting of shareholders, comply with a number of procedural conditions and requirements described in the bylaws. These conditions and requirements could as a practical matter make it more difficult for a shareholder to nominate a candidate for election to the board or to raise business matters at a meeting of shareholders.

SALES LITERATURE

The offering is made only by means of this prospectus. We have not authorized the use of any other supplemental literature in connection with the offering.

REPORTS TO SHAREHOLDERS

Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to Apple Eight Advisors and Apple Suites Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles. The shareholders also have the right under applicable law to obtain other information about us.

LEGAL MATTERS

The validity of the Units offered by this prospectus will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. McGuireWoods LLP will also pass upon specified matters relating to federal income tax considerations.

EXPERTS

The consolidated balance sheet of Apple REIT Eight, Inc. as of January 22, 2007 (initial capitalization), appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPERIENCE OF PRIOR PROGRAMS

The tables following this introduction set forth information with respect to certain of the prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the “prior program sponsor.” These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2006. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone, Apple REIT Seven, Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Part II of our registration statement contains detailed information on the property acquisitions of Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six and Apple REIT Seven and is available without charge upon request of any investor or prospective investor. Please send all requests to Apple REIT Eight, Inc., 814 East Main Street, Richmond, VA 23219, Attn: Kelly Clarke; telephone: 804-344-8121.

In the five years ending December 31, 2006, Glade M. Knight sponsored only Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six and Apple REIT Seven, which have investment objectives similar to ours. Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six and Apple REIT Seven were formed to invest in existing residential rental properties and/or extended-stay and select-service hotels and possibly other properties for the purpose of providing regular monthly or quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

The information in the following tables should not be considered as indicative of our capitalization or operations. Also past performance of prior programs is not necessarily indicative of our future results. Purchasers of units offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of Units in us.

See, “Apple Eight Advisors and Apple Suites Realty – Prior Performance of Programs Sponsored by Glade M. Knight” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to those of the Company.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•

“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple REIT Seven, Apple REIT Six and Apple Hospitality Five, whose investment objectives are similar to those of Apple REIT Eight, and whose offering closed or was in progress within the three years ending December 31, 2006.

	Apple REIT Seven	Apple REIT Six	Apple Hospitality Five
Dollar Amount Offered	$1,000,000,000	$1,000,000,000	$500,000,000
Dollar Amount Raised	405,117,000	1,000,000,000	500,000,000
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%	10.00%
Organizational Expenses	0.32%	0.21%	0.30%
Other	0.00%	0.00%	0.00%
Reserves	0.50%	0.50%	0.50%
Percent Available from Investment	89.18%	89.29%	89.20%
ACQUISITION COSTS:
Prepaid items and fees to purchase property (1)	84.96%	87.29%	87.20%
Cash down payment	2.22%	0.00%	0.00%
Acquisition fees (2)	2.00%	2.00%	2.00%
Other	0.00%	0.00%	0.00%
Total Acquisition Costs	89.18%	89.29%	89.20%
Percentage Leverage (excluding unsecured debt)	8.80%	7.00%	1.11%
Date Offering Began	March 2006	April 2004	January 2003
Length of offering (in months)	10	23	15
Months to invest 90% of amount available for investment (measured from beginning of offering)	N/A	21	24

(1)	This line item includes the contracted purchase price plus any additional closing costs such as transfer taxes, title insurance and legal fees.
(2)	Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor. The acquisition fees includes real estate commissions paid on the acquisition.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2006, and (ii) by all other programs during the three years ended December 31, 2006.

	Apple REIT Seven	Apple REIT Six	Apple Hospitality Five	Apple Hospitality Two		Apple Suites (3)		Cornerstone (6)
Date offering commenced	March 2006	April 2004	January 2003	May 2001		August 1999		May 1993
Dollar amount raised	$405,117,000	$1,000,000,000	$500,000,000	$300,000,000		$125,000,000		$432,309,000
Amounts Paid to Prior Program Sponsor from Proceeds of Offering:
Acquisition fees
Real Estate commission	6,800,000	16,550,000	8,200,000	8,247,000		3,389,000		4,075,000
Advisory Fees (7)	876,000	5,500,000	4,100,000	749,000		706,000		516,000
Other	—	—	—	—		—		—
Cash generated from operations before deducting payments to Prior Program Sponsor	6,023,000	118,674,000	132,523,000	188,634,000		22,416,000		346,528,000
Management and Accounting Fees	—	—	—	—		(1)		3,088,348
Reimbursements	—	—	—	423,000		572,000		2,718,000
Leasing Fees	—	—	—	—		—		—
Other Fees	—	—	—	15,700,000	(4)	3,840,000	(5)	13,266,000	(2)

There have been no fees from property sales or refinancings

(1)

Effective January 1, 2001, Apple Suites acquired Apple Suites Management and its subsidiaries. In 2000, Apple Suites paid Mr. Glade M. Knight, its President and Chairman, a deposit of $900,000 in exchange for all of the issued and outstanding stock of Apple Suites Management. For financial reporting purposes, Apple Suites recorded the $900,000 of cash plus the fair value of net liabilities assumed of $513,520 from Apple Suites Management and its subsidiaries as a management termination fee (total of $1,413,520) in 2001. Effective January 1, 2001, all inter-company transactions, including lease revenue and rental expenses, between Apple Suites and Apple Suites Management were eliminated in consolidation.

(2)

Upon the merger transaction in which Cornerstone acquired Apple Residential (on July 23, 1999), the Class B convertible shares of Apple Residential, all of which were held by management of Cornerstone, were converted into Series A convertible preferred shares of Cornerstone. The amount shown is the expense that resulted upon conversion.

(3)	Effective January 31, 2003 Apple Suites merged with and into a subsidiary of Apple Hospitality Two.

(4)

Effective January 31, 2003, Apple Hospitality Two acquired all shares of Apple Suites Advisors (previously owned by Mr. Glade Knight). As a result of this transaction, Mr. Knight received $2 million in cash and a note due in 2007 in the amount of $3.5 million. Additionally as the result of this transaction, Apple Hospitality Two’s Series B Preferred Shares were converted into approximately 1.3 million Series C Preferred Shares. The Series C Preferred Shares were valued at $10.2 million.

(5)

Effective with the merger of Apple Suites and Apple Hospitality Two the 24,000 Series B Shares owned by Mr. Knight or affiliates were converted into 480,000 common shares which were exchanged for 480,000 common shares of Apple Hospitality Two valued at $8 per share.

(6)	Effective April 1, 2005, Cornerstone merged with and into a subsidiary of Colonial Properties Trust.

(7)	Effective February 1, 2003, Apple Hospitality Five advisory fees and related expenses are paid to Apple Hospitality Two.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III – PART 1: OPERATING RESULTS OF PRIOR PROGRAMS*

Table III presents a summary of the annual operating results for Cornerstone, Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two and Apple Suites, whose offerings closed or were in progress in the five year period ending December 31, 2006. Cornerstone merged into Colonial Properties Trust on April 1, 2005, therefore no results are presented for the year ended December 31, 2006 or 2005. Apple Suites merged into Apple Hospitality Two on January 31, 2003. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2004 Cornerstone	2003 Cornerstone	2002 Cornerstone	2005 Apple REIT Six	2004 Apple REIT Six	2005 Apple Hospitality Five	2004 Apple Hospitality Five	2003 Apple Hospitality Five
Gross revenues	$182,492,000	$171,652,000	$162,718,000	$101,790,000	$14,435,000	$109,413,000	$90,260,000	$33,130,000
Profit on sale of properties								—
Less: Operating expenses	97,043,000	82,668,000	74,860,000	68,733,000	11,623,000	71,207,000	59,107,000	20,944,000
Interest income (expense)	(46,050,000)	(45,622,000)	(41,653,000)	2,126,000	328,000	127,000	421,000	(33,000)
Depreciation	54,893,000	52,794,000	46,021,000	11,366,000	1,881,000	11,187,000	9,452,000	4,001,000
Net income (loss) GAAP basis	(15,494,000)	(7,298,000)	(83,000)	23,817,000	1,259,000	27,146,000	22,122,000	8,152,000
Taxable income	—	—	—	—	—	—	—	—
Cash generated from operations	40,026,000	41,678,000	46,815,000	28,907,000	2,904,000	38,504,000	30,955,000	10,656,000
Cash generated from sales	—	—	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—	—	—
Less cash distributions to investors	46,509,000	47,304,000	55,743,000	48,865,000	9,479,000	39,781,000	38,928,000	15,566,000
Cash generated after cash distribution	(6,483,000)	(5,626,000)	(8,928,000)	(19,958,000)	(6,575,000)	(1,277,000)	(7,973,000)	(4,910,000)
Less: Special items	—	—	—	—	—	—	—	—
Cash generated after cash distributions and special items	(6,483,000)	(5,626,000)	(8,928,000)	(19,958,000)	(6,575,000)	(1,277,000)	(7,973,000)	(4,910,000)
Capital contributions, net	6,908,000	51,666,000	6,774,000	471,784,000	333,295,000	(2,103,000)	89,836,000	356,429,000
Fixed asset additions	20,778,000	21,289,000	37,455,000	570,034,000	181,047,000	35,525,000	66,218,000	322,263,000
Line of credit-change in (1)	6,664,000	13,604,000	—	28,000,000	—	—	—	—
Cash generated (2)	373,000	13,000	(7,276,072)	(106,842,000)	142,766,000	(37,548,000)	14,810,000	23,817,000
End of period cash	1,766,000	1,393,000	1,380,000	35,948,000	142,790,000	1,082,000	38,630,000	23,820,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary Income	12	5	33	50	24	57	58	42
Capital gain	7	2	—	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income	12	5	33	50	24	57	58	42
Long-term capital gain	7	2	—	—	—	—	—	—
Return of capital	61	81	79	30	26	23	22	38
Source (on Cash basis)
Sales	7	—	—	—	—	—	—	—
Refinancings	—	—	—	—	—	—	—	—
Operations	73	88	112	80	50	80	80	80
Other	—	—	—		—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%			100%	—	100%	—

*	Any rows not reflected from SEC Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III – PART 2: OPERATING RESULTS OF PRIOR PROGRAMS

(See Introduction to Part 1 of Table III for further Information)

	2006 Apple REIT Seven	2006 Apple REIT Six	2006 Apple Hospitality Five	2006 Apple Hospitality Two	2005 Apple Hospitality Two	2004 Apple Hospitality Two	2003 Apple Hospitality Two	2002 Apple Hospitality Two
Gross revenue	$20,345,000	$235,875,000	$125,369,000	$235,473,000	$220,371,000	$204,297,000	$186,409,000	$103,258,000
Profit on sale of properties	—	—	—	—	—	—	—	—
Operating expenses	15,689,000	154,424,000	78,881,000	156,334,000	148,298,000	140,186,000	143,972,000	65,623,000
Interest income (expense)	1,855,000	(1,809,000)	134,000	(24,662,000)	(25,723,000)	(34,245,000)	(22,881,000)	(12,109,000)
Depreciation	3,073,000	25,529,000	12,856,000	27,796,000	25,415,000	24,068,000	18,747,000	7,335,000
Loss (Gain) discontinued operations	—	—	—	(1,914,000)	2,063,000	(651,000)	(688,000)	(676,000)
Net income (loss) GAAP basis	3,438,000	54,113,000	33,766,000	28,595,000	18,872,000	6,449,000	1,497,000	18,867,000
Taxable income	—	—	—	—	—	—	—	—
Cash generated from operations	5,158,000	81,363,000	47,008,000	56,079,000	46,819,000	20,367,000	35,923,000	24,003,000
Cash generated from sales	—	—	—	5,572,000	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—	—	—
Less cash distributions to investors	12,526,000	77,997,000	40,467,000	33,899,000	33,372,000	37,601,000	54,244,000	17,331,000
Cash generated after cash distribution	(7,368,000)	3,366,000	6,541,000	27,752,000	13,447,000	(17,234,000)	(18,321,000)	6,672,000
Special items	—	—	—	—	—	—	—	—
Cash generated after cash distribution and special items	(7,368,000)	3,366,000	6,541,000	27,752,000	13,447,000	(17,234,000)	(18,321,000)	6,672,000
Capital contributions, net	363,640,000	78,026,000	(226,000)	—	119,000	—	90,107,000	145,242,000
Fixed asset additions	318,157,000	62,075,000	9,231,000	26,636,000	26,636,000	22,174,000	60,876,000	20,225,000
Line of credit-change in	18,000,000	(28,000,000)	—	(2,175,000)	(7,175,000)	11,000,000	—	—
Cash generated	44,554,000	(9,788,000)	(335,000)	(121,000)	(12,703,000)	(4,178,000)	(108,226,000)	110,053,000
End of period cash	44,604,000	26,160,000	1,082,000	294,000	415,000	13,118,000	17,296,000	125,522,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	38	66	78	81	70	50	105	61
Capital gain	—	—	—	—	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income	38	66	78	81	70	50	105	61
Long-term capital gain	—	—	—	—	—	—	—	—
Return of capital	22	14	4	—	10	40	20	39
Source (on Cash basis)
Sales	—	—	—	—	—	—	—	—
Refinancings	—	—	—	—	—	—	—	—
Operations	60	80	82	81	80	90	125	100
Other	—	—	—	—	—	—	—	—
Amount (in percentage terms) remaining	100%	100%	100%	100%

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the aggregate results during the period of operation for Cornerstone Realty and Apple Suites, both of which completed operations within the five year period ending December 31, 2006. Cornerstone Realty merged into Colonial Properties Trust on April 1, 2005. Apple Suites merged into Apple Hospitality Two, Inc. on January 31, 2003.

	Cornerstone Realty (1)	Apple Suites (2)
Dollar Amount Raised	$432,309,000	$125,000,000
Number of Properties Purchased	107	17
Date of Closing of Offering	12/01/01	4/17/01
Date of First Sale of Property	3/10/00	1/31/03
Date of Final Sale of Property	4/01/05	1/31/03
Tax and Distribution Data per $1,000 Investment through:
Federal Income Tax Results:
Ordinary income (loss)
- from operations	$688	$193
- from recapture	$407	$205
Capital Gain (loss)	$28	$—
Deferred Gain
- Capital	$—	$—
- Ordinary	$—	$—
Cash Distributions to Investors	$1,123	$398
Source (on GAAP basis)
- Investment income	$716	$193
- Return of Capital	$407	$205
Source (on cash basis)
- Sales	$7	$—
- Refinancing	$—	$—
- Operations	$1,116	$398
- Other	$—	$—
Receivable on Net Purchase Money Financing	$—	$—

(1)	Merged into a subsidiary of Colonial Properties Trust on April 1, 2005

(2)	Merged into a subsidiary of Apple Hospitality Two, Inc. on January 31, 2003

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE V: SALES OR DISPOSALS OF PROPERTIES

On July 23, 1999, Apple Residential merged with Cornerstone. Prior to the merger, Apple Residential owned 29 apartment communities containing 7,503 apartment homes. The aggregate purchase price of these apartment communities was $311 million. In addition, Apple Residential’s debt of approximately $32 million was assumed by Cornerstone.

On January 31, 2003, Apple Suites, Inc. merged into a subsidiary of Apple Hospitality Two. Prior to the merger, Apple Suites owned 17 extended-stay hotels.

On April 1, 2005, Cornerstone merged into a subsidiary of Colonial Properties Trust. Prior to the merger, Cornerstone owned 87 apartment communities.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Sale of 2 Cornerstone apartment communities from January 1, 2004 through April 1, 2005 (date of merger into subsidiary of Colonial Properties Trust):
Arbors at Windsor Lake	Jan-97	Jul-04	$10,500,000	—	—	—	$10,500,000	—	$12,327,274	$12,327,274		(1)
Stone Ridge	Dec-93	Jul-04	5,500,000	—	—	—	5,500,000	—	6,688,548	6,688,548		(1)

			$16,000,000				$16,000,000		$19,015,822	$19,015,822

Sale of two hotels in 2006 Apple Hospitality Two, Inc.
Charlotte	Aug 02	Mar 06	$3,700,000	—	—	—	$3,700,000	—	$5,833,000	$5,833,000	$452,000
Spartanburg	Aug 02	Mar 06	1,900,000	—	—	—	1,900,000	—	3,202,000	3,202,000	343,000

			$5,600,000				$5,600,000		$9,035,000	$9,035,000	$795,000

(1)	Information is not available to the registrant. The information would have been transferred to Colonial Properties Trust (which was not and is not an affiliate of ours or of Cornerstone), which acquired through merger all of the properties (including certain books and records) of Cornerstone in April 2005, or the purchasers of these specific properties (which were not and are not affiliates of us or of Cornerstone). The registrant contacted an appropriate officer of Colonial Properties Trust regarding this information and was told that the information was not held by Colonial Properties Trust. In addition, the registrant contacted an appropriate former officer of Cornerstone as to the location of these purchasers and was told that these purchasers were no longer in existence. The registrant has also been unable to locate such purchasers independently.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in those prior programs.

APPLE REIT EIGHT, INC.

Report Of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Apple REIT Eight, Inc.

We have audited the accompanying consolidated balance sheet of Apple REIT Eight, Inc. as of January 22, 2007 (initial capitalization). This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Apple REIT Eight, Inc. at January 22, 2007 (initial capitalization), in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Richmond, Virginia

January 30, 2007

F-2

APPLE REIT EIGHT, INC.

CONSOLIDATED BALANCE SHEET AS OF JANUARY 22, 2007

ASSETS
Cash	$24,110
Prepaid Offering Costs	10,000

Total Assets	$34,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
Note Payable	—
Accrued expenses	$10,000

Total Liabilities	$10,000
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—
Series A preferred stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24,000
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	110

Total Shareholders’ Equity	24,110

Total Liabilities and Shareholders’ Equity	$34,110

F-3

APPLE REIT EIGHT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Apple REIT Eight, Inc. (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in hotels, residential apartment communities and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on January 22, 2007, when 10 shares of common stock and Series A preferred stock were purchased by Apple Eight Advisors, Inc. (see Notes 2 and 3). The Company’s fiscal year end is December 31. The consolidated balance sheet includes the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Income Taxes

The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

The Company has established Apple Eight Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS will lease all hotels from the Company and be subject to income tax at regular corporate rates on any income that it would earn.

Start Up Costs

Start up costs incurred will be expensed.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

Offering costs have been deferred and recorded as prepaid expense. Upon the commencement of the Company’s offering these costs will be recorded as a reduction to Shareholders’ equity.

Earnings Per Common Share

Basic earnings per common share will be computed upon the weighted average number of shares outstanding during the year. Diluted earnings per share will be calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no dilutive shares outstanding at January 22, 2007. Series B convertible preferred shares are not included in earnings per common share calculations until such time that such shares are converted to common shares (see Note 5).

F-4

APPLE REIT EIGHT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

Investments in Real Estate

Real estate will be stated at cost, net of depreciation, and including real estate brokerage commissions paid to Apple Suites Realty, Inc. (“ASRG”) and other due-diligence costs reimbursed to Apple Eight Advisors, Inc. (“ASA”). Repair and maintenance costs will be expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation will be computed using the straight-line method over the estimated useful lives of the assets, which are 39 years for buildings and major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: 1) For a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year. 2) For group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, with the aggregate cost of the group purchase being at least $750, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year. 3) For major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $2,500, and the useful life of the asset must be substantially extended.

The Company will record impairment losses on real estate used in the operations if indicators of impairment are present, and the undiscounted cash flows (cash inflows less associated cash outflows) estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value, and its carrying value.

The Company accounts for acquisitions utilizing the purchase method, and accordingly, the results of the acquisition real estate are included in the Company’s results of operations from the date of acquisition. The Company allocates the purchase price to the acquired tangibles, consisting of land, building and improvements, other assets, liabilities, and if material, identified intangible assets and liabilities including above/below market leases and at-market leases in place based on their fair values. All liabilities with maturities in excess of one year assumed in connection with an acquisition are marked to market at the date of the acquisition using a market interest rate in effect at that date for similar debt agreements with similar maturities. The resulting premium or discount is amortized into interest expense over the life of the related debt agreement using the effective interest method.

2. OFFERING OF SHARES

The Company intends to raise capital through a “best-efforts” offering of shares by David Lerner Associates (the “Managing Dealer”), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors’ subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors’ subscription payments will be placed in an escrow account with American Stock Transfer & Trust Company.

With each purchase of one common share, the Company will issue one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event the Company pays special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by the board. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

F-5

APPLE REIT EIGHT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

3. RELATED PARTIES

The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be capitalized as part of the purchase price of the properties.

The Company has negotiated, but not signed, an advisory agreement with ASA to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

ASRG and ASA are 100% owned by Glade M. Knight, chairman and president of the Company. ASRG and ASA may purchase in the “best efforts” offering up to 2.5% of the total number of shares sold in the offering.

Mr. Knight is also chairman and chief executive officer of Apple Hospitality Two, Inc., Apple Hospitality Five, Inc., Apple REIT Six, Inc. and Apple REIT Seven, Inc., other hospitality REITs.

4. STOCK INCENTIVE PLANS

The Company intends to adopt two stock incentive plans (the “Incentive Plan” and “Directors’ Plan”) to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a specified number of shares of common stock (“Options”) or grants of restricted shares of common stock (“Restricted Stock”) to selected employees and directors of the Company. Following consummation of the offering, a Compensation Committee (“Committee”) will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.

5. SERIES B CONVERTIBLE PREFERRED STOCK

The Company has authorized 240,000 shares of Series B convertible preferred stock. The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

F-6

APPLE REIT EIGHT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use Apple Suites Realty to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $1 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$ 100 million	1.83239
$ 150 million	3.19885
$ 200 million	4.83721
$ 250 million	6.11068
$ 300 million	7.29150
$ 350 million	8.49719
$ 400 million	9.70287
$ 450 million	10.90855
$ 500 million	12.11423
$ 550 million	13.31991
$ 600 million	14.52559
$ 650 million	15.73128
$ 700 million	16.93696
$ 750 million	18.14264
$ 800 million	19.34832
$ 850 million	20.55400
$ 900 million	21.75968
$ 950 million	22.96537
$ 1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

F-7

APPLE REIT EIGHT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

Expense related to the issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

6. SUBSEQUENT EVENT—LINE OF CREDIT

The Company has obtained an unsecured line of credit in a principal amount of $400,000 to fund some of the offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, the Company’s chairman, chief executive officer and president, will guarantee repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit January 30, 2008. The Company may prepay the line of credit without premium or penalty. Although there are no amounts outstanding as of the date of this financial statement, any borrowings by the Company will be repaid with proceeds from the sale of Units.

F-8

APPLE REIT EIGHT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2007	January 22, 2007 (Initial Capitalization)
ASSETS
Cash	$47,281	$24,110
Prepaid Offering Costs	253,447	10,000

Total Assets	$300,728	$34,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
Note Payable	$250,000	$—
Accrued expenses	30,000	10,000

Total Liabilities	280,000	10,000

Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24,000	24,000
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	110	110
Retained deficit	(3,382)	—

Total Shareholders’ Equity	20,728	24,110

Total Liabilities and Stockholders’ Equity	$300,728	$34,110

F-9

APPLE REIT EIGHT, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

For the period January 22, 2007 (initial capitalization) through March 31, 2007
Revenue	$—

Expenses:
General and Administrative	460
Interest	2,922

Total Expenses	3,382

Net loss	$(3,382)

Net loss per common share	$(338.20)

Weighted average common shares	10

F-10

APPLE REIT EIGHT, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

(Unaudited)

	Common Stock		Class B Convertible Stock		Retained Loss	Total
	Number of Shares	Amount	Number of Shares	Amount
Initial capitalization January 22, 2007	10	$110	240,000	$24,000	$—	$24,110

Offering costs	—	—	—	—	—	—
Net loss	—	—	—	—	(3,382)	(3,382)

Balance at March 31, 2007	10	$110	240,000	$24,000	$(3,382)	$20,728

F-11

APPLE REIT EIGHT, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

For the period January 22, 2007 (initial capitalization) through March 31, 2007
Cash flow from operating activities:
Net loss	$(3,382)
Changes in operating assets and liabilities:
Accrued expenses	—

Net cash used in operating activities	(3,382)

Cash flow from investing activities	—

Cash flow from financing activities
Cash paid for offering costs	(223,447)
Proceeds from line of credit	250,000

Cash provided by financing activities	26,553

Increase in cash and cash equivalents	23,171

Cash and cash equivalents, beginning of period	24,110

Cash and cash equivalents, end of period	$47,281

F-12

APPLE REIT EIGHT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited financial statements should be read in conjunction with the Company’s audited January 22, 2007 consolidated balance sheet. Operating results for the period from January 22, 2007 (initial capitalization) through March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

Organization

Apple REIT Eight, Inc. (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in hotels, residential apartment communities and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on January 22, 2007, when 10 shares of common stock and Series A preferred stock were purchased by Apple Eight Advisors, Inc. The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Income Taxes

The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

The Company has established Apple Eight Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS will lease all hotels from the Company and be subject to income tax at regular corporate rates on any income that it would earn.

Start Up Costs

Start up costs incurred will be expensed.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

Offering costs have been deferred and recorded as prepaid expense. Upon the commencement of the Company’s offering these costs will be recorded as a reduction to Shareholders’ equity.

F-13

APPLE REIT EIGHT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Earnings Per Common Share

Basic earnings per common share are computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share are calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no dilutive shares outstanding at March 31, 2007. Series B convertible preferred shares are not included in earnings per common share calculations until such time that such shares are converted to common shares.

Investments in Real Estate

Real estate will be stated at cost, net of depreciation, and including real estate brokerage commissions paid to Apple Suites Realty, Inc. (“ASRG”) and other due-diligence costs reimbursed to Apple Eight Advisors, Inc. (“ASA”). Repair and maintenance costs will be expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation will be computed using the straight-line method over the estimated useful lives of the assets, which are 39 years for buildings and major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: 1) For a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year. 2) For group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, with the aggregate cost of the group purchase being at least $750, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year. 3) For major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $2,500, and the useful life of the asset must be substantially extended.

The Company will record impairment losses on real estate used in the operations if indicators of impairment are present, and the undiscounted cash flows (cash inflows less associated cash outflows) estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value, and its carrying value.

The Company accounts for acquisitions utilizing the purchase method, and accordingly, the results of the acquisition real estate are included in the Company’s results of operations from the date of acquisition. The Company allocates the purchase price to the acquired tangibles, consisting of land, building and improvements, other assets, liabilities, and if material, identified intangible assets and liabilities including above/below market leases and at-market leases in place based on their fair values. All liabilities with maturities in excess of one year assumed in connection with an acquisition are marked to market at the date of the acquisition using a market interest rate in effect at that date for similar debt agreements with similar maturities. The resulting premium or discount is amortized into interest expense over the life of the related debt agreement using the effective interest method.

2. OFFERING OF SHARES

The Company intends to raise capital through a “best-efforts” offering of shares by David Lerner Associates (the “Managing Dealer”), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors’ subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors’ subscription payments will be placed in an escrow account with American Stock Transfer & Trust Company.

F-14

APPLE REIT EIGHT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

With each purchase of one common share, the Company will issue one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event the Company pays special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by the board. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

3. RELATED PARTIES

The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be capitalized as part of the purchase price of the properties.

The Company has negotiated, but not signed, an advisory agreement with ASA to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

ASRG and ASA are 100% owned by Glade M. Knight, chairman and president of the Company. ASRG and ASA may purchase in the “best efforts” offering up to 2.5% of the total number of shares sold in the offering.

Mr. Knight is also chairman and chief executive officer of Apple Hospitality Five, Inc., Apple REIT Six, Inc. and Apple REIT Seven, Inc., other hospitality REITs.

4. STOCK INCENTIVE PLANS

The Company intends to adopt two stock incentive plans (the “Incentive Plan” and “Directors’ Plan”) to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a specified number of shares of common stock (“Options”) or grants of restricted shares of common stock (“Restricted Stock”) to selected employees and directors of the Company. Following consummation of the offering, a Compensation Committee (“Committee”) will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.

5. SERIES B CONVERTIBLE PREFERRED STOCK

The Company has authorized 240,000 shares of Series B convertible preferred stock. The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares.

F-15

APPLE REIT EIGHT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use Apple Suites Realty to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $1 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$ 100 million	1.83239
$ 150 million	3.19885
$ 200 million	4.83721
$ 250 million	6.11068
$ 300 million	7.29150
$ 350 million	8.49719
$ 400 million	9.70287
$ 450 million	10.90855
$ 500 million	12.11423
$ 550 million	13.31991
$ 600 million	14.52559
$ 650 million	15.73128
$ 700 million	16.93696
$ 750 million	18.14264
$ 800 million	19.34832
$ 850 million	20.55400
$ 900 million	21.75968
$ 950 million	22.96537
$ 1 billion	24.17104

F-16

APPLE REIT EIGHT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

6. LINE OF CREDIT

The Company obtained an unsecured line of credit in a principal amount of $400,000 to fund some of the offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, the Company’s chairman, chief executive officer and president, will guarantee repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is January 30, 2008. The Company may prepay the line of credit without premium or penalty. Any borrowings by the Company will be repaid with proceeds from the sale of Units. The outstanding balance at March 31, 2007 was $250,000.

F-17

APPENDIX A

SUBSCRIPTION AGREEMENT

To:	Apple REIT Eight, Inc.

814 East Main Street

Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the signature page hereof in Apple REIT Eight, Inc. (“REIT”) at the purchase price set forth on the signature page hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the Prospectus of Apple REIT Eight, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($60,000 in the case of North Carolina or Washington purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($60,000 in the case of North Carolina or Washington purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($225,000 in the case of North Carolina or Washington purchasers);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

(f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

(g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(h) PRE-DISPUTE ARBITRATION CLAUSE. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

1. ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

2. ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

3. THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

4. THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6. THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

7. THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

8. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTON; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNT(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

APPLE REIT EIGHT, INC. – Signature Page of the Subscription Agreement

Social Security or Tax ID Number(s)

Account # (If applicable)

1.	Name(s) in which Units are to be registered:

2.	Manner in which title is to be held (Please check one).

☐ Individual                                       ☐ Joint Tenants WROS                     ☐ Corporation                     ☐ Community Property

☐ Tenants in Common                     ☐ Partnership                                      ☐ Trust

☐	As Custodian for

☐	For Estate of

☐	Other

3.	Address for correspondence

4.	Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes ☐ No

5	Amount of Investment $ ____________ for ____________ Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed). ☐ Liquidate funds from money market ☐ Check Enclosed

6.	Instructions for cash distributions ☐ Deposit to money market ☐ Reinvest in additional Units

7.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

8.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.

X	_____________________________________________	_____________________________________________
	Signature	Date
X	_____________________________________________	_____________________________________________
	Signature	Date

9.	Broker/Dealer Information:

X	_____________________________________________	_____________________________________________
	Registered Representative’s Name and	Second Registered Representative’s Name and
	Number	Number
X	____________________________________________	____________________________________________
	Broker/Dealer Firm	Registered Representative’s Office Address
X	____________________________________________	____________________________________________
	City/State/Zip	Telephone Number

10.	To substantiate compliance with Rule 2810 of the NASD Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained form the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

________________________________________________	___________________________________________
Registered Representative	Date
________________________________________________	___________________________________________
General Securities Principal	Date
________________________________________________	___________________________________________
Apple REIT Eight Use Only

SUBSCRIPTION AGREEMENT

To:	Apple REIT Eight, Inc.

814 East Main Street

Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the signature page hereof in Apple REIT Eight, Inc. (“REIT”) at the purchase price set forth on the signature page hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the Prospectus of Apple REIT Eight, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($60,000 in the case of North Carolina or Washington purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($60,000 in the case of North Carolina or Washington purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($225,000 in the case of North Carolina or Washington purchasers);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

(f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

(g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(h) PRE-DISPUTE ARBITRATION CLAUSE. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

1. ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

2. ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

3. THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

4. THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6. THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

7. THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

8. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTON; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNT(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

APPLE REIT EIGHT, INC.

Signature Page of the Subscription Agreement

Social Security or Tax ID Number(s)

Account # (If applicable)

1.	Name(s) in which Units are to be registered:

2.	Manner in which title is to be held (Please check one).

☐ Individual                                       ☐ Joint Tenants WROS                     ☐ Corporation                     ☐ Community Property

☐ Tenants in Common                     ☐ Partnership                                      ☐ Trust

☐	As Custodian for

☐	For Estate of

☐	Other

3.	Address for correspondence

4.	Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes ☐ No

5.	Amount of Investment $ ____________ for ____________ Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed). ☐ Liquidate funds from money market ☐ Check Enclosed

6.	Instructions for cash distributions ☐ Deposit to money market ☐ Reinvest in additional Units

7.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

8.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.

X	_____________________________________________	_____________________________________________
	Signature	Date
X	_____________________________________________	_____________________________________________
	Signature	Date

9.	Broker/Dealer Information:

X	_____________________________________________	_____________________________________________
	Registered Representative’s Name and	Second Registered Representative’s Name and
	Number	Number
X	____________________________________________	____________________________________________
	Broker/Dealer Firm	Registered Representative’s Office Address
X	____________________________________________	____________________________________________
	City/State/Zip	Telephone Number

10.	To substantiate compliance with Rule 2810 of the NASD Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained form the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

________________________________________________	___________________________________________
Registered Representative	Date
________________________________________________	___________________________________________
General Securities Principal	Date
________________________________________________ Apple REIT Eight Use Only	___________________________________________

PROSPECTUS

DAVID LERNER ASSOCIATES, INC.

as Managing Dealer

July 19, 2007

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, any other information or representations must not be relied upon. This prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this prospectus at any time does not imply that information contained in this prospectus has not changed as of any time after its date.

SUPPLEMENT NO. 4 DATED OCTOBER 10, 2007

TO PROSPECTUS DATED JULY 19, 2007

APPLE REIT EIGHT, INC.

The following information supplements the prospectus of Apple REIT Eight, Inc. dated July 19, 2007 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus and this Supplement No. 4 (which is cumulative and replaces all prior Supplements).

Certain forward-looking statements are included in the prospectus and this supplement. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

S-1

“Courtyard by Marriott,” “Fairfield Inn,” “TownePlace Suites,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Eight, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Eight, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn & Suites,” “Homewood Suites,” and “Hilton Garden Inn” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Eight, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Eight, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

S-2

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on July 27, 2007. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of September 26, 2007, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	9,337,070	$102,707,766	$92,436,990

Total	14,098,975	$152,707,766	$137,436,990

RECENT DEVELOPMENTS

Recent Purchase Contract

On October 9, 2007, we caused one of our wholly-owned subsidiaries to enter into a purchase contract for the potential purchase of a hotel in Annapolis, Maryland containing 126 guest rooms. The purchase contract requires an initial deposit payment of $250,000. Under the purchase contract, the gross purchase price for this hotel is $24,900,000. Further information about this hotel, and about additional hotels that are subject to other purchase contracts, is included in another section below.

Source of Deposit Payment

The initial deposit described above was funded by the proceeds from our ongoing offering of units.

S-3

HOTELS COVERED BY PURCHASE CONTRACTS

Hotel Information

The following table provides a summary of the 16 hotels covered by pending purchase contracts (including our recently executed purchase contract):

Summary

Hotel	Franchise (a)	Date of Purchase Contract	Number of Rooms		Gross Purchase Price
1. Port Wentworth, Georgia	Hampton Inn	September 4, 2007	106		$10,000,000
2. Bowling Green, Kentucky	Hampton Inn	September 4, 2007	131		18,000,000
3. Somerset, New Jersey	Courtyard	September 4, 2007	162		16,000,000
4. Concord, North Carolina	Hampton Inn	September 4, 2007	101		9,200,000
5. Greensboro, North Carolina	SpringHill Suites	September 4, 2007	82		8,000,000
6. Warwick, Rhode Island	Hilton Garden Inn	September 4, 2007	160		24,000,000
7. Columbia, South Carolina	Hilton Garden Inn	September 4, 2007	143		21,200,000
8. Harrisonburg, Virginia	Courtyard	September 4, 2007	125		22,500,000
9. Tulare, California	Hampton Inn	September 4, 2007	86	(b)	10,331,211
10. Memphis, Tennessee	Hilton Garden Inn	September 4, 2007	120	(b)	17,150,000
11. Matthews, North Carolina	Hampton Inn	September 17, 2007	92		11,300,000
12. Orlando, Florida	Fairfield Inn	September 26, 2007	200	(b)	(c)
13. Orlando, Florida	SpringHill Suites	September 26, 2007	200	(b)	(c)
14. Tulsa, Oklahoma	Hampton Inn & Suites	September 27, 2007	102	(b)	10,000,000
15. Chattanooga, Tennessee	Homewood Suites	September 27, 2007	76		8,600,000
16. Annapolis, Maryland	Hilton Garden Inn	October 9, 2007	126		24,900,000

		Total	2,012		$265,981,211

Notes for Table:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our prospective franchisors or managers.
(b)	These hotels are currently under development. The table shows the expected number of rooms upon hotel completion.
(c)	These two hotels are covered by the same purchase contract, which provides for a combined gross purchase price of $54,800,000. This combined amount is reflected in the total shown in the table.

Our contracting subsidiaries have paid initial deposits in the aggregate amount of $4,105,000 under the purchase contracts listed above. All of the purchase contracts require an additional deposit shortly after the expiration of the applicable review period, except for the contracts relating to the hotels in Tulsa and Orlando. The additional deposit is typically equal to the initial deposit. The source of these initial deposits and additional deposits has been and will be the proceeds from our ongoing offering of units. To the extent that any closings occur, the deposits will be credited toward the purchase price for the applicable hotel.

We have no material relationship or affiliation with the prospective sellers of the hotels described above, except through the pending purchase contracts and any related documents.

Each of the purchase contracts described above contains a number of conditions to closing that are currently unsatisfied. Accordingly, there can be no assurance at this time that any closings will occur under any of these purchase contracts.

S-4

Loan Information

Two of the hotels covered by purchase contracts are serving as collateral for loans that are expected to be assumed at closing by our purchasing subsidiary. The following table summarizes this loan information:

Loan Information (a)

Hotel	Franchise	Original Principal Balance of Loan	Annual Interest Rate	Maturity Date
Concord, North Carolina	Hampton Inn	$5,200,000	6.30%	April 2017
Columbia, South Carolina	Hilton Garden Inn	11,950,000	7.32%	February 2012

	Total	$17,150,000

Note for Table:

(a)	All loans provide for monthly payments of principal and interest on an amortized basis.

Each loan described above has a non-recourse structure, which means that the lender generally must rely on the property, rather than the borrower, as the lender’s source of repayment in any collection action. There are exceptions to the non-recourse structure in certain situations, such as misappropriation of funds and environmental liabilities. In these situations, the lender would be permitted to seek repayment from the guarantor or indemnitor of the loan, which is expected to be another one of our wholly-owned subsidiaries.

(Remainder of Page is Intentionally Blank)

S-5

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(For the period from January 22, 2007 through June 30, 2007)

Overview

Apple REIT Eight, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which owns no properties and has no operating history, was formed to invest in hotels, residential apartment communities and other selected real estate in selected metropolitan areas in the United States. Initial capitalization occurred on January 22, 2007, when 10 shares of common stock and Series A preferred stock were purchased by Apple Eight Advisors, Inc. and 240,000 shares of Series B Preferred shares were purchased by Mr. Glade M. Knight, the Company’s Chairman, Chief Executive Officer and President. The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the Company and its subsidiaries Apple Eight Hospitality, Apple Eight Residential, Apple Eight Ventures and Apple Eight Hospitality Management. All intercompany accounts and transactions have been eliminated.

Results of Operations (January 22, 2007 through June 30, 2007)

Liquidity and Capital Resources

The Company intends to raise capital through a “best-efforts” offering of shares by David Lerner Associates, Inc. (the “Managing Dealer”), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

The minimum offering of 4,761,905 Units at $10.50 per Unit was sold as of July 27, 2007, with proceeds net of commissions and marketing expenses totaling $45 million. The Company is continuing its offering at $11.00 per Unit.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority would be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

During the period ending June 30, 2007, the Company incurred $473,447 of offering costs which are reflected in prepaid expense on the Company’s balance sheet. Upon closing the minimum offering, the offering costs will reduce the proceeds recorded in shareholders’ equity.

Line of Credit

The Company has obtained an unsecured line of credit in a principal amount of $400,000 to fund some of its offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, the Company’s chairman, chief executive officer and president, has guaranteed repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is January 2008. The Company may prepay the line of credit without premium or penalty. As of June 30, 2007, the outstanding balance was $250,000.

Related Party Transactions

The Company has negotiated and entered into, a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be capitalized as part of the purchase price of the properties.

S-6

The Company has negotiated and entered into, an advisory agreement with ASA to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

ASRG and ASA are 100% owned by Glade M. Knight, chairman and president of the Company. ASRG and ASA may purchase in the “best efforts” offering up to 2.5% of the total number of shares sold in the offering.

Mr. Knight is also chairman and chief executive officer of Apple Hospitality Five, Inc., Apple REIT Six, Inc. and Apple REIT Seven, Inc., other hospitality REITs.

Series B Convertible Preferred Stock

The Company has authorized 240,000 shares of Series B convertible preferred stock. The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use Apple Suites Realty to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

S-7

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $1 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$ 100 million	1.83239
$ 150 million	3.19885
$ 200 million	4.83721
$ 250 million	6.11068
$ 300 million	7.29150
$ 350 million	8.49719
$ 400 million	9.70287
$ 450 million	10.90855
$ 500 million	12.11423
$ 550 million	13.31991
$ 600 million	14.52559
$ 650 million	15.73128
$ 700 million	16.93696
$ 750 million	18.14264
$ 800 million	19.34832
$ 850 million	20.55400
$ 900 million	21.75968
$ 950 million	22.96537
$ 1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

S-8

I NDEX TO FINANCIAL STATEMENTS

Financial Statements of Company

Apple REIT Eight, Inc. (Unaudited)

Consolidated Balance Sheets—June 30, 2007 and January 22, 2007 (initial capitalization)	F-2
Consolidated Statement of Operations—For the three months ended June 30, 2007 and the period from January 22, 2007 (initial capitalization) through June 30, 2007	F-3
Consolidated Statements of Cash Flows—For the period from January 22, 2007 (initial capitalization) through June 30, 2007	F-4
Notes to Consolidated Financial Statements	F-5

F-1

Apple REIT Eight, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2007	January 22, 2007 (Initial Capitalization)
Assets
Cash	$42,068	$24,110
Prepaid Offering Costs	473,447	10,000

Total Assets	$515,515	$34,110

Liabilities and Shareholders’ Equity
Note Payable	$250,000	$—
Accrued expenses	317,536	10,000

Total Liabilities	567,536	10,000

Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24,000	24,000
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	110	110
Retained deficit	(76,131)	—

Total Shareholders’ Equity	(52,021)	24,110

Total Liabilities and Stockholders’ Equity	$515,515	$34,110

See Notes to consolidated financial statements.

F-2

Apple REIT Eight, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30, 2007	For the period January 22, 2007 (initial capitalization) through June 30, 2007
Revenue	$—	$—

Expenses:
General and Administrative	67,536	67,996
Interest	5,213	8,135

Total Expenses	72,749	76,131

Net loss	$(72,749)	$(76,131)

Net loss per common share	$(7,274.90)	$(7,613.10)

Weighted average common shares	10	10

See Notes to consolidated financial statements.

F-3

Apple REIT Eight, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

For the period January 22, 2007 (initial capitalization) through June 30, 2007
Cash flow from operating activities:
Net loss	$(76,131)
Changes in operating assets and liabilities:
Accrued expenses	67,536

Net cash used in operating activities	(8,595)

Cash flow from investing activities	—

Cash flow from financing activities
Cash paid for offering costs	(223,447)
Proceeds from line of credit	250,000

Cash provided by financing activities	26,553

Increase in cash and cash equivalents	17,958

Cash and cash equivalents, beginning of period	24,110

Cash and cash equivalents, end of period	$42,068

See Notes to consolidated financial statements.

F-4

APPLE REIT EIGHT, INC.

Notes to Consolidated Financial Statements

1. General Information and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited financial statements should be read in conjunction with the Company’s audited January 22, 2007 consolidated balance sheet. Operating results for the period from January 22, 2007 (initial capitalization) through June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

Organization

Apple REIT Eight, Inc. (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in hotels, residential apartment communities and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on January 22, 2007, when 10 shares of common stock and Series A preferred stock were purchased by Apple Eight Advisors, Inc. and 240,000 Series B convertible shares were purchased by Glade M. Knight, the Company’s Chairman and Chief Executive Officer. The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Income Taxes

The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

The Company has established Apple Eight Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS will lease all hotels from the Company and be subject to income tax at regular corporate rates on any income that it would earn.

Start Up Costs

Start up costs incurred will be expensed.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

Offering costs have been deferred and recorded as prepaid expense. Upon the commencement of the Company’s offering these costs will be recorded as a reduction to Shareholders’ equity.

F-5

Earnings Per Common Share

Basic earnings per common share will be computed upon the weighted average number of shares outstanding during the year. Diluted earnings per share will be calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no dilutive shares outstanding at June 30, 2007. Series B convertible preferred shares are not included in earnings per common share calculations until such time that such shares are converted to common shares.

Investments in Real Estate

Real estate will be stated at cost, net of depreciation, and including real estate brokerage commissions paid to Apple Suites Realty, Inc. (“ASRG”) and other due-diligence costs reimbursed to Apple Eight Advisors, Inc. (“ASA”). Repair and maintenance costs will be expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation will be computed using the straight-line method over the estimated useful lives of the assets, which are 39 years for buildings and major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: 1) For a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year. 2) For group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, with the aggregate cost of the group purchase being at least $750, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year. 3) For major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $2,500, and the useful life of the asset must be substantially extended.

The Company will record impairment losses on real estate used in the operations if indicators of impairment are present, and the undiscounted cash flows (cash inflows less associated cash outflows) estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value, and its carrying value.

The Company accounts for acquisitions utilizing the purchase method, and accordingly, the results of the acquisition real estate are included in the Company’s results of operations from the date of acquisition. The Company allocates the purchase price to the acquired tangibles, consisting of land, building and improvements, other assets, liabilities, and if material, identified intangible assets and liabilities including above/below market leases and at-market leases in place based on their fair values. All liabilities with maturities in excess of one year assumed in connection with an acquisition are marked to market at the date of the acquisition using a market interest rate in effect at that date for similar debt agreements with similar maturities. The resulting premium or discount is amortized into interest expense over the life of the related debt agreement using the effective interest method.

2. Offering of Shares

The Company intends to raise capital through a “best-efforts” offering of shares by David Lerner Associates (the “Managing Dealer”), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors’ subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors’ subscription payments will be placed in an escrow account with American Stock Transfer & Trust Company.

With each purchase of one common share, the Company will issue one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right

F-6

associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event the Company pays special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by the board. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

3. Related Parties

The Company has negotiated and entered into, a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be capitalized as part of the purchase price of the properties.

The Company has negotiated and entered into, an advisory agreement with ASA to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

ASRG and ASA are 100% owned by Glade M. Knight, chairman and president of the Company. ASRG and ASA may purchase in the “best efforts” offering up to 2.5% of the total number of shares sold in the offering.

Mr. Knight is also chairman and chief executive officer of Apple Hospitality Five, Inc., Apple REIT Six, Inc. and Apple REIT Seven, Inc.

4. Stock Incentive Plans

The Company intends to adopt two stock incentive plans (the “Incentive Plan” and “Directors’ Plan”) to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a specified number of shares of common stock (“Options”) or grants of restricted shares of common stock (“Restricted Stock”) to selected employees and directors of the Company. Following consummation of the offering, a Compensation Committee (“Committee”) will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.

5. Series B Convertible Preferred Stock

The Company has authorized 240,000 shares of Series B convertible preferred stock. The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A

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preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use Apple Suites Realty to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $1 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$ 100 million	1.83239
$ 150 million	3.19885
$ 200 million	4.83721
$ 250 million	6.11068
$ 300 million	7.29150
$ 350 million	8.49719
$ 400 million	9.70287
$ 450 million	10.90855
$ 500 million	12.11423
$ 550 million	13.31991
$ 600 million	14.52559
$ 650 million	15.73128
$ 700 million	16.93696
$ 750 million	18.14264
$ 800 million	19.34832
$ 850 million	20.55400
$ 900 million	21.75968
$ 950 million	22.96537
$ 1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

F-8

Expense related to the issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

6. Line of Credit

The Company obtained an unsecured line of credit in a principal amount of $400,000 to fund some of the offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, the Company’s chairman, chief executive officer and president, guaranteed repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is January 30, 2008. The Company may prepay the line of credit without premium or penalty. Borrowings by the Company will be repaid with proceeds from the sale of Units. The outstanding balance at June 30, 2007 was $250,000.

7. Subsequent Events

The minimum offering of 4,761,905 Units at $10.50 per Unit was sold as of July 27, 2007, with proceeds net of commissions and marketing expenses totaling $45 million. The Company is continuing its offering at $11.00 per Unit.

F-9

SUPPLEMENT NO. 5 DATED NOVEMBER 19, 2007

TO PROSPECTUS DATED JULY 19, 2007

APPLE REIT EIGHT, INC.

The following information supplements the prospectus of Apple REIT Eight, Inc. dated July 19, 2007 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus, Supplement No. 4 (which is cumulative and replaces all prior Supplements) and this Supplement No. 5.

Certain forward-looking statements are included in the prospectus and this supplement. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

“Courtyard by Marriott,” “Fairfield Inn,” “TownePlace Suites,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Eight, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Eight, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn & Suites,” “Homewood Suites,” and “Hilton Garden Inn” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Eight, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Eight, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on July 27, 2007. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of October 26, 2007, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	52,393,894	$576,332,832	$518,699,549

Total	57,155,799	$626,332,832	$563,699,549

Our distributions since initial capitalization through September 30, 2007 (before we completed the purchase of any hotels) totaled $1.1 million and were paid at a monthly rate of $0.073334 per common share beginning in August 2007. For the same period our cash generated from operations was $473 thousand. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, we have had significant amounts of cash earning interest at short term money market rates. As a result, the difference between distributions paid and cash generated from operations has been funded from proceeds from the offering of units, and this portion of distributions is expected to be treated as a return of capital for federal income tax purposes. We intend to continue paying dividends on a monthly basis, at an annualized dividend rate of $0.88 per common share. Since a portion of distributions has to date been funded with proceeds from the offering of units, our ability to maintain our current intended rate of distribution will be based on our ability to fully invest our offering proceeds and thereby increase our cash generated from operations. Since there can be no assurance of our ability to acquire properties that provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties. See “Risk Factors – We may be unable to make distributions to our shareholders,” on page 24 of the prospectus.

RECENT DEVELOPMENTS

Recent Purchases

On November 9, 2007, one of our wholly-owned subsidiaries closed on the purchase of a hotel located in Somerset, New Jersey. The gross purchase price for this hotel, which contains a total of 162 guest rooms, was $16 million.

In addition, on November 9, 2007, one of our wholly-owned subsidiaries closed on the purchase of a hotel located in Greensboro, North Carolina. The gross purchase price for this hotel, which contains a total of 82 guest rooms, was $8 million.

On November 16, 2007, one of our wholly-owned subsidiaries closed on the purchase of a hotel located in Harrisonburg, Virginia. The gross purchase price for this hotel, which contains a total of 125 guest rooms, was $23.2 million.

The three hotels mentioned above are part of a group of eight hotels that we contracted to purchase from selling entities related to each other through common ownership. Purchase contracts currently remain in effect for five other hotels in this group, although a number of required conditions to closing currently remain unsatisfied for each of those hotels. As a result, there can be no assurance at this time that any additional closings will occur with respect to the remaining hotels.

Further information about our recently purchased hotels is provided in other sections below.

Recent Purchase Contracts

On October 25, 2007, we caused one of our wholly-owned subsidiaries to enter into a purchase contract for the potential purchase of a hotel in Marlborough, Massachusetts containing 112 guest rooms. Under the purchase contract, the gross purchase price for this hotel is $20.2 million. The purchase contract provides for an initial deposit of $250,000 and requires an additional deposit of $250,000 after the end of our contractual review period.

On November 2, 2007, we caused one of our wholly-owned subsidiaries to enter into a purchase contract for the potential purchase of a hotel in Tallahassee, Florida containing 85 guest rooms. Under the purchase contract, the gross purchase price for this hotel is $13.2 million. The purchase contract provides for an initial deposit of $100,000 and requires an additional deposit of $200,000 after the end of our contractual review period.

On November 5, 2007, we caused one of our wholly-owned subsidiaries to enter into a purchase contract for the potential purchase of seven hotels. The hotels are located in Alabama, Florida, North Carolina and South Carolina and contain, in the aggregate, a total of 733 guest rooms. Under the purchase contract, the aggregate gross purchase price for these hotels is $99.2 million. The purchase contract provides for a total initial deposit of $1.4 million and requires an additional deposit of $1.4 million after the end of our contractual review period.

The purchase contract for these seven hotels contemplates that our purchasing subsidiary would assume existing loans secured by five of the hotels. The aggregate original principal balance of these loans is approximately $51.9 million. The annual interest rates for these loans vary from 5.94% to 6.06%, and the maturity dates occur in 2016 or 2017. Each of these loans has a non-recourse structure, which means that the lender generally must rely on the property, rather than the borrower, as the lender’s source of repayment in any collection action. There are exceptions to the non-recourse structure in certain situations, such as misappropriation of funds and environmental liabilities. In these situations, the lender would be permitted to seek repayment from the guarantor or indemnitor of the loan, which is expected to be another one of our wholly-owned subsidiaries.

On November 15, 2007, we caused one of our wholly-owned subsidiaries to enter into a purchase contract for the potential purchase of a hotel in New York, New York containing 200 guest rooms. Under the purchase contract, the gross purchase price for this hotel is $99 million. The purchase contract provides for an initial deposit of $5 million and requires an additional deposit of $2 million, which is due by December 2, 2007.

A number of required conditions to closing currently remain unsatisfied under each of the purchase contracts mentioned above. Accordingly, there can be no assurance at this time that any closing will occur under any of these purchase contracts. Upon a purchase, the related deposits would be credited against the applicable purchase price.

Source of Payments

Our recent purchases, which resulted in our ownership of three hotels, were funded by the proceeds from our ongoing offering of units. Our offering proceeds also have been used to fund the initial deposits mentioned above, and will be used for the related additional deposits.

We also used our offering proceeds to pay $944,000, representing 2% of the gross purchase price for our recent purchases, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

Overview of Owned Hotels

As a result of our recent purchases, we currently own three hotels, which are located in the states indicated in the map below:

ACQUISITIONS AND RELATED MATTERS

Each of our recently purchased hotels has been leased to one of our wholly-owned subsidiaries, as the lessee, under a separate hotel lease agreement. For simplicity, the applicable lessee will be referred to below as the “lessee.”

Each hotel is managed under a separate management agreement between the applicable lessee and the manager. For simplicity, the applicable manager will be referred to below as the “manager.”

The hotel lease agreements and the management agreements are among the contracts described in the next section. The table below specifies the franchise, hotel owner, lessee and manager for our recently purchased hotels:

Hotel	Franchise (a)	Hotel Owner/Lessor	Lessee	Manager (b)

Somerset, New Jersey	Courtyard	Apple Eight Hospitality Ownership, Inc.	Apple Eight Hospitality Management, Inc.	Newport Somerset Management, LLC

Greensboro, North Carolina	SpringHill Suites	Apple Eight Hospitality Ownership, Inc.	Apple Eight Hospitality Management, Inc.	Newport Greensboro Management, LLC

Harrisonburg, Virginia	Courtyard	Apple Eight Hospitality Ownership, Inc.	Apple Eight Hospitality Management, Inc.	Newport Harrisonburg Management, LLC

Notes for Table:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our franchisors or managers.
(b)	Each hotel was purchased from an affiliate of the indicated manager.

We have no material relationship or affiliation with the hotel sellers or managers, except for the relationship resulting from our purchases, our management agreements for the hotels we own, the pending purchase contracts and any related documents.

SUMMARY OF CONTRACTS

Hotel Lease Agreements

Each of our recently purchased hotels is covered by a separate hotel lease agreement between the owner (one of our wholly-owned subsidiaries) and the applicable lessee (another one of our wholly-owned subsidiaries, as specified in the previous section). Each lease provides for an initial term of 10 years. The applicable lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Shown below is the annual base rent and the lease commencement date for our recently purchased hotels:

Hotel	Franchise	Annual Base Rent	Date of Lease Commencement
Somerset, New Jersey	Courtyard	$1,631,484	November 9, 2007
Greensboro, North Carolina	SpringHill Suites	651,894	November 9, 2007
Harrisonburg, Virginia	Courtyard	1,558,868	November 16, 2007

The annual percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreements

Each of the recently purchased hotels is being managed by its manager under separate management agreements between the manager and the applicable lessee (which is one of our wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotels and for collecting revenues for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

Each management agreement provides for an initial term of five years. Our leasing subsidiary may terminate a management agreement if the applicable manager fails to achieve certain performance levels.

Franchise Agreements

With respect to each of the recently purchased hotels, there is a relicensing franchise agreement between our wholly-owned subsidiary that is serving as the lessee of the hotel (as specified in a previous section) and Marriott International, Inc. In addition, we have caused another one of our wholly-owned subsidiaries, Apple Eight Hospitality, Inc., to provide a separate guaranty of the payment and performance of the applicable lessee under each relicensing franchise agreement.

Each relicensing franchise agreement provides for a royalty fee and for a separate marketing contribution fee to the franchisor. Each fee is based on a percentage of gross room revenues. The exact fee depends on the particular agreement, but overall the royalty fees vary from 5% to 5.5% and the marketing contribution fees vary from 2% to 3.5%. The duration of the relicensing franchise agreements also depends on the particular agreement, but overall the initial terms vary from 12 to 20 years. The agreement relating to the hotel in New Jersey is not renewable, but the applicable lessee for the other two hotels has the option to renew its agreement for an additional ten-year period. A relicensing franchise agreement may be terminated for various reasons, including failure by the lessee to operate in accordance with the standards, procedures and requirements established by the franchisor.

Owner Agreements

In connection with each relicensing franchise agreement, there is a separate owner agreement among the franchisor, owner and applicable lessee. The owner agreement generally provides that the owner (our wholly-owned subsidiary) will (a) be bound by certain restrictions in the relicensing franchise agreement for the hotel; and (b) perform the obligations of the applicable lessee (which is another one of our wholly-owned subsidiaries) in the event of its default under such agreement.

OUR PROPERTIES

Our recently purchased hotels offer guest rooms and suites, together with related amenities, that are consistent with their operations. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, each hotel is adequately covered by insurance. The following tables present further information about our recently purchased hotels:

Table 1. General Information

Hotel	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite (a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel (b)
Somerset, New Jersey	Courtyard	162	$16,000,000	$69-224	$16,000,000
Greensboro, North Carolina	SpringHill Suites	82	8,000,000	94-129	7,357,981
Harrisonburg, Virginia	Courtyard	125	23,200,000	109-189	21,542,585

Total		369	$47,200,000

Notes for Table 1:

(a)	The amounts shown are subject to change, and exclude discounts that may be offered to corporate, frequent and other select customers.
(b)	The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the hotel’s personal property component.

Table 2. Operating Information (a)

PART A		Avg. Daily Occupancy Rates (%)
Hotel	Franchise	2003	2004	2005	2006	2007
Somerset, New Jersey	Courtyard	63%	73%	75%	77%	80%
Greensboro, North Carolina	SpringHill Suites	—	54%	66%	74%	80%
Harrisonburg, Virginia	Courtyard	73%	76%	71%	86%	88%

PART B		Revenue per Available Room/Suite ($)
Hotel	Franchise	2003	2004	2005	2006	2007
Somerset, New Jersey	Courtyard	$55	$65	$71	$77	$85
Greensboro, North Carolina	SpringHill Suites	—	48	65	71	76
Harrisonburg, Virginia	Courtyard	58	63	58	84	89

Note for Table 2:

(a)	Operating information is shown for the last five years (or, for a hotel that opened within such period, from the first year of operation).

Table 3. Tax and Related Information

Hotel	Franchise	Tax Year		Real Property Tax Rate (c)	Real Property Tax
Somerset, New Jersey	Courtyard	2007	(a)	1.94%	$205,174
Greensboro, North Carolina	SpringHill Suites	2007	(a)	1.33%	65,108
Harrisonburg, Virginia	Courtyard	2008	(b)	0.59%	40,876

Notes for Table 3:

(a)	Represents calendar year.
(b)	Represents 12-month period from July 1, 2007 through June 30, 2008.
(c)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).

(Remainder of Page is Intentionally Blank)

SELECTED FINANCIAL DATA

(in thousands except per share and statistical data)	For the period January 22, 2007 (Initial Capitalization) through September 30, 2007
Income Statement
General and administrative expenses	$309
Interest (income) expense, net	$(655)
Total expenses, net	$(346)
Net income	$346

Per Share Data
Earnings per common share	$0.17
Weighted-average common shares outstanding (000’s)—basic and diluted	2,013

Balance Sheet Data (as of September 30, 2007)
Cash and cash equivalents	$131,813
Total assets	$136,073
Shareholders’ equity	$135,876

Other Data
Cash flow from:
Operating activities	$473
Investing activities	$(4,260)
Financing activities	$135,576

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(for the period from January 22, 2007 (initial capitalization) through September 30, 2007)

Overview

Apple REIT Eight, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which owns no properties and has no operating history, was formed to invest in hotels, residential apartment communities and other selected real estate in selected metropolitan areas in the United States. Initial capitalization occurred on January 22, 2007, when 10 shares of common stock and Series A preferred stock were purchased by Apple Eight Advisors, Inc. (“ASA”) and 240,000 shares of Series B Preferred shares were purchased by Mr. Glade M. Knight, the Company’s Chairman, Chief Executive Officer and President. The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the Company and its subsidiaries Apple Eight Hospitality, Apple Eight Residential, Apple Eight Ventures and Apple Eight Hospitality Management. All intercompany accounts and transactions have been eliminated.

Results of Operations (January 22, 2007 through September 30, 2007)

During the period from the Company’s initial formation on January 22, 2007 through September 30, 2007, the Company owned no properties, had no revenue exclusive of interest income, and was primarily engaged in capital formation activities.

Liquidity and Capital Resources

The Company is raising capital through a “best-efforts” offering of shares by David Lerner Associates, Inc. (the “Managing Dealer”), which receives selling commissions and a marketing expense allowance based on proceeds of the shares sold. The minimum offering of 4,761,905 Units at $10.50 per Unit was sold as of July 27, 2007, with proceeds net of commissions and marketing expenses totaling $45 million. Subsequent to the minimum offering and through September 30, 2007, an additional 9.3 million Units, at $11 per Unit, were sold, with the Company receiving proceeds, net of commissions, marketing expenses and other offering costs of approximately $91.6 million. The Company is continuing its offering at $11.00 per Unit.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority would be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

As of September 30, 2007, the Company had cash and cash equivalents totaling $131.8 million, primarily as a result of its sale of Units through that date. The Company intends to use funds generated from its “best-efforts” offering to invest in hotels, residential apartment communities and other commercial real estate. As of September 30, 2007, the Company has entered into purchase contracts for 15 hotels. Ten of these hotels are expected to close within the next six months. Five of the hotels are under development and are expected to close in 2008 and 2009. Although the Company believes there is a reasonable probability that it will acquire these hotels, there can be no assurance that all of the conditions to closing will be satisfied. Contract deposits for these hotels are included in other assets in the Company’s consolidated balance sheet as of September 30, 2007.

The following table summarizes the location, brand, gross purchase price, contract deposits, and number of rooms for each hotel. All dollar amounts are in thousands.

Location	Franchise/Brand	Gross Purchase Price		Deposits Paid		Number of Rooms
Port Wentworth, Georgia	Hampton Inn	$10,000			(b)	106
Bowling Green, Kentucky	Hampton Inn	18,000			(b)	131
Somerset, New Jersey	Courtyard	16,000			(b)	162
Concord, North Carolina	Hampton Inn	9,200			(b)	101
Greensboro, North Carolina	SpringHill Suites	8,000			(b)	82
Warwick, Rhode Island	Hilton Garden Inn	24,000			(b)	160
Columbia, South Carolina	Hilton Garden Inn	21,200			(b)	143
Harrisonburg, Virginia	Courtyard	22,500			(b)	125
Tulare, California	Hampton Inn	10,331		5		86
Memphis, Tennessee	Hilton Garden Inn	17,150		250		120
Matthews, North Carolina	Hampton Inn	11,300		250		92
Orlando, Florida	Fairfield Inn		(a)		(a)	200
Orlando, Florida	SpringHill Suites		(a)		(a)	200
Tulsa, Oklahoma	Hampton Inn & Suites	10,000		100		102
Chattanooga, Tennessee	Homewood Suites	8,600		250		76

		$241,081		$3,855		1,886

(a)	These two hotels are covered by the same purchase contract, which provides for a combined gross purchase price of $54,800 and a deposit of $1 million. These amounts are reflected in the totals shown in the table.
(b)	The total deposit for these hotels was $2 million on a combined basis. This amount is reflected in the total for deposits shown in the table.

To maintain its REIT status the Company is required to distribute at least 90% of its ordinary income. Although the Company owns no real estate, distributions since the initial capitalization through September 30, 2007 totaled $1.1 million and were paid at a monthly rate of $0.073334 per common share beginning in August 2007. For the same period the Company’s cash generated from operations was $473 thousand. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, the Company has had significant amounts of cash earning interest at short term money market rates. As a result, the difference between distributions paid and cash generated from operations has been funded from proceeds from the offering of Units, and this portion of distributions is expected to be treated as a return of capital for federal income tax purposes. The Company intends to continue paying dividends on a monthly basis, at an annualized dividend rate of $0.88 per common share. Since a portion of distributions has to date been funded with proceeds from the offering of Units, the Company’s ability to maintain its current intended rate of distribution will be based on its ability to fully invest its offering proceeds and thereby increase its cash generated from operations. Since there can be no assurance of the Company’s ability to acquire properties that provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties.

Related Party Transactions

The Company has negotiated and entered into, a Property Acquisition and Disposition Agreement with Apple Suites Realty Group, Inc. (“ASRG”), to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be capitalized as part of the purchase price of the properties.

The Company has negotiated and entered into, an advisory agreement with ASA to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services. Advisory fees and other reimbursable expenses incurred by the Company under the ASA advisory agreement during the three months ended September 30, 2007 were $82 thousand. For the period January 22, 2007 through September 30, 2007, the Company incurred $149 thousand for these expenses. These expenses are recorded in General and Administrative expense.

ASRG and ASA are 100% owned by Glade M. Knight, chairman and president of the Company.

Mr. Knight is also chairman and chief executive officer of Apple REIT Six, Inc. and Apple REIT Seven, Inc., other REITs. Members of the Company’s Board of Directors are also on the Board of Directors of Apple REIT Six, Inc. and Apple REIT Seven, Inc.

Series B Convertible Preferred Stock

The Company has authorized 240,000 shares of Series B convertible preferred stock. The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $1 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

Subsequent Events

In October 2007, the Company paid approximately $4.5 million in dividend distributions to its common shareholders, or $0.11 per outstanding common share.

On October 9, 2007, the Company entered into a purchase contract for the potential acquisition of a Hilton Garden Inn hotel in Annapolis, Maryland. The gross purchase price for the 126 room hotel is $24.9 million, and a refundable deposit of $250 thousand was paid by the Company in connection with the contract.

On October 25, 2007, the Company entered into a purchase contract for the potential acquisition of a Residence Inn hotel in Marlborough, Massachusetts. The gross purchase price for the 112 room hotel is $20.2 million, and a refundable deposit of $250 thousand was paid by the Company in connection with the contract.

During October 2007, the Company closed on the issuance of 43.1 million Units, representing gross proceeds to the Company of $473.6 million and proceeds net of selling and marketing costs of $426.3 million.

I NDEX TO FINANCIAL STATEMENTS

Financial Statements of Company

Apple REIT Eight, Inc. (Unaudited)

Consolidated Balance Sheets—September 30, 2007 and January 22, 2007 (initial capitalization)	F-2
Consolidated Statements of Operations—Three months ended September 30, 2007 and Period from January 22, 2007 (initial capitalization) through September 30, 2007	F-3
Consolidated Statement of Cash Flows—Period from January 22, 2007 (initial capitalization) through September 30, 2007	F-4
Notes to Consolidated Financial Statements	F-5

F-1

Apple REIT Eight, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2007	January 22, 2007 (Initial Capitalization)
Assets
Cash	$131,813	$24
Prepaid offering costs	—	10
Other assets	4,260	—

Total Assets	$136,073	$34

Liabilities and Shareholders’ Equity
Accrued expenses	$197	$10

Total Liabilities	197	10
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; issued and outstanding14,098,984 and 10 shares	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24	24
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding 14,098,984 and 10 shares	136,604	—
Retained deficit	(752)	—

Total Shareholders’ Equity	135,876	24

Total Liabilities and Shareholders’ Equity	$136,073	$34

See notes to consolidated financial statements.

F-2

Apple REIT Eight, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30, 2007	For the period January 22, 2007 (Initial Capitalization) through September 30, 2007
Revenue	$—	$—
Expenses:
General and Administrative	241	309
Interest income, net	(663)	(655)

Net income	$422	$346

Basic and diluted earnings per common share	$0.08	$0.17

Weighted average shares outstanding - basic and diluted (000’s)	5,491	2,013
Distributions declared and paid per common share	$0.15	$0.15

See notes to consolidated financial statements.

F-3

Apple REIT Eight, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

For the period January 22, 2007 (Initial Capitalization) through September 30, 2007
Cash flow from operating activities:
Net income	$346
Adjustments to reconcile net income to cash provided by operating activities:
Stock option expense	20
Changes in operating assets and liabilities:
Accrued expenses	107

Net cash provided by operating activities	473
Cash flow used in investing activities:
Deposits and other disbursements for potential acquisition of hotel properties	(4,260)

Net cash used in investing activities	(4,260)
Cash flow from financing activities:
Net proceeds related to issuance of common and preferred stock	136,674
Cash distributions paid to shareholders	(1,098)

Net cash provided by financing activities	135,576

Net increase in cash and cash equivalents	131,789
Cash and cash equivalents, beginning of period	24

Cash and cash equivalents, end of period	$131,813

See notes to consolidated financial statements.

F-4

APPLE REIT EIGHT, INC.

Notes to Consolidated Financial Statements

1. General Information and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited financial statements should be read in conjunction with the Company’s audited January 22, 2007 consolidated balance sheet included in the Company’s registration statement filed on Form S-11. Operating results for the period from January 22, 2007 (“Initial capitalization”) through September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

Organization

Apple REIT Eight, Inc. (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in hotels, residential apartment communities and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on January 22, 2007, when 10 shares of common stock and Series A preferred stock were purchased by Apple Eight Advisors, Inc. (“ASA”) and 240,000 Series B convertible shares were purchased by Glade M. Knight, the Company’s Chairman and Chief Executive Officer. The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Income Taxes

The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

The Company has established Apple Eight Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS will lease all hotels from the Company and be subject to income tax at regular corporate rates on any income that it would earn.

Start Up Costs

Start up costs are expensed as incurred.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

The Company is raising capital through a “best-efforts” offering of Units by David Lerner Associates, Inc. (the “Managing Dealer”), which receives a selling commission and a marketing expense allowance based

F-5

on proceeds of the shares sold. Additionally, the Company has incurred other offering costs including legal, accounting and reporting services. These offering costs are recorded by the Company as a reduction of shareholders’ equity. Prior to the commencement of the Company’s offering, these costs were deferred and recorded as prepaid expense. As of September 30, 2007, the Company had sold 14,098,984 Units for gross proceeds of $152.7 million and proceeds net of offering costs of $136.6 million.

Earnings Per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the period. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the period. There were no potential common shares with a dilutive effect during the period January 22, 2007 through September 30, 2007. Series B convertible preferred shares are not included in earnings per common share calculations until such time the Series B convertible preferred shares are converted to common shares.

2. Summary of Potential Acquisitions

As of September 30, 2007, the Company had entered into purchase contracts for 15 hotels. Five of the hotels were under development as of September 30, 2007, with expected completion dates in 2008 and 2009. Ten of the hotels are expected to close within the next six months. Although the Company believes there is a reasonable probability that it will acquire these hotels, there can be no assurance that all of the conditions to closing will be satisfied. Contract deposits for these hotels are included in other assets in the Company’s consolidated balance sheet as of September 30, 2007 and in deposits and other disbursements for potential acquisition of hotel properties in the consolidated statement of cash flows. The following table summarizes the location, brand, gross purchase price, contract deposits, and number of rooms for each hotel. All dollar amounts are in thousands.

Location	Franchise/Brand	Gross Purchase Price		Deposits Paid		Number of Rooms
Port Wentworth, Georgia	Hampton Inn	$10,000			(b)	106
Bowling Green, Kentucky	Hampton Inn	18,000			(b)	131
Somerset, New Jersey	Courtyard	16,000			(b)	162
Concord, North Carolina	Hampton Inn	9,200			(b)	101
Greensboro, North Carolina	SpringHill Suites	8,000			(b)	82
Warwick, Rhode Island	Hilton Garden Inn	24,000			(b)	160
Columbia, South Carolina	Hilton Garden Inn	21,200			(b)	143
Harrisonburg, Virginia	Courtyard	22,500			(b)	125
Tulare, California	Hampton Inn	10,331		5		86
Memphis, Tennessee	Hilton Garden Inn	17,150		250		120
Matthews, North Carolina	Hampton Inn	11,300		250		92
Orlando, Florida	Fairfield Inn		(a)		(a)	200
Orlando, Florida	SpringHill Suites		(a)		(a)	200
Tulsa, Oklahoma	Hampton Inn & Suites	10,000		100		102
Chattanooga, Tennessee	Homewood Suites	8,600		250		76

		$241,081		$3,855		1,886

(a)	These two hotels are covered by the same purchase contract, which provides for a combined gross purchase price of $54,800 and a deposit of $1 million. These amounts are reflected in the totals shown in the table.
(b)	The total deposit for these hotels was $2 million on a combined basis. This amount is reflected in the total for deposits shown in the table.

F-6

3. Related Parties

The Company has negotiated and entered into, a Property Acquisition and Disposition Agreement with Apple Suites Realty Group, Inc. (“ASRG”), to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be capitalized as part of the purchase price of the properties.

The Company has negotiated and entered into, an advisory agreement with ASA to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services. Advisory fees and other reimbursable expenses incurred by the Company under the ASA advisory agreement during the three months ended September 30, 2007 were $82 thousand. For the period January 22, 2007 through September 30, 2007, the Company incurred $149 thousand for these expenses. These expenses are recorded in General and Administrative expense.

ASRG and ASA are 100% owned by Glade M. Knight, chairman and president of the Company. Mr. Knight is also chairman and chief executive officer of Apple REIT Six, Inc. and Apple REIT Seven, Inc. Members of the Company’s Board of Directors are also on the Board of Directors of Apple REIT Six, Inc. and Apple REIT Seven, Inc.

4. Stock Incentive Plans

The Company has adopted two stock incentive plans (the “Incentive Plan” and “Directors’ Plan”) to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a specified number of shares of common stock (“Options”) or grants of restricted shares of common stock (“Restricted Stock”) to selected employees and directors of the Company. A Compensation Committee (“Committee”) will implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock. In the third quarter of 2007, the Company issued 22,000 options under the Directors’ Plan and recorded $20 thousand in compensation expense.

5. Series B Convertible Preferred Stock

The Company has authorized 240,000 shares of Series B convertible preferred stock. The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

F-7

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $1 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the

F-8

Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

6. Line of Credit

Prior to the commencement of the Company’s Unit offering, the Company obtained an unsecured line of credit in a principal amount of $400,000 to fund some of the offering expenses. The lender was Wachovia Bank, N.A. The line of credit was fully paid during August 2007.

7. Subsequent Events

In October 2007, the Company paid approximately $4.5 million in dividend distributions to its common shareholders, or $0.11 per outstanding common share.

On October 9, 2007, the Company entered into a purchase contract for the potential acquisition of a Hilton Garden Inn hotel in Annapolis, Maryland. The gross purchase price for the 126 room hotel is $24.9 million, and a refundable deposit of $250 thousand was paid by the Company in connection with the contract.

On October 25, 2007, the Company entered into a purchase contract for the potential acquisition of a Residence Inn hotel in Marlborough, Massachusetts. The gross purchase price for the 112 room hotel is $20.2 million, and a refundable deposit of $250 thousand was paid by the Company in connection with the contract.

During October 2007, the Company closed on the issuance of 43.1 million Units, representing gross proceeds to the Company of $473.6 million and proceeds net of selling and marketing costs of $426.3 million.

F-9

SUPPLEMENT NO. 6 DATED DECEMBER 18, 2007

TO PROSPECTUS DATED JULY 19, 2007

APPLE REIT EIGHT, INC.

The following information supplements the prospectus of Apple REIT Eight, Inc. dated July 19, 2007 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus, Supplement No. 4 (which is cumulative and replaces all prior Supplements), Supplement No. 5 and this Supplement No. 6.

Certain forward-looking statements are included in the prospectus and in each supplement. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

S-1

“Courtyard by Marriott,” “Fairfield Inn,” “TownePlace Suites,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Eight, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Eight, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn,” “Hampton Inn & Suites,” “Homewood Suites,” and “Hilton Garden Inn” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Eight, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Eight, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

S-2

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on July 27, 2007. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of November 27, 2007, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	58,886,374	$647,750,110	$582,975,099

Total	63,648,279	$697,750,110	$627,975,099

Our distributions since initial capitalization through September 30, 2007 (before we completed the purchase of any hotels) totaled $1.1 million and were paid at a monthly rate of $0.073334 per common share beginning in August 2007. For the same period our cash generated from operations was $473 thousand. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, we have had significant amounts of cash earning interest at short term money market rates. As a result, the difference between distributions paid and cash generated from operations has been funded from proceeds from the offering of units, and this portion of distributions is expected to be treated as a return of capital for federal income tax purposes. We intend to continue paying dividends on a monthly basis, at an annualized dividend rate of $0.88 per common share. Since a portion of distributions has to date been funded with proceeds from the offering of units, our ability to maintain our current intended rate of distribution will be based on our ability to fully invest our offering proceeds and thereby increase our cash generated from operations. Since there can be no assurance of our ability to acquire properties that provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties. See “Risk Factors – We may be unable to make distributions to our shareholders,” on page 24 of the prospectus.

RECENT DEVELOPMENTS

Recent Purchases

On December 6, 2007, one of our wholly-owned subsidiaries closed on the purchase of a hotel located in Bowling Green, Kentucky. The gross purchase price for this hotel, which contains a total of 131 guest rooms, was approximately $18.8 million. This hotel is part of a group of eight hotels that we contracted to purchase from selling entities related to each other through common ownership. Purchase contracts currently remain in effect for four other hotels in this group, although a number of required conditions to closing are currently unsatisfied for each of those other hotels. As a result, there can be no assurance at this time that any additional closings will occur with respect to the remaining hotels.

On December 14, 2007, one of our wholly-owned subsidiaries closed on the purchase of a hotel located in Chattanooga, Tennessee. The gross purchase price for this hotel, which contains a total of 76 guest rooms, was $8.6 million.

Further information about our recently purchased hotels is provided in other sections below.

S-3

Recent Purchase Contracts

On December 6, 2007, we caused one of our wholly-owned subsidiaries to enter into related purchase contracts for the potential purchase of four hotels. The hotels are located in California and Washington and they contain, in the aggregate, a total of 580 guest rooms. Under the purchase contracts, the aggregate gross purchase price for these hotels is approximately $87.7 million. The purchase contracts provide for total initial deposits of $750,000, and require total additional deposits in the same amount after the end of our contractual review period.

On December 14, 2007, we caused one of our wholly-owned subsidiaries to enter into related purchase contracts for the potential purchase of seven hotels. The hotels are located in Arkansas, Kansas, North Carolina and Texas, and they contain, in the aggregate, a total of 616 guest rooms. Under the purchase contracts, the aggregate gross purchase price for these hotels is approximately $65.8 million. The purchase contracts provide for total initial deposits of $1.4 million, and require total additional deposits in the same amount after the end of our contractual review period.

One of the purchase contracts mentioned above requires our purchasing subsidiary to assume a loan that is secured by the hotel under contract. This loan had an original principal balance of $7.3 million and is scheduled to mature in 2011. Payments of principal and interest are due monthly on an amortized basis. This loan has a non-recourse structure, which means that the lender generally must rely on the property, rather than the borrower, as the lender’s source of repayment in any collection action. There are exceptions to the non-recourse structure in certain situations, such as misappropriation of funds and environmental liabilities. In these situations, the lender would be permitted to seek repayment from the guarantor or indemnitor of the loan, which is expected to be another one of our wholly-owned subsidiaries.

On December 14, 2007, we also caused one of our wholly-owned subsidiaries to enter into related purchase contracts for the potential purchase of two additional hotels in Iowa and Louisiana. These two hotels are scheduled to be constructed over the next 12 months. Upon completion, these hotels are expected to contain, in the aggregate, a total of 243 guest rooms. Under the purchase contracts, the aggregate gross purchase price for these hotels is approximately $28.7 million. These purchase contracts provide for total initial deposits of $200,000.

A number of required conditions to closing currently remain unsatisfied under each of the purchase contracts mentioned above. Accordingly, there can be no assurance at this time that any closings will occur under any of these purchase contracts. Upon a hotel purchase, the corresponding deposit would be credited against the applicable purchase price.

Source of Payments

Our recent purchases, which resulted in our ownership of two additional hotels, were funded by the proceeds from our ongoing offering of units. Our offering proceeds also have been used to fund the initial deposits mentioned above, and will be used for the related additional deposits.

We also used our offering proceeds to pay $548,640, representing 2% of the gross purchase price for our recent purchases, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

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Overview of Owned Hotels

As a result of our recent purchases, we currently own five hotels, which are located in the states indicated in the map below:

ACQUISITIONS AND RELATED MATTERS

Each of our recently purchased hotels has been leased to one of our wholly-owned subsidiaries, as the lessee, under a separate hotel lease agreement. For simplicity, the applicable lessee will be referred to below as the “lessee.”

Each hotel is managed under a separate management agreement between the applicable lessee and the manager. For simplicity, the applicable manager will be referred to below as the “manager.”

The hotel lease agreements and the management agreements are among the contracts described in the next section. The table below specifies the franchise, hotel owner, lessee and manager for our recently purchased hotels:

Hotel	Franchise (a)	Hotel Owner/Lessor	Lessee	Manager

Bowling Green, Kentucky	Hampton Inn	Apple Eight Hospitality Ownership, Inc.	Apple Eight Hospitality Management, Inc.	Newport Bowling Green Management, LLC (b)

Chattanooga, Tennessee	Homewood Suites	Apple Eight Hospitality Ownership, Inc.	Apple Eight Hospitality Management, Inc.	LBAM – Investor Group, L.L.C.

Notes for Table:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our franchisors or managers.
(b)	The hotel was purchased from an affiliate of the indicated manager.

We have no material relationship or affiliation with the hotel sellers or managers, except for the relationship resulting from our purchases, our management agreements for the hotels we own, the pending purchase contracts and any related documents.

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SUMMARY OF CONTRACTS

Hotel Lease Agreements

Each of our recently purchased hotels is covered by a separate hotel lease agreement between the owner (one of our wholly-owned subsidiaries) and the applicable lessee (another one of our wholly-owned subsidiaries, as specified in the previous section). Each lease provides for an initial term of 10 years. The applicable lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Shown below is the annual base rent and the lease commencement date for our recently purchased hotels:

Hotel	Franchise	Annual Base Rent	Date of Lease Commencement
Bowling Green, Kentucky	Hampton Inn	$1,186,885	December 6, 2007
Chattanooga, Tennessee	Homewood Suites	710,263	December 14, 2007

The annual percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreements

Each of the recently purchased hotels is being managed by its manager under separate management agreements between the manager and the applicable lessee (which is one of our wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotels and for collecting revenues for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

Each management agreement provides for an initial term of five years. Our leasing subsidiary may terminate a management agreement if the applicable manager fails to achieve certain performance levels.

Franchise Agreements

With respect to each of the recently purchased hotels, there is a franchise license agreement between our wholly-owned subsidiary serving as the lessee of the hotel (as specified in a previous section) and Hilton Hotels Corporation or one of its affiliates. In addition, we have caused another one of our wholly-owned subsidiaries, Apple Eight Hospitality Ownership, Inc., to provide a separate guaranty of the payment and performance of the applicable lessee under each franchise license agreement.

Each franchise license agreement provides for a royalty fee and for a separate program fee payable to the franchisor. Each fee is based on a percentage of gross room revenues. The royalty fees for each hotel are 4% (which increases, for the hotel in Kentucky only, to 5% in year five of the agreement), and the program fees for each hotel are 4%. For each hotel, the duration of the applicable franchise license agreement is 10 years. A franchise license agreement may be terminated for various reasons, including failure by the lessee to operate in accordance with the standards, procedures and requirements established by the franchisor.

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OUR PROPERTIES

Our recently purchased hotels offer guest rooms and suites, together with related amenities, that are consistent with their operations. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, each hotel is adequately covered by insurance. The following tables present further information about our recently purchased hotels:

Table 1. General Information

Hotel	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite (a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel (b)
Bowling Green, Kentucky	Hampton Inn	131	$18,832,007	$119	$17,388,817
Chattanooga, Tennessee	Homewood Suites	76	8,600,000	119-229	7,932,050

Total		207	$27,432,007

Notes for Table 1:

(a)	The amounts shown are subject to change, and exclude discounts that may be offered to corporate, frequent and other select customers.
(b)	The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the hotel’s personal property component.

Table 2. Operating Information (a)

PART A	Franchise	Avg. Daily Occupancy Rates (%)
Hotel		2003	2004	2005	2006	2007
Bowling Green, Kentucky	Hampton Inn	75%	79%	78%	76%	75%
Chattanooga, Tennessee	Homewood Suites	81%	79%	75%	74%	76%

PART B	Franchise	Revenue per Available Room/Suite ($)
Hotel		2003	2004	2005	2006	2007
Bowling Green, Kentucky	Hampton Inn	$51	$57	$58	$67	$72
Chattanooga, Tennessee	Homewood Suites	67	70	67	71	77

Note for Table 2:

(a)	Operating information is shown for the last five years.

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Table 3. Tax and Related Information

Hotel	Franchise	Tax Year		Real Property Tax Rate (b)	Real Property Tax
Bowling Green, Kentucky	Hampton Inn	2007	(a)	0.71%	$37,380
Chattanooga, Tennessee	Homewood Suites	2007	(a)	5.39%	112,683

Notes for Table 3:

(a)	Represents calendar year.
(b)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).

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SUPPLEMENT NO. 7 DATED DECEMBER 27, 2007

TO PROSPECTUS DATED JULY 19, 2007

APPLE REIT EIGHT, INC.

The following information supplements the prospectus of Apple REIT Eight, Inc. dated July 19, 2007 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus, Supplement No. 4 (which is cumulative and replaces all prior Supplements), Supplement Nos. 5 and 6, and this Supplement No. 7.

Certain forward-looking statements are included in the prospectus and in each supplement. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

S-1

“Courtyard by Marriott,” “Fairfield Inn,” “TownePlace Suites,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Eight, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Eight, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn,” “Hampton Inn & Suites,” “Homewood Suites,” and “Hilton Garden Inn” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Eight, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Eight, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

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STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on July 27, 2007. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of December 24, 2007, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	64,180,841	$705,989,250	$635,390,325

Total	68,942,746	$755,989,250	$680,390,325

Our distributions since initial capitalization through September 30, 2007 (before we completed the purchase of any hotels) totaled $1.1 million and were paid at a monthly rate of $0.073334 per common share beginning in August 2007. For the same period our cash generated from operations was $473 thousand. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, we have had significant amounts of cash earning interest at short term money market rates. As a result, the difference between distributions paid and cash generated from operations has been funded from proceeds from the offering of units, and this portion of distributions is expected to be treated as a return of capital for federal income tax purposes. We intend to continue paying dividends on a monthly basis, at an annualized dividend rate of $0.88 per common share. Since a portion of distributions has to date been funded with proceeds from the offering of units, our ability to maintain our current intended rate of distribution will be based on our ability to fully invest our offering proceeds and thereby increase our cash generated from operations. Since there can be no assurance of our ability to acquire properties that provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties. See “Risk Factors – We may be unable to make distributions to our shareholders,” on page 24 of the prospectus.

RECENT DEVELOPMENTS

Recent Purchase Contracts

On December 27, 2007, we caused one of our wholly-owned subsidiaries to enter into related purchase contracts for the potential purchase of six hotels. The hotels are located in Kansas, Missouri and Massachusetts and they contain, in the aggregate, a total of 656 guest rooms. Under the purchase contracts, the aggregate gross purchase price for these hotels is approximately $84.2 million. The purchase contracts provide for total initial deposits of $1.2 million, and require total additional deposits in the same amount after the end of our contractual review period.

The purchase contracts mentioned above require our applicable purchasing subsidiary to assume three loans that are secured by three of the hotels under contract. The loans had an aggregate original principal balance of $27.2 million and are scheduled to mature within the period from 2010 to 2015. The annual interest rates for these loans range from 5.74% to 6.50%. Payments of principal and interest are due monthly on an amortized basis. Each loan has a non-recourse structure, which means that the lender generally must rely on the property, rather than the borrower, as the lender’s source of repayment in any collection action. There are exceptions to the non-recourse structure in certain situations, such as misappropriation of funds and environmental liabilities. In these situations, the lender would be permitted to seek repayment from the guarantor or indemnitor of the loan, which is expected to be another one of our wholly-owned subsidiaries.

S-3

A number of required conditions to closing are currently unsatisfied under each of the purchase contracts mentioned above. Accordingly, there can be no assurance at this time that any closings will occur under any of these purchase contracts. Upon a hotel purchase, the corresponding deposit would be credited against the applicable purchase price.

Source of Payments

The proceeds from our ongoing offering of units have been used to fund the initial deposits mentioned above, and will be used for the related additional deposits. If any closings occur, the proceeds from our offering also will be used to fund the applicable purchase price at closing (excluding any debt assumed).

Overview of Owned Hotels

We currently own five hotels, which are located in the states indicated in the map below:

EXPERTS

Set forth below are the audited financial statements regarding our hotels in Somerset, New Jersey, Greensboro, North Carolina, Harrisonburg, Virginia and Bowling Green, Kentucky (our purchase of the first three of these hotels was discussed in Supplement No. 5, and our purchase of the hotel in Kentucky was discussed in Supplement No. 6). These financial statements have been included herein in reliance on the separate reports, also set forth below, of PKF Witt Mares, PLC, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Amtel Associates, LLC, the entity that previously owned our hotel in Chattanooga, Tennessee (our purchase of this hotel was discussed in Supplement No. 6). These financial statements have been included herein in reliance on the report, also set forth below, of Henderson Hutcherson and McCullough, PLLC, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

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I NDEX TO FINANCIAL STATEMENTS

Financial Statements of Businesses Acquired

Somerset, New Jersey Courtyard Hotel

(Audited)

Independent Auditors’ Report	F-3
Balance Sheets—December 31, 2006 and 2005	F-4
Statements of Operations and Changes in Owner’s Equity—November 3, 2006 through December 31, 2006, January 1, 2006 through November 2, 2006 and the Year Ended December 31, 2005	F-5
Statements of Cash Flows—November 3, 2006 through December 31, 2006, January 1, 2006 through November 2, 2006 and the Year Ended December 31, 2005	F-6
Notes to Financial Statements	F-8

(Unaudited)
Balance Sheets—September 30, 2007 and 2006	F-12
Statements of Operations and Changes in Owner’s Equity—Nine Months Ended September 30, 2007 and 2006	F-13
Statements of Cash Flows—Nine Months Ended September 30, 2007 and 2006	F-14

BRR Greensboro, S.M.L.L.C. and BRR Harrisonburg, S.M.L.L.C.

(prior owners, respectively, of the Greensboro, North Carolina

SpringHill Suites Hotel and the Harrisonburg, Virginia Courtyard Hotel)

Independent Auditors’ Report	F-15
Combined Balance Sheets—November 8, 2007 and December 31, 2006	F-16
Combined Statements of Operations and Changes in Owner’s Equity—Period Ended November 8, 2007 and Year ended December 31, 2006	F-17
Combined Statements of Cash Flows—Period Ended November 8, 2007 and Year ended December 31, 2006	F-18
Notes to Combined Financial Statements	F-19

INDEPENDENT AUDITOR’S REPORT

To the Member

TLC Somerset, S.M.L.L.C.

Williamsburg, Virginia

We have audited the balance sheets of the Courtyard by Marriott located in Somerset, New Jersey (the Hotel) which is currently owned by TLC Somerset, S.M.L.L.C. (the Company) as of December 31, 2006 and 2005, and the related statements of operations and changes in owner’s equity and cash flows for the periods January 1, 2006 through November 2, 2006 and November 3, 2006 through December 31, 2006 and the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Hotel is not required to have, nor were we engaged to perform, an audit of it’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we do not express such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the periods January 1, 2006 through November 2, 2006 and November 3, 2006 through December 31, 2006 and the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8 on November 9, 2007, the owner of the Hotel, TLC Somerset, S.M.L.L.C., sold substantially all of the Hotel’s assets.

/s/ PKF Witt Mares, PLC

Norfolk, Virginia

December 14, 2007

COURTYARD BY MARRIOTT, SOMERSET, NEW JERSEY

BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

	2006	2005
	(Successor)	(Predecessor)
ASSETS

Investment in hotel, net	$16,173,269	$11,430,948
Cash and cash equivalents	397,426	160,490
Escrow deposits	34,742	253,345
Accounts receivable	79,145	41,949
Prepaid expenses and other assets	84,491	40,298
Intangible assets, net	336,456	177,996

Total assets	$17,105,529	$12,105,026

LIABILITIES AND OWNER’S EQUITY

Mortgage note payable	$10,500,000	$10,800,000
Accounts payable and accrued expenses	243,435	1,322,935
Due to affiliates	5,976,100	130,000

Total liabilities	16,719,535	12,252,935
Owner’s equity	385,994	(147,909)

Total liabilities and owner’s equity	$17,105,529	$12,105,026

See accompanying notes.

COURTYARD BY MARRIOTT, SOMERSET, NEW JERSEY

STATEMENTS OF OPERATIONS AND

CHANGES IN OWNER’S EQUITY

	November 3, 2006 through December 31, 2006	January 1, 2006 through November 2, 2006	Year Ended December 31, 2005
	(Successor)	(Predecessor)	(Predecessor)
REVENUES
Rooms	$772,313	$3,793,589	$4,122,175
Other income	52,529	330,623	546,112
Restaurant lease income	31,056	155,280	95,253

Total revenues	855,898	4,279,493	4,763,540

OPERATING EXPENSES
Rooms	174,091	870,458	946,346
Other	68,194	340,971	498,219
Depreciation and amortization	187,728	752,778	692,277
Land lease	49,025	245,124	315,963
Real estate taxes, insurance and other	64,857	324,286	381,416
Property operation, maintenance and energy costs	62,809	332,457	457,830
Management and franchise fees	103,538	517,690	586,725
Administrative	174,164	870,821	786,610

Total operating expenses	884,406	4,254,584	4,665,386

OPERATING INCOME (LOSS)	(28,508)	24,908	98,154

OTHER INCOME (EXPENSE)
Interest expense	(186,726)	(561,913)	(634,005)
Interest income	24,444	—	—

Total other income (expense)	(162,282)	(561,913)	(634,005)

Net loss	(190,790)	(537,005)	(535,851)
Owner’s equity, beginning of the year	—	(147,909)	387,942
Effect of push-down accounting on predecessor equity	576,784	684,914	—

Owner’s equity, end of the year	$385,994	$—	$(147,909)

See accompanying notes.

COURTYARD BY MARRIOTT, SOMERSET, NEW JERSEY

STATEMENTS OF CASH FLOWS

	November 3, 2006 through December 31, 2006	January 1, 2006 through November 2, 2006	Year Ended December 31, 2005
	(Successor)	(Predecessor)	(Predecessor)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(190,790)	$(537,005)	$(535,851)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	187,728	752,778	692,277
Changes in operating assets and liabilities:
Accounts receivable	(79,145)	41,949	12,267
Prepaid expenses and other assets	(84,491)	40,298	16,527
Accounts payable and accured expenses	230,793	(571,028)	(67,158)

Net cash provided by (used in) operating activities	64,095	(273,008)	118,062

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(5,767)	(10,827)	(116,020)
Acquisitions of intangible assets	(441,686)	—	(106,310)
Net (increase) decrease in escrow deposits	(34,742)	253,345	(253,345)
Net advances to affiliates	—	(130,000)	—
Net advances from affiliates	815,526	—	11,899

Net cash provided by (used in) investing activities	333,331	112,518	(463,776)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	—	—	220,402
Contributions from owners	—	—	136,891

Net cash provided by financing activities	—	—	357,293

Net increase (decrease) in cash and cash equivalents	397,426	(160,490)	11,579

(Continued)

See accompanying notes.

TLC SOMERSET, S.M.L.L.C.

STATEMENTS OF CASH FLOWS

(Concluded)

	November 3, 2006 through December 31, 2006	January 1, 2006 through November 2, 2006	Year Ended December 31, 2005
	(Successor)	(Predecessor)	(Predecessor)
CASH AND CASH EQUIVALENTS
Beginning	$—	$160,490	$148,911

Ending	$397,426	$—	$160,490

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$186,726	$561,913	$634,005

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Effect of push-down accounting:
Predecessor note payable	$—	$10,800,000	$—
Successor note payable	(10,500,000)	—	—
Land lease liability	—	739,265	—
Affiliate advances	(5,160,574)	—	—
Property and equipment basis adjustment	16,237,358	(10,854,351)	—

Effect of push-down accounting on predecessor equity	$576,784	$684,914	$—

See accompanying notes.

COURTYARD BY MARRIOTT, SOMERSET, NEW JERSEY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Courtyard by Marriott of Somerset, New Jersey (the Hotel) is currently owned by TLC Somerset, S.M.L.L.C. (the Company), a limited liability company that was formed in October 2006 for the purpose of acquiring, owning and operating a hotel. During 2006, the Company acquired the Hotel as part of a like-kind exchange. The hotel has 162 rooms and provides lodging, food and beverage and other related hospitality services.

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States. The Hotel was acquired by TLC Somerset, S.M.L.L.C. in a purchase business combination recorded under the “push-down” method of accounting, resulting in a new basis of accounting for the “successor” period beginning November 3, 2006.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of three months of less to be cash equivalents.

Accounts Receivable

Accounts receivable are primarily comprised of trade receivables due from guests of the hotel. The Company uses the allowance method to account for uncollectible receivables and as of December 31, 2006 and 2005 the allowance was $0 and $4,150, respectively. Recoveries of trade receivables previously written off are recorded when received.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion Costs

Advertising and promotion costs are charged to operations as incurred and totaled $35,937 and $27,136 for 2006 and 2005, respectively.

Investment in Hotel

Investment in hotel is stated at cost less accumulated depreciation. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

COURTYARD BY MARRIOTT, SOMERSET, NEW JERSEY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Concluded)

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Management estimates the useful lives of assets to be 39 years for buildings and improvements, 15 years for land improvements and 5 to 7 years for furniture, fixtures and equipment.

Escrow Deposits

An escrow deposit for repairs, replacements and maintenance are maintained under the control of the Company. Escrow deposits for taxes and insurance are maintained under the control of the mortgage lender.

Impairment of Long-Lived Assets

The Company’s management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment and projections as considered necessary. Actual results may vary. As of December 31, 2006 and 2005, no impairment losses were recognized.

Intangible Assets

Financing costs are recorded at cost and are being amortized by the straight-line method over the term of the related note payable. The contractual term of the franchise agreement is 20 years, beginning in November, 2006.

Revenue Recognition

Room revenue represents revenue derived from the rental of rooms. Revenues are recognized as room stays occur.

Income Taxes

The Company is a limited liability company. The member separately accounts for the Company’s items of income, deductions, losses, and credits for federal and state income tax reporting.

NOTE 2 – MORTGAGE NOTES PAYABLE

Mortgage notes payable at December 31, 2006 and 2005 consisted of the following:

	2006	2005
CIBC, Inc. note, collateralized by the Hotel, interest only due monthly at LIBOR plus 2.25%, maturing May 2007.	$10,500,000	$—

HSBC Realty Credit Corporation, note collateralized by the Hotel, interest only due monthly at 7.33% through May 1, 2006, interest only due monthly at LIBOR plus 2.25% beginning June 1, 2006, principal due monthly at $21,525 beginning April 2007, maturing March 2010.	$—	$10,800,000

COURTYARD BY MARRIOTT, SOMERSET, NEW JERSEY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 3 – INTANGIBLE ASSETS

Intangible assets at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Deferred financing costs	$376,887	$136,983
Franchise fee	64,800	64,800

Total cost	441,687	201,783
Less accumulated amortization	105,231	23,787

Intangibles, net	$336,456	$177,996

NOTE 4 – INVESTMENT IN HOTEL

Investment in hotel at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Building and improvements	$15,585,000	$11,589,308
Furnishings and equipment	670,767	2,376,754

Total cost	16,255,767	13,966,062
Less accumulated depreciation	82,498	2,535,114

Investment in hotel, net	$16,173,269	$11,430,948

NOTE 5 – FRANCHISE AGREEMENT

The Company operates the hotel as a Courtyard by Marriott under a franchise agreement with Marriott. The Company is required to pay the franchisor a flat fee monthly for dues, software support, etc., and is required to pay franchise, marketing, and reservation service fees which are based on a percentage of gross room revenues. These fees totaled $362,444 and $313,793 for 2006 and 2005, respectively.

NOTE 6 – RELATED PARTIES

The Company is affiliated with BRR Greensboro, S.M.L.L.C. through common ownership and has borrowed funds from this affiliate. As of December 31, 2006, $4,461,877 was due to BRR Greensboro, S.M.L.L.C.

The Company is affiliated with TLC Blacksburg, L.L.C. through common ownership and has borrowed funds from this affiliate. As of December 31, 2006, $1,514,223 was due to TLC Blacksburg, L.L.C.

Newport Hospitality Group, Inc. (the Group) is the managing company for the hotel. The Group is affiliated with the Company through common ownership. The Company owed the Group $16,765 at December 31, 2006. Management fee expense incurred by the Company with the Group totaled $15,950 for the year ended December 31, 2006.

COURTYARD BY MARRIOTT, SOMERSET, NEW JERSEY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 7 – LEASES

The Company leases the Hotel’s premises pursuant to an operating lease that expires in 2040. The lease provides for various renewal options upon completion of the initial lease term. Rent expense is recognized using the straight-line method and the total minimum rents to be paid pursuant to the lease.

Future minimum rentals to be paid pursuant to this lease agreement are as follows:

2007	$210,277
2008	214,483
2009	218,773
2010	223,472
2011	229,058
Thereafter	10,239,716

Total	$11,335,779

In addition, the Company leases approximately 10,000 square feet of the premises to Ruby Tuesday, Inc. for the operation of a full service restaurant. The lease provides for various renewal options upon completion of the initial lease term in 2019. Rent income is recognized using the straight-line method and the total minimum rents to be received pursuant to the lease.

Future minimum rentals to be received pursuant to this lease agreement are as follows:

2007	$80,000
2008	80,000
2009	83,667
2010	88,000
2011	88,000
Thereafter	707,667

Total	$1,127,333

NOTE 8 – SUBSEQUENT EVENTS

In May 2007, the Company repaid the CIBC, Inc. loan in the amount of $10,500,000.

On November 9, 2007, substantially all of the Company’s assets were sold for a gross purchase price of approximately $16 million.

COURTYARD BY MARRIOTT, SOMERSET, NEW JERSEY

BALANCE SHEETS (UNAUDITED)

SEPTEMBER 30, 2007 AND 2006

	2007	2006
ASSETS

Investment in hotel, net	$15,765,985	$10,930,152
Cash and cash equivalents	256,511	190,937
Escrow deposits	—	359,548
Accounts receivable	46,125	57,666
Due from affiliates	572,773	—
Prepaid expenses and other assets	47,883	43,125
Intangible assets, net	202,245	209,152

Total assets	$16,891,522	$11,790,580

LIABILITIES AND OWNER’S EQUITY

Mortgage note payable	$—	$10,800,000
Accounts payable and accrued expenses	248,693	1,314,988
Due to affiliates	2,339,175	130,000

Total liabilities	2,587,868	12,244,988
Owner’s equity	14,303,654	(454,408)

Total liabilities and owner’s equity	$16,891,522	$11,790,580

See also the audited financial statements included herein.

COURTYARD BY MARRIOTT, SOMERSET, NEW JERSEY

STATEMENTS OF OPERATIONS AND

CHANGES IN OWNER’S EQUITY (UNAUDITED)

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006

	2007	2006
REVENUES
Rooms	$3,582,637	$3,473,816
Food and beverage	153,519	252,346
Lease income	179,020	60,002
Other income	86,419	131,599

Total revenues	4,001,595	3,917,763

OPERATING EXPENSES
Rooms	835,879	852,206
Food and beverage	198,264	238,644
Land rent expense	172,464	236,131
Other	46,158	33,915
Depreciation and amortization	767,156	519,208
Real estate taxes, insurance and other	234,047	135,343
Property operation, maintenance and energy costs	439,036	375,010
Management and franchise fees	513,842	498,103
Administrative	526,883	753,546

Total operating expenses	3,733,729	3,642,106

OPERATING INCOME	267,866	275,657

OTHER EXPENSE
Interest expense	(471,863)	(599,251)

Total other expense	(471,863)	(599,251)

Net loss	(203,997)	(323,594)
Owner’s equity, beginning of period	385,994	(147,909)
Member contributions	14,121,657	17,095

Owner’s equity, end of period	$14,303,654	$(454,408)

See also the audited financial statements included herein.

COURTYARD BY MARRIOTT, SOMERSET, NEW JERSEY

STATEMENTS OF CASH FLOWS (UNAUDITED)

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(203,997)	$(323,594)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	767,156	519,208
Changes in operating assets and liabilities:
Accounts receivable	33,020	(15,717)
Prepaid expenses and other assets	36,608	(2,827)
Accounts payable and accrued expenses	5,258	(7,947)

Net cash provided by operating activities	638,045	169,123

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(225,661)	(49,568)
Net (increase) decrease in escrow deposits	34,742	(106,203)
Net advances to affiliates	(572,773)	—
Net advances from affiliates	(3,636,925)	—

Net cash used in investing activities	(4,400,617)	(155,771)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on mortgage note payable	(10,500,000)	—
Member contributions	14,121,657	17,095

Net cash provided by financing activities	3,621,657	17,095

Net (decrease) increase in cash and cash equivalents	(140,915)	30,447

CASH AND CASH EQUIVALENTS
Beginning	$397,426	$160,490

Ending	$256,511	$190,937

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$471,863	$599,251

See also the audited financial statements included herein.

INDEPENDENT AUDITOR’S REPORT

To the Member

BRR Greensboro, S.M.L.L.C.

BRR Harrisonburg, S.M.L.L.C.

Williamsburg, Virginia

We have audited the combined balance sheets of BRR Greensboro, S.M.L.L.C. and BRR Harrisonburg, S.M.L.L.C. (the Companies), as of November 8, 2007 and December 31, 2006, and the related combined statements of operations and changes in owner’s equity and combined cash flows for the period January 1, 2007 through November 8, 2007 and the year ended December 31, 2006. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Companies are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we do not express such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of November 8, 2007 and December 31, 2006 and the results of their operations and their cash flows for the period and year then ended, respectively, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6, during November 2007 BRR Greensboro, S.M.L.L.C. and BRR Harrisonburg, S.M.L.L.C. sold substantially all of their assets.

/s/ PKF Witt Mares, PLC

Norfolk, Virginia

December 14, 2007

BRR GREENSBORO, S.M.L.L.C.

BRR HARRISONBURG, S.M.L.L.C.

COMBINED BALANCE SHEETS

NOVEMBER 8, 2007 AND DECEMBER 31, 2006

	2007	2006
ASSETS
Investment in hotels, net	$18,428,689	$18,922,246
Cash and cash equivalents	111,794	89,047
Escrow deposits	351,965	223,577
Accounts receivable	25,326	36,525
Due from affiliates	6,760,231	6,588,030
Prepaid expenses and other assets	21,030	11,016
Intangible assets, net	65,937	69,581

Total assets	$25,764,972	$25,940,022

LIABILITIES AND OWNER’S EQUITY
Mortgage notes payable	$9,570,880	$10,566,734
Accounts payable and accrued expenses	468,881	465,999
Due to affiliates	1,772,144	2,182,073

Total liabilities	11,811,905	13,214,806
Owner’s equity	13,953,067	12,725,216

Total liabilities and owner’s equity	$25,764,972	$25,940,022

See accompanying notes.

BRR GREENSBORO, S.M.L.L.C.

BRR HARRISONBURG, S.M.L.L.C.

COMBINED STATEMENTS OF OPERATIONS AND

CHANGES IN OWNER’S EQUITY

PERIOD ENDED NOVEMBER 8, 2007 AND YEAR ENDED DECEMBER 31, 2006

	2007	2006
REVENUES
Rooms	$5,394,925	$5,878,931
Other income	240,419	291,831

Total revenues	5,635,344	6,170,762

OPERATING EXPENSES
Rooms	1,156,836	1,339,931
Other	226,755	276,914
Depreciation and amortization	582,676	659,360
Real estate taxes, insurance and other	190,065	194,829
Property operation, maintenance and energy costs	492,364	528,171
Management and franchise fees	811,959	833,924
Administrative	686,960	747,010

Total operating expenses	4,147,615	4,580,139

OPERATING INCOME	1,487,729	1,590,623

OTHER INCOME (EXPENSE)
Interest expense	(602,122)	(418,944)
Interest income	376,798	106,079
North Carolina franchise taxes	(34,554)	(33,000)

Total other income (expense)	(259,878)	(345,865)

Net income	1,227,851	1,244,758
Owner’s equity, beginning of period	12,725,216	11,480,458

Owner’s equity, end of period	$13,953,067	$12,725,216

See accompanying notes.

BRR GREENSBORO, S.M.L.L.C.

BRR HARRISONBURG, S.M.L.L.C.

COMBINED STATEMENTS OF CASH FLOWS

PERIOD ENDED NOVEMBER 8, 2007 AND YEAR ENDED DECEMBER 31, 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,227,851	$1,244,758
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	582,676	659,360
Write-off of intangibles	—	47,148
Changes in operating assets and liabilities:
Accounts receivable	11,199	4,049
Prepaid expenses and other assets	(10,014)	6,948
Accounts payable and accured expenses	2,882	115,917

Net cash provided by operating activities	1,814,594	2,078,180

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(85,475)	(85,887)
Net (increase) decrease in escrow deposits	(128,388)	(144,945)
Net advances to affiliates	(172,201)	(6,338,802)
Net (repayments to) advances from affiliates	(409,929)	7,771

Net cash used in investing activities	(795,993)	(6,561,863)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	—	4,500,000
Payments on mortgage note payable	(995,854)	(341,763)

Net cash (used in) provided by financing activities	(995,854)	4,158,237

Net increase (decrease) in cash and cash equivalents	22,747	(325,446)

CASH AND CASH EQUIVALENTS
Beginning	$89,047	$414,493

Ending	$111,794	$89,047

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$602,122	$418,944

See accompanying notes.

BRR GREENSBORO, S.M.L.L.C.

BRR HARRISONBURG, S.M.L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOVEMBER 8, 2007 AND DECEMBER 31, 2006

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

BRR Greensboro, S.M.L.L.C. and BRR Harrisonburg, S.M.L.L.C. (the Companies) are limited liability companies that were formed in October and November, 2005 for the purpose of acquiring, owning and operating hotels. During 2005, BRR Greensboro, S.M.L.L.C. acquired an existing Springhill Suites and BRR Harrisonburg, S.M.L.L.C. acquired an existing Courtyard Inn as part of a like-kind exchange. Springhill Suites has 82 rooms and is located in Greensboro, North Carolina and Courtyard by Marriott has 125 rooms and is located in Harrisonburg, Virginia.

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States.

Basis of Combination

The combined financial statements include the accounts of BRR Greensboro, S.M.L.L.C. and B.R.R. Harrisonburg, S.M.L.L.C. Both are 100% owned by Blue River Ranch Co., L.L.C. which is owned 97% by TLC Capital, Inc.

Cash and Cash Equivalents

The Companies consider all highly liquid instruments purchased with maturities of three months of less to be cash equivalents.

Accounts Reveivable

Accounts receivable are primarily comprised of trade receivables due from guests of the hotel. The Companies use the allowance method to account for uncollectible receivables and management determined that no allowance was considered necessary. Recoveries of trade receivables previously written off are recorded when received.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion Costs

Advertising and promotion costs are charged to operations as incurred and totaled $18,848 and $23,496 for 2007 and 2006, respectively.

BRR GREENSBORO, S.M.L.L.C.

BRR HARRISONBURG, S.M.L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOVEMBER 8, 2007 AND DECEMBER 31, 2006

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Concluded)

Investment in Hotels

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Management estimates the useful lives of assets to be 39 years for buildings and improvements, 15 years for land improvements and 5 to 7 years for furniture, fixtures and equipment.

Escrow Deposits

An escrow deposit for repairs, replacments and maintenance are maintained under the control of the Company. Escrow deposits for taxes and insurance are maintained under the control of the mortgage lender.

Impairment of Long-Lived Assets

The Companies’ management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment and projections as considered necessary. Actual results may vary. As of November 8, 2007 and December 31, 2006, no impairment losses were recognized.

Intangible Assets

The contractual term of the franchise agreement for BRR Greensboro, S.M.L.L.C. is 20 years, beginning in October, 2005 and for BRR Harrisonburg, S.M.L.L.C, 14 years, beginning November, 2005.

Revenue Recognition

Room revenue represents revenue derived from the rental of rooms. Revenues are recognized as room stays occur.

Income Taxes

The Companies are limited liability companies. The members separately account for the Companies’ items of income, deductions, losses, and credits for federal and state income tax reporting. BRR Greensboro, S.M.L.L.C. incurs North Carolina franchise taxes, which totaled $34,554 and $33,000 for 2007 and 2006, respectively.

BRR GREENSBORO, S.M.L.L.C.

BRR HARRISONBURG, S.M.L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOVEMBER 8, 2007 AND DECEMBER 31, 2006

NOTE 2 – MORTGAGE NOTES PAYABLE

Mortgage notes payable consisted of the following:

	2007	2006
Wells Fargo Commercial Mortgage note, collateralized by the Harrisonburg property, due monthly at $60,762 including interest at 6.11%, maturing 2018	$5,734,750	$6,066,734
Suntrust Open Line of Credit, collateralized by the Greensboro property, interest due monthly at prime plus 2.5%, maturing 2008	3,836,130	4,500,000

Total mortgage notes payable	$9,570,880	$10,566,734

Future principle maturities of the mortgage notes payable are as follows:

2007	$393,823
2008	4,254,701
2009	444,874
2010	472,830
2011	502,543
Thereafter	3,502,109

$9,570,880

NOTE 3 – INVESTMENT IN HOTELS

Investment in hotels at November 8, 2007 and December 31, 2006 consisted of the following:

	2007	2006
Land	$2,036,508	$2,036,508
Building and improvements	16,019,400	15,979,837
Furnishings and equipment	1,735,811	1,689,898

Total cost	19,791,719	19,706,243
Less accumulated depreciation	1,363,030	783,997

Investment in hotels, net	$18,428,689	$18,922,246

NOTE 4 – FRANCHISE AGREEMENT

The Companies operate the hotels as a Springhill Suites and Courtyard by Marriott under franchise agreements. The Companies are required to pay the franchisor a flat fee monthly for dues, software support, etc., and are required to pay franchise, marketing, and reservation service fees which are based on a percentage of gross room revenues. These fees totaled $483,421 and $505,480 for 2007 and 2006, respectively.

BRR GREENSBORO, S.M.L.L.C.

BRR HARRISONBURG, S.M.L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOVEMBER 8, 2007 AND DECEMBER 31, 2006

NOTE 5 – RELATED PARTIES

Certain members owning a substantial portion of the hotels are related shareholders of TLC Capital, Inc (TLC). As needed, money is transferred to and from the hotels by TLC. The Companies owed TLC $190,900 and $335,900, at November 8, 2007 and December 31, 2006, respectively. TLC owed the Companies $2,924,101 and $2,088,030, at November 8, 2007 and December 31, 2006, respectively. In addition, BRR Greensboro, S.M.L.L.C. owed Blue River Ranch Co., L.L.C. (the sole member of the company) $200,000 at December 31, 2006.

The Companies are affiliated with TLC Somerset, S.M.L.L.C. (Somerset) through common ownership and as of November 8, 2007 and December 31, 2006, Somerset owed the Companies $3,836,130 and $4,500,000, respectively.

The Companies are affiliated with TLC Blacksburg, S.M.L.L.C. (Blacksburg) through common ownership and as of November 8, 2007 and December 31, 2006 owed Blacksburg $1,381,244 and $1,626,173, respectively.

Newport Hospitality Group, Inc. (the Group) is the managing company for the hotels. The Group is affiliated with the member through common ownership. The Companies owed the Group $56,922 and $55,693 at 2007 and 2006, respectively. Management fee expense incurred by the Companies with the Group totaled $267,035 and $276,586 for 2007 and 2006, respectively.

NOTE 6 – SUBSEQUENT EVENTS

During November 2007 substantially all of the Companies’ assets were sold for a gross purchase price of approximately $8 million for the Greensboro property and $23.2 million for the Harrisonburg property.

I N DEPENDENT AUDITOR’S REPORT

To the Members

Newport Patriot, L.L.C.

Williamsburg, Virginia

We have audited the balance sheets of Newport Patriot, L.L.C. (the Company), as of December 31, 2006 and 2005, and the related statements of operations and changes in owners’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of it’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we do not express such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 on December 6, 2007, the Company sold substantially all of it’s assets.

/s/ PKF Witt Mares, PLC

Norfolk, Virginia

December 14, 2007

N E WPORT PATRIOT, L.L.C.

BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS

Investment in hotel, net	$6,425,187	$6,613,104
Cash and cash equivalents	41,591	64,733
Escrow deposits	194,920	62,840
Accounts receivable	13,720	18,454
Due from affiliates	2,159,775	2,196,340
Prepaid expenses and other assets	19,609	27,669
Intangible assets, net	96,643	108,013

Total assets	$8,951,445	$9,091,153

LIABILITIES AND OWNERS’ EQUITY

Mortgage note payable	$7,298,610	$7,443,094
Accounts payable and accrued expenses	267,196	287,692
Due to affiliates	845,279	1,356,540

Total liabilities	8,411,085	9,087,326
Owners’ equity	540,360	3,827

Total liabilities and owners’ equity	$8,951,445	$9,091,153

See accompanying notes.

N E WPORT PATRIOT, L.L.C.

STATEMENTS OF OPERATIONS AND

CHANGES IN OWNERS’ EQUITY

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
REVENUES
Rooms	$3,177,175	$2,871,936
Other income	44,218	59,085

Total revenues	3,221,393	2,931,021

OPERATING EXPENSES
Rooms	764,352	723,393
Other	23,468	22,130
Depreciation and amortization	324,061	246,362
Real estate taxes, insurance and other	91,804	78,280
Property operation, maintenance and energy costs	298,351	252,594
Management and franchise fees	411,920	348,713
Administrative	339,102	346,250

Total operating expenses	2,253,058	2,017,722

OPERATING INCOME	968,335	913,299

OTHER INCOME (EXPENSE)
Interest expense	(474,187)	(335,160)
Interest income	100,502	31,355
Kentucky income taxes	(58,117)	(31,094)

Total other income (expense)	(431,802)	(334,899)

Net income	536,533	578,400
Owners’ equity, beginning of the year	3,827	(574,573)

Owners’ equity, end of the year	$540,360	$3,827

See accompanying notes.

N E WPORT PATRIOT, L.L.C.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$536,533	$578,400
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	324,061	246,362
Changes in operating assets and liabilities:
Accounts receivable	4,734	(5,331)
Prepaid expenses and other assets	8,060	(8,234)
Accounts payable and accrued expenses	(20,496)	117,808

Net cash provided by operating activities	852,892	929,005

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(124,774)	(1,353,490)
Acquisitions of intangible assets	—	(63,754)
Net (increase) decrease in escrow deposits	(132,080)	(35,197)
Net advances to affiliates	(511,261)	(1,256,832)
Net advances from affiliates	36,565	755,738

Net cash used in investing activities	(731,550)	(1,953,535)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	—	1,063,392
Payments on mortgage note payable	(144,484)	(56,906)

Net cash (used in) provided by financing activities	(144,484)	1,006,486

Net decrease in cash and cash equivalents	(23,142)	(18,044)

CASH AND CASH EQUIVALENTS
Beginning	$64,733	$82,777

Ending	$41,591	$64,733

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$474,187	$335,160

Cash paid for income taxes	$31,094	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Noncash investing and financing transactions:
Proceeds from mortgage note payable used as follows:
Note payable repayment	$—	$4,468,018
Affiliate advances	—	1,940,947
Escrow deposits	—	27,643

Total non-cash mortgage proceeds	$—	$6,436,608

See accompanying notes.

N E WPORT PATRIOT, L.L.C.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Newport Patriot, L.L.C. (the Company) is a limited liability company that was formed in October, 1994 for the purpose of acquiring, owning and operating a hotel. During 2002, the Company acquired an existing Hampton Inn by Hilton Hotels (the hotel) as part of a like-kind exchange. The hotel has 131 rooms and is located in Bowling Green, Kentucky.

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of three months of less to be cash equivalents.

Accounts Receivable

Accounts receivable are primarily comprised of trade receivables due from guests of the hotel. The Company uses the allowance method to account for uncollectible receivables and management determined that no allowance was considered necessary at December 31, 2006 and 2005. Recoveries of trade receivables previously written off are recorded when received.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion Costs

Advertising and promotion costs are charged to operations as incurred and totaled $39,415 and $36,771 for 2006 and 2005, respectively.

Investment in Hotel

Investment in hotel is stated at cost less accumulated depreciation. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Management estimates the useful lives of assets to be 39 years for buildings and improvements, 15 years for land improvements and 5 to 7 years for furniture, fixtures and equipment.

NEWPORT PATRIOT, L.L.C.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Concluded)

Escrow Deposits

An escrow deposit for repairs, replacements and maintenance are maintained under the control of the Company. Escrow deposits for taxes and insurance are maintained under the control of the mortgage lender.

Impairment of Long-Lived Assets

The Company’s management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment and projections as considered necessary. Actual results may vary. As of December 31, 2006 and 2005, no impairment losses were recognized.

Intangible Assets

Financing costs are recorded at cost and are being amortized by the straight-line method over ten years, the term of the related note payable. The contractual term of the franchise agreement is 18 years, beginning in May, 2002. No cost was incurred upon the transfer of the Hampton Inn franchise to the Company.

Revenue Recognition

Room revenue represents revenue derived from the rental of rooms. Revenues are recognized as room stays occur.

Income Taxes

The Company is a limited liability company. The members separately account for the Company’s items of income, deductions, losses, and credits for federal income tax reporting. The Company incurs state taxes based on income and state taxes are expensed as incurred. State income taxes totaled $58,117 and $31,094 for 2006 and 2005, respectively.

NOTE 2 – MORTGAGE NOTE PAYABLE

Mortgage note payable at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Wells Fargo Commercial Mortgage installment note, collateralized by Kentucky property, due monthly at $45,387 including interest at 5.35%, maturing 2015	$7,298,610	$7,443,094

Future principle maturities of the note payable are as follows:

2007	$158,314
2008	166,995
2009	176,152
2010	185,810
2011	195,998
Thereafter	6,415,341

$7,298,610

NEWPORT PATRIOT, L.L.C.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 3 – INTANGIBLE ASSETS

Intangible assets at December 31, 2006 and 2005 consisted of the following:

	2005	2006
Deferred financing costs	$113,698	$113,698
Less accumulated amortization	17,055	5,685

Intangibles, net	$96,643	$108,013

NOTE 4 – INVESTMENT IN HOTEL

Investment in hotel at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Land	$721,595	$721,595
Building and improvements	5,021,833	4,897,937
Furnishings and equipment	1,679,551	1,678,672

Total cost	7,422,979	7,298,204
Less accumulated depreciation	997,792	685,100

Investment in hotel, net	$6,425,187	$6,613,104

NOTE 5 – FRANCHISE AGREEMENT

The Company operates the hotel as a Hampton Inn under a franchise agreement with Hilton Hotels. The Company is required to pay the franchisor a flat fee monthly for dues, software support, etc., and is required to pay franchise, marketing, and reservation service fees which are based on a percentage of gross room revenues. These fees totaled $263,209 and $225,736 for 2006 and 2005, respectively.

NOTE 6 – RELATED PARTIES

Certain members owning a substantial portion of the Company are related to and are partners in Carevest, LP. (Carevest). As needed, money is transferred to and from the hotel by Carevest. The Company owed Carevest $327,842 and $870,784 at December 31, 2006 and 2005, respectively.

Certain members owning a substantial portion of the Company are related shareholders of TLC Capital, Inc (TLC). As needed, money is transferred to and from the hotel by TLC. The Company owed TLC $517,437 and $485,756, at December 31, 2006 and 2005, respectively.

The Company is affiliated with Newport Historic, L.L.C. through common ownership and has loaned funds to this affiliate. As of December 31, 2006 and 2005, $888,933 and $906,672, respectively, was due from Newport Historic, L.L.C.

(Continued)

NEWPORT PATRIOT, L.L.C.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 6 – RELATED PARTIES (Concluded)

The Company is affiliated with Newport Virginian, L.L.C. through common ownership and has loaned funds to this affiliate. As of December 31, 2006 and 2005, $935,720 and $954,392, respectively, was due from Newport Virginian, L.L.C.

Newport Hospitality Group, Inc. (the Group) is the managing company for the hotel. The Group is affiliated with the members through common ownership. The Company owed the Group $11,096 and $30,627 and the Group owed the Company $335,122 and $335,276 at December 31, 2006 and 2005, respectively. Management fee expense incurred by the Company with the Group totaled $127,398 and $106,996 for the years ended December 31, 2006 and 2005, respectively.

NOTE 7 – SUBSEQUENT EVENT

On December 6, 2007, substantially all of the Company’s assets were sold for a gross purchase price of approximately $18.8 million.

N EWPORT PATRIOT, L.L.C.

BALANCE SHEETS (UNAUDITED)

SEPTEMBER 30, 2007 AND 2006

	2007	2006
ASSETS

Investment in hotel, net	$6,256,021	$6,440,273
Cash and cash equivalents	106,023	95,422
Escrow deposits	177,501	186,230
Accounts receivable	36,072	36,780
Due from affiliates	2,546,874	2,196,133
Prepaid expenses and other assets	34,338	20,878
Intangible assets, net	88,115	99,485

Total assets	$9,244,944	$9,075,201

LIABILITIES AND OWNERS’ EQUITY

Mortgage note payable	$7,213,596	$7,362,860
Accounts payable and accrued expenses	218,940	235,208
Due to affiliates	543,135	849,947

Total liabilities	7,975,671	8,448,015
Owners’ equity	1,269,273	627,186

Total liabilities and owners’ equity	$9,244,944	$9,075,201

See also the audited financial statements included herein.

N EWPORT PATRIOT, L.L.C.

STATEMENTS OF OPERATIONS AND

CHANGES IN OWNERS’ EQUITY (UNAUDITED)

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006

	2007	2006
REVENUES
Rooms	$2,662,531	$2,477,213
Other income	42,663	35,155

Total revenues	2,705,194	2,512,368

OPERATING EXPENSES
Rooms	628,459	576,423
Other	21,968	10,366
Depreciation and amortization	243,046	243,046
Real estate taxes, insurance and other	57,462	60,917
Property operation, maintenance and energy costs	223,046	214,260
Management and franchise fees	340,245	326,748
Administrative	279,459	240,607

Total operating expenses	1,793,685	1,672,367

OPERATING INCOME	911,509	840,001

OTHER INCOME (EXPENSE)
Interest expense	(247,272)	(249,671)
Interest income	110,164	69,795
Kentucky income taxes	(45,488)	(36,766)

Total other income (expense)	(182,596)	(216,642)

Net income	728,913	623,359
Owners’ equity, beginning of period	540,360	3,827

Owners’ equity, end of period	$1,269,273	$627,186

See also the audited financial statements included herein.

N EWPORT PATRIOT, L.L.C.

STATEMENTS OF CASH FLOWS (UNAUDITED)

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$728,913	$623,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	243,046	243,046
Changes in operating assets and liabilities:
Accounts receivable	(22,352)	(18,326)
Prepaid expenses and other assets	(14,729)	6,791
Accounts payable and accured expenses	(48,256)	(52,484)

Net cash provided by operating activities	886,622	802,386

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(65,352)	(61,687)
Net (increase) decrease in escrow deposits	17,419	(123,390)
Net advances to affiliates	(387,099)	207
Net advances from affiliates	(302,144)	(506,593)

Net cash used in investing activities	(737,176)	(691,463)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on mortgage note payable	(85,014)	(80,234)

Net cash used in financing activities	(85,014)	(80,234)

Net increase in cash	64,432	30,689

CASH AND CASH EQUIVALENTS
Beginning	$41,591	$64,733

Ending	$106,023	$95,422

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$247,272	$249,671

Cash paid for income taxes	$36,766	$—

See also the audited financial statements included herein.

INDEPENDENT AUDITOR’S REPORT

To the Members

Amtel Associates, LLC

Chattanooga, Tennessee

We have audited the accompanying balance sheets of Amtel Associates, LLC as of December 31, 2006 and 2005, and the related statements of income, changes in partners’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amtel Associates, LLC as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Chattanooga, Tennessee

December 10, 2007

/s/ Henderson Hutcherson and McCullough, PLLC

AMTEL ASSOCIATES, LLC

BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

ASSETS

	2006	2005
Investment in hotel, net	$4,218,945	$4,286,702
Cash	128,965	—
Escrow deposits	33,631	241,520
Receivables - trade	21,913	61,342
Intangible assets, net	32,020	37,231

TOTAL ASSETS	$4,435,474	$4,626,795

LIABILITIES AND PARTNERS’ EQUITY

	2006	2005
Bank overdraft	$—	$103,291
Mortgage payable	3,676,949	3,775,769
Accounts payable	39,321	44,588
Accrued expenses	21,822	19,066

TOTAL LIABILITIES	3,738,092	3,942,714

PARTNERS’ EQUITY	697,382	684,081

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$4,435,474	$4,626,795

The accompanying notes are an integral part of these financial statements.

AMTEL ASSOCIATES, LLC

STATEMENTS OF INCOME AND

CHANGES IN PARTNERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
REVENUES
Room revenue	$1,957,067	$1,851,741

OPERATING EXPENSES
Rooms	194,634	209,884
Depreciation and amortization	200,097	168,266
Real estate taxes and insurance	107,246	107,246
Property operation, maintenance and energy costs	536,102	423,242
Management fees	87,563	73,473
General and administrative	257,097	226,252
Franchise fees	147,061	161,440

Total operating expenses	1,529,800	1,369,803

Income from operations	427,267	481,938

OTHER INCOME (EXPENSE)
Miscellaneous income	51,269	37,137
Interest expense	(330,235)	(338,577)

Total other income (expense)	(278,966)	(301,440)

NET INCOME	148,301	180,498

Beginning partners’ equity	684,081	568,583
Partner contribution	65,000	—
Partner distributions	(200,000)	(65,000)

Ending partners’ equity	$697,382	$684,081

The accompanying notes are an integral part of these financial statements.

AMTEL ASSOCIATES, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$148,301	$180,498
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	200,097	168,266
Changes in assets and liabilities
Accounts receivable – trade	39,429	(24,397)
Accounts payable	(5,267)	35,452
Accrued expenses	2,756	(3,659)

Net cash provided by operating activities	385,316	356,160

CASH FLOWS FROM INVESTING ACTIVITIES
Property and equipment	(127,129)	(308,602)

Net cash used by investing activities	(127,129)	(308,602)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	(103,291)	103,291
Payments on mortgage principal	(98,820)	(90,478)
Partner contributions	65,000	—
Distributions to partners	(200,000)	(65,000)

Net cash used by financing activities	(337,111)	(52,187)

NET DECREASE IN CASH	(78,924)	(4,629)
Cash – beginning of year	241,520	246,149

Cash – end of year	$162,596	$241,520

SUPPLEMENTAL DISCLOSURE OF CASH FLOW TRANSACTIONS
Interest paid	$330,335	$338,577

The accompanying notes are an integral part of these financial statements.

AMTEL ASSOCIATES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Amtel Associates, LLC (the “Company”), a Tennessee limited liability company, was formed April 1, 1995 to construct and manage a 76 room Homewood Suites by Hilton in Chattanooga, Tennessee. The hotel opened for business in April 1997.

Cash and Cash Equivalents

Cash and cash equivalents are defined as cash on hand and in banks.

Uses of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Hotel

Investment in hotel is stated at cost. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight line method over the estimated useful lives of the related assets. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Escrow Deposits

Escrow deposits are maintained under the control of the construction loan noteholder for the benefit of the Company.

Uncollectible Accounts

The amount of doubtful accounts receivable was considered immaterial at 2006 and 2005, and no reserve for uncollectible accounts was considered necessary.

Concentration of Credit Risks

The Company maintains its cash balances in major financial institutions and occasionally has cash balances in excess of federally insured limits. However, these deposits may be redeemed upon demand and therefore, bear minimal risk. The Company has not experienced any losses in such accounts.

Deferred Financing Costs

During 1999, the Company incurred $38,161 of costs for obtaining permanent financing. These costs have been capitalized and are being amortized over fifteen years by the straight line method. Accumulated amortization was $20,140 and $17,596 at December 31, 2006 and 2005, respectively. The total amortization of deferred financing costs was $2,543 for both 2006 and 2005.

AMTEL ASSOCIATES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

Impairment of Long-Lived Assets

The Company reviews the carrying value of its tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated undiscounted cash flows. No impairment losses have been recorded to date.

Revenue Recognition

Room revenue represents revenue derived from the rental of rooms. Revenues are recognized as room stays occur.

Advertising and Promotion Costs

Advertising and promotion costs are charged to operations as incurred. The Company recorded expenses for advertising and promotion costs of $78,690 and $74,054 for 2006 and 2005, respectively.

Income Taxes

No provision for federal or state income taxes has been included in the financial statements since taxable income or loss of the Company is required to be reported by the partners on their income tax returns.

NOTE 2 – INVESTMENT IN HOTEL

Investment in hotel at year-end consisted of:

	2006	2005
Land	$576,000	$576,000
Buildings and improvements	4,252,681	4,228,105
Furnishings and equipment	1,650,546	1,547,992

At cost	6,479,227	6,352,097
Less accumulated depreciation	(2,260,282)	(2,065,395)

Investment in hotel, net	$4,218,945	$4,286,702

Depreciation expense totaled $194,887 and $163,056 for 2006 and 2005, respectively.

NOTE 3 – MORTGAGE NOTE PAYABLE

The Company has an outstanding mortgage note payable to Wells Fargo which is secured by the hotel. The note carries an interest rate of 8.73% and matures April 2009. Monthly installments, including interest and escrow payments, were $53,392 and $50,889 for 2006 and 2005, respectively. The outstanding loan balances were $3,676,949 and $3,775,769 as of December 31, 2006 and 2005, respectively.

Long-term debt principal maturities for the next five years are as follows:

2007	$106,379
2008	115,261
2009	3,455,309

$3,676,949

AMTEL ASSOCIATES, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 4 – PARTNERS’ CAPITAL AND ALLOCATIONS

The Limited Liability Company has ten members. Profits and losses are allocated to partners in accordance with their percentage interests, as defined in the partnership agreement. Distributions of cash from operations are allocated in accordance with each partner’s percentage interest.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company paid management fees totaling $87,563 and $73,473 for 2006 and 2005, respectively, to Vision Hospitality, Inc.

The Company also had the following amounts recorded as receivables from other related entities as follows:

	2006	2005
Vision Downtown, LLC	$3,996	$—
Vision Hamilton Place, LLC	682	—
Vision Hospitality Group, Inc.	1,766	—

The Company also had the following amounts payable to other related entities as follows:

Vision Hospitality Group, Inc.	$13,893	$19,227

NOTE 6 – FRANCHISE AGREEMENT

The Company currently operates under a franchise agreement with Hilton Inns, Inc. (“Hilton”). Under the terms of the agreement, the Company makes monthly payments to Hilton for royalty and other costs of 8% of gross room revenues. Franchise fees and costs charged to expense related to Hilton were $147,061 and $161,440 for 2006 and 2005, respectively.

An initial franchise fee of $40,000 was paid to Hilton in 1997, and is being amortized over 15 years. Accumulated amortization was $26,000 and $23,333 at December 31, 2006 and 2005, respectively, and $2,667 was expensed for both 2006 and 2005.

NOTE 7 – SUBSEQUENT EVENT

On September 27, 2007 the Company entered into an agreement with Apple Hospitality Ownership, Inc. to sell substantially all of the Company’s assets for a gross purchase price of $8.6 million. The sale is anticipated to close in December of 2007.

AMTEL ASSOCIATES, LLC

BALANCE SHEETS

SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

(UNAUDITED)

ASSETS
	2007	2006
Investment in hotel, net	$4,217,349	$4,218,945
Cash	128,138	128,965
Escrow deposits	175,661	33,631
Receivables - trade	81,043	21,913
Intangible assets, net	28,123	32,020
Prepaids	823	—

TOTAL ASSETS	$4,631,137	$4,435,474

LIABILITIES AND PARTNERS’ EQUITY
	2007	2006
Mortgage payable	$3,597,110	$3,676,949
Accounts payable	13,587	18,108
Intercompany payables	16,699	21,213
Accrued expenses	153,854	21,822

TOTAL LIABILITIES	3,781,250	3,738,092

PARTNERS’ EQUITY	849,887	697,382

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$4,631,137	$4,435,474

AMTEL ASSOCIATES, LLC

STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

	2007	2006
REVENUES
Room revenue	$1,589,339	$1,506,626

OPERATING EXPENSES
Rooms	177,058	205,537
Depreciation and amortization	155,604	148,423
Property operation, maintenance and energy costs	375,866	362,154
Management fees	68,991	64,533
Real estate taxes	84,010	80,435
General and administrative	245,896	196,265
Franchise fees	137,334	109,072

Total operating expenses	1,244,759	1,085,934

Income from operations	344,580	420,692

OTHER INCOME (EXPENSE)
Miscellaneous income	49,876	33,262
Interest expense	(241,951)	(248,714)

Total other income (expense)	(192,075)	(215,452)

NET INCOME	152,505	135,371

Beginning partners’ equity	697,382	684,081
Partner contribution	—	65,000

Ending partners’ equity	$849,887	$884,452

AMTEL ASSOCIATES, LLC

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$152,505	$135,371
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	155,604	148,423
Changes in assets and liabilities
Accounts receivable – trade	(59,130)	7,848
Prepayments	(823)	(3,219)
Accounts payable	(24,890)	(15,357)
Accrued expenses	147,881	90,417

Net cash provided by operating activities	371,147	363,483

CASH FLOWS FROM INVESTING ACTIVITIES
Property and equipment	(150,105)	(125,804)

Net cash used by investing activities	(150,105)	(125,804)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	—	(103,291)
Payments on mortgage principal	(79,839)	(73,077)
Partners contribution	—	65,000

Net cash used by financing activities	(79,839)	(111,368)

NET INCREASE IN CASH	141,203	126,311
Cash – beginning of period	162,596	241,520

Cash – end of period	$303,799	$367,831

SUPPLEMENTAL DISCLOSURE OF CASH FLOW TRANSACTIONS
Interest paid	$241,951	$215,452

APPLE REIT EIGHT, INC.

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date

SpringHill Suites	Greensboro, NC	$8.0	November 9, 2007
Courtyard	Somerset, NJ	16.0	November 9, 2007
Courtyard	Harrisonburg, VA	23.2	November 16, 2007
Hampton Inn	Bowling Green, KY	18.8	December 6, 2007
Homewood Suites	Chattanooga, TN	8.6	December 14, 2007

	Total	$74.6

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Newport Hospitality Group, Inc. or by an affiliate of Larry Blumberg & Associates under separate management arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Eight, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 2007, nor does it purport to represent the future financial position of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and are qualified in their entirety by, the historical balance sheets of the acquired hotels, as included in this document.

Balance Sheet as of September 30, 2007 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	BRR Greensboro, S.M.L.L.C and BRR Harrisonburg, S.M.L.L.C (A)	TLC Somerset, S.M.L.L.C. (Somerset, NJ Courtyard)	Newport Patriot, L.L.C. (Bowling Green, KY Hampton Inn)	Amtel Associates, LLC (Chattanooga, TN Homewood Suites)	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$—	$18,429	$15,766	$6,256	$4,217	$77,470	(A)	$77,470
						(44,668	)(B)
Cash and cash equivalents	131,813	112	257	106	128	(603	)(C)	54,287
						(77,526	)(F)
Restricted cash—escrow deposits	—	352	—	178	176	(706	)(C)	—
Trade receivables	—	25	46	36	81	(188	)(C)	—
Other assets	4,260	6,847	823	2,669	29	(10,368	)(C)	4,260

Total Assets	$136,073	$25,765	$16,892	$9,245	$4,631	$(56,589)		$136,017

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgage note payable—secured	$—	$9,571	$—	$7,214	$3,597	(20,382	)(D)	$—
Accounts payable, accrued costs and other liabilities	197	2,241	2,588	762	184	(5,831	)(D)	$141

Total liabilities	197	11,812	2,588	7,976	3,781	(26,213)		141

Shareholders’ equity (deficit)	—	13,953	14,304	1,269	850	(30,376	)(E)	—
Preferred stock, authorized 15,000,000 shares	—	—	—	—	—	—		—
Series A preferred shares, no par value, authorized 200,000,000 shares	—	-—	—	—	—	—		—
Series B preferred convertible stock, no par value, authorized 240,000 shares	24	—	—	—	—	—		24
Common stock, no par value, authorized 200,000,000 shares	136,604	—	—	—	—	—		136,604
Retained earnings (deficit)	(752)	—	—	—	—	—		(752)

Total shareholders’ equity	135,876	13,953	14,304	1,269	850	(30,376)		135,876

Total liabilities and shareholders’ equity	$136,073	$25,765	$16,892	$9,245	$4,631	$(56,589)		$136,017

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the five properties that have been purchased after September 30, 2007 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	(Greensboro, NC SpringHill Suites)	(Somerset, NJ Courtyard)	(Harrisonburg, VA Courtyard)	Newport Patriot, L.L.C (Bowling Green, KY Hampton Inn)	Amtel Associates, LLC (Chattanooga, TN Homewood Suites)	Total Combined
Purchase price per contract	$8,000	$16,000	$23,219	$18,832	$8,600	$74,651
Other closing costs	107	218	261	234	109	929
Other capitalized costs (credits) incurred	72	75	89	89	72	397
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	160	320	464	377	172	1,493

Investment in hotel properties	8,339	16,613	24,033	19,532	8,953	77,470	(A)
Net other assets/(liabilities) assumed	9	31	6	4	6	56

Total purchase price	$8,348	$16,644	$24,039	$19,536	$8,959	$77,526	(F)

(B)	Represents elimination of historical net carrying value of real estate under prior owner.

(C)	Represents elimination of assets associated with prior owner, net of assets assumed.

(D)	Represents elimination of liabilities associated with prior owner, net of liabilities assumed.

(E)	Represents elimination of shareholders’ equity (deficit) associated with prior owner.

(F)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

Apple REIT Eight, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2006 and the nine months ended September 30, 2007

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Eight, Inc. give effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
SpringHill Suites	Greensboro, NC	$8.0	November 9, 2007
Courtyard	Somerset, NJ	16.0	November 9, 2007
Courtyard	Harrisonburg, VA	23.2	November 16, 2007
Hampton Inn	Bowling Green, KY	18.8	December 6, 2007
Homewood Suites	Chattanooga, TN	8.6	December 14, 2007

	Total	$74.6

The Pro Forma Condensded Statements of Operations also assume all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Newport Hospitality Group, Inc. or by an affiliate of Larry Blumberg & Associates under separate management arrangements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of Apple REIT Eight, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Eight, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed as of January 1, 2006, nor do they purport to represent the future financial results of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and are qualified in their entirety by, the historical Statements of Operations of the acquired hotels, as included in this document.

For the nine months ended September 30, 2007 (unaudited)

	Company Historical Statement of Operations	BRR Greensboro, S.M.L.L.C and BRR Harrisonburg, S.M.L.L.C (A)	TLC Somerset, S.M.L.L.C. Somerset, NJ Courtyard (A)	Newport Patriot, L.L.C. (Bowling Green, KY Hampton Inn (A)	Amtel Associates, LLC (Chattanooga, TN Homewood Suites (A)	Pro forma Adjustments		Total Pro forma
(In thousands, except per share data)
Revenue:
Room revenue	$—	$4,728	$3,583	$2,662	$1,589	$—		$12,562
Other operating revenue	—	210	419	43	—	—		672

Total revenue	—	4,938	4,002	2,705	1,589	—		13,234

Expenses
Operating expenses		1,644	1,691	874	553	—		4,762
General and administrative	309	602	527	280	196	445	(B)	2,359
Management and franchise fees		712	514	340	206	—		1,772
Taxes, insurance and other		197	234	57	84	—		572
Depreciation of real estate owned		511	767	243	156	(1,677	)(C)	—
						1,668	(D)	1,668
Interest, net	(655)	197	472	137	242	(300	)(E)	93

Total expenses	(346)	3,863	4,205	1,931	1,437	136		11,226
Income tax expense	—	—	—	45	—	—	(G)	45

Net income (loss)	$346	$1,075	$(203)	$729	$152	$(136)		$1,963

Income (loss) per common share:
Basic and diluted	$0.17							$0.23

Basic and diluted weighted average common shares outstanding (000s)	2,013					6,556	(F)	8,569

For the year ended December 31, 2006 (unaudited)

	Company Historical Statement of Operations	BRR Greensboro, S.M.L.L.C and BRR Harrisonburg, S.M.L.L.C (A)	TLC Somerset, S.M.L.L.C. Somerset, NJ Courtyard (A)	Newport Patriot, L.L.C. Bowling Green, KY Hampton Inn (A)	Amtel Associates, LLC (Chattanooga, TN Homewood Suites (A)	Pro forma Adjustments		Total Pro forma
(In thousands, except per share data)
Revenue:
Room revenue	$—	$5,879	$4,566	$3,177	$1,957	$—		$15,579
Other operating revenue	—	291	570	44	—	—		905

Total revenue	—	6,170	5,136	3,221	1,957	—		16,484

Expenses
Operating expenses	—	2,144	2,142	1,086	731	—		6,103
General and administrative	—	747	1,045	339	206	250	(B)	2,587
Management and franchise fees	—	834	622	412	235	—		2,103
Taxes, insurance and other	—	228	389	92	107	—		816
Depreciation of real estate owned	—	659	941	324	200	(2,124	)(C)	—
						2,224	(D)	2,224
Interest, net	—	313	725	373	330	(1,741	)(E)	—

Total expenses	—	4,925	5,864	2,626	1,809	(1,391)		13,833
Income tax expense	—	—	—	58	—	(58	)(G)	—

Net income (loss)	$—	$1,245	$(728)	$537	$148	$1,449		$2,651

Income (loss) per common share:
Basic and diluted	$—							$0.32

Basic and diluted weighted average common shares outstanding (000s)	—					8,277	(F)	8,277

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2006 for the respective periods prior to acquisition by the Company. The Company was initially formed on January 22, 2007, and had no operations before that date.

(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense related to prior owner’s debt which was not assumed has been eliminated. Interest income relates only to working capital balances.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on January 1, 2006.

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses Of Issuance And Distribution.

The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

SEC registration fee	$107,000
NASD filing fee	75,500
Printing and engraving fees	2,000,000
Legal fees and expenses	1,600,000
Accounting fees and expenses	500,000
Blue Sky fees and expense	55,000
Transfer Agent and Registrar fees	10,000
Registrant travel expense	10,000
Marketing Expense Allowance	25,000,000
Expense reserve	642,500

Total	$30,000,000

Item 32.	Sales To Special Parties.

On January 22, 2007, the Registrant agreed to sell 10 Units to Apple Eight Advisors for $110 cash.

On January 22, 2007, Glade M. Knight subscribed to purchase an aggregate of 240,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $24,000 cash.

Item 33.	Recent Sales Of Unregistered Securities.

On January 22, 2007, the Registrant agreed to sell 10 Units to Apple Eight Advisors for $110 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

On January 22, 2007, Glade M. Knight subscribed to purchase an aggregate of 240,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $24,000 cash. The transactions with respect to the Class B convertible preferred shares were also exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 34.	Indemnification Of Directors And Officers.

The Company will obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

The Virginia Stock Corporation Act (the Virginia Act) permits indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant’s articles of incorporation generally require the indemnification that is permitted by the Virginia Act. The general effect of all such material indemnification provisions is described below. Section 6.2 of the Registrant’s articles of incorporation requires indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. Section 6.2 of the Registrant’s articles of incorporation, as permitted by the Virginia Act, also eliminates the damages that may be assessed against a director or officer of the Registrant in a proceeding by or in the right of the Registrant or its shareholders. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. The exculpation and indemnification provisions in the articles of incorporation may result in a shareholder or the corporation having a more limited right of action against a director, the Registrant or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, the Registrant and its affiliates in making decisions and taking actions with respect to the Registrant.

Item 35.	Treatment Of Proceeds From Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements, Financial Statement Schedules And Exhibits.

(a)	Financial Statements. See Index to Financial Statements in the Prospectus.

(b)	Financial Statement Schedules:

All financial statement schedules have been omitted because they are not applicable.

(c)	Exhibits. Except as expressly noted otherwise, the Exhibits have been previously filed.

EXHIBIT INDEX

Exhibit Number	Description of Documents
1.1	Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of selected Dealer Agreement attached as Exhibit A thereto. (Incorporated by reference to Exhibit 1.1 to amendment no. 2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-140548) effective July 19, 2007)

1.2	Escrow Agreement. (Incorporated by reference to Exhibit 1.2 to amendment no. 2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-140548) effective July 19, 2007)

3.1	Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-140548) effective July 19, 2007)

3.2	Bylaws of the Registrant, as amended. (Incorporated by reference to Exhibit 3.2 to amendment no. 1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-140548) effective July 19, 2007)

10.1	Advisory Agreement between the Registrant and Apple Eight Advisors, Inc. (Incorporated by reference to Exhibit 10.1 to amendment no. 2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-140548) effective July 19, 2007)

10.2	Property Acquisition/Disposition Agreement between the Registrant and Apple Suites Realty Group, Inc. (Incorporated by reference to Exhibit 10.2 to amendment no. 2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-140548) effective July 19, 2007)

10.3	Apple REIT Eight, Inc. 2007 Incentive Plan. (Incorporated by reference to Exhibit 10.3 to amendment no. 1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-140548) effective July 19, 2007)

10.4	Apple REIT Eight, Inc. 2007 Non-Employee Directors Stock Option Plan. (Incorporated by reference to Exhibit 10.4 to amendment no. 1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-140548) effective July 19, 2007)

10.5	Purchase Contract dated as of September 4, 2007 among Apple Eight Hospitality Ownership, Inc. and the parties named therein (Incorporated by reference to Exhibit 10.5 to the registrant’s quarterly report on Form 10Q (SEC File No. 333-140548) filed November 2, 2007)

10.6	Purchase Contract dated as of September 4, 2007 between Memphis Development A, LLC and Apple Eight Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.6 to the registrant’s quarterly report on Form 10Q (SEC File No. 333-140548) filed November 2, 2007)

10.7	Purchase Contract dated as of September 4, 2007 between Grand Shangrila International, Inc. and Apple Eight Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.7 to the registrant’s quarterly report on Form 10Q (SEC File No. 333-140548) filed November 2, 2007)

10.8	Purchase Contract dated as of September 17, 2007 between SNS Brothers, LLC and Apple Eight Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.8 to the registrant’s quarterly report on Form 10Q (SEC File No. 333-140548) filed November 2, 2007)

10.9	Purchase Contract dated as of September 26, 2007 between Grove Street Orlando, LLC and Apple Eight Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.9 to the registrant’s quarterly report on Form 10Q (SEC File No. 333-140548) filed November 2, 2007)

Exhibit Number	Description of Documents
10.10	Purchase Contract dated as of September 27, 2007 between Tom Christopoulos and Apple Eight Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.10 to the registrant’s quarterly report on Form 10Q (SEC File No. 333-140548) filed November 2, 2007)

10.11	Purchase Contract dated as of September 27, 2007 between Amtel Associates, LLC and Apple Eight Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.11 to the registrant’s quarterly report on Form 10Q (SEC File No. 333-140548) filed November 2, 2007)

10.12	Purchase Contract dated as of October 9, 2007 among Columbia Hospitality, Inc., Riva Hospitality, LLC and Apple Eight Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.12 to the registrant’s quarterly report on Form 10Q (SEC File No. 333-140548) filed November 2, 2007)

10.13	Purchase Contract dated as of October 25, 2007 between Marlborough Lodging Partners LLC and Apple Eight Hospitality Ownership, Inc. . (Incorporated by reference to Exhibit 10.13 to the registrant’s quarterly report on Form 10Q (SEC File No. 333-140548) filed November 2, 2007)

10.14	Purchase Contract dated as of November 2, 2007 between Carlton Hospitality, LLC and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.15	Purchase Contract dated as of November 5, 2007 among Apple Eight Hospitality Ownership, Inc. and the parties named therein (FILED HEREWITH)

10.16	Management Agreement dated as of November 9, 2007 between Newport Somerset Management, LLC and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.17	Courtyard by Marriott Relicensing Franchise Agreement dated as of November 9, 2007 between Marriott International, Inc. and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.18	Hotel Lease Agreement effective as of November 9, 2007 between Apple Eight Hospitality Ownership, Inc. and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.19	Management Agreement dated as of November 9, 2007 between Newport Greensboro Management, LLC and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.20	SpringHill Suites by Marriott Relicensing Franchise Agreement dated as of November 9, 2007 between Marriott International, Inc. and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.21	Hotel Lease Agreement effective as of November 9, 2007 between Apple Eight Hospitality Ownership, Inc. and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.22	Purchase Contract dated as of November 15, 2007 between 57th Street Owner, LLC and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.23	Management Agreement dated as of November 16, 2007 between Newport Harrisonburg Management, LLC and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.24	Courtyard by Marriott Relicensing Franchise Agreement dated as of November 16, 2007 between Marriott International, Inc. and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.25	Hotel Lease Agreement effective as of November 16, 2007 between Apple Eight Hospitality Ownership, Inc. and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.26	Purchase Contract dated as of December 6, 2007 between RT Cypress, L.P. and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.27	Purchase Contract dated as of December 6, 2007 between RT-Natomas Associates, L.P. and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.28	Purchase Contract dated as of December 6, 2007 between RT-WACA Hotels, L.P. and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

Exhibit Number	Description of Documents
10.29	Franchise License Agreement dated as of December 6, 2007 between Hampton Inn Franchise LLC and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.30	Management Agreement dated as of December 6, 2007 between Newport Bowling Green Management, LLC and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.31	Hotel Lease Agreement effective as of December 7, 2007 between Apple Eight Hospitality Ownership, Inc. and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.32	Management Agreement dated as of December 14, 2007 between LBAM-Investor, L.L.C. and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.33	Franchise License Agreement dated as of December 14, 2007 between Homewood Suites Franchise LLC and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.34	Hotel Lease Agreement effective as of December 14, 2007 between Apple Eight Hospitality Ownership, Inc. and Apple Eight Hospitality Management, Inc. (FILED HEREWITH)

10.35	Purchase Contract dated as of December 14, 2007 between BW Hotels, LLC and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.36	Purchase Contract dated as of December 14, 2007 between Skibo Lodging, LLC and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.37	Purchase Contract dated as of December 14, 2007 between FIS Rogers, LLC and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.38	Purchase Contract dated as of December 14, 2007 between RRI, LLC and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.39	Purchase Contract dated as of December 14, 2007 between WB Hotels, LLC and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.40	Purchase Contract dated as of December 14, 2007 between Texarkana Lodging Limited Partnership and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.41	Purchase Contract dated as of December 14, 2007 between Texarkana Lodging #2 Limited Partnership and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.42	Purchase Contract dated as of December 14, 2007 between Viking Fund Urbandale, LLC and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.43	Purchase Contract dated as of December 14, 2007 between Viking Fund Baton Rouge (LA), LLC and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

10.44	Purchase Contract dated as of December 27, 2007 among Apple Eight Hospitality Ownership, Inc. and the parties named therein (FILED HEREWITH)

10.45	Purchase Contract dated as of December 27, 2007 between Blue Valley Lodging Partners, L.L.C. and Apple Eight Hospitality Ownership, Inc. (FILED HEREWITH)

23.1	Consent of McGuireWoods LLP (included in Exhibit 5 and 8) (Incorporated by reference to Exhibit 23.1 to registrant’s registration statement on Form S-11 (SEC File No. 333-140548) effective July 19, 2007)

23.2	Consent of Ernst & Young LLP (regarding prospectus) (Incorporated by reference to Exhibit 23.2 to registrant’s registration statement on Form S-11 (SEC File No. 333-140548) effective July 19, 2007)

23.3	Consent of Ernst & Young LLP (FILED HEREWITH)

23.4	Consent of PKF Witt Mares, PLC (FILED HEREWITH)

23.5	Consent of Henderson Hutcherson and McCullough, PLLC (FILED HEREWITH)

Exhibit Number	Description of Documents
24.1	Power of Attorney of Glenn W. Bunting, Jr. (FILED HEREWITH)

24.2	Power of Attorney of Kent W. Colton (FILED HEREWITH)

24.3	Power of Attorney of Michael S. Waters (FILED HEREWITH)

24.4	Power of Attorney of Robert M. Wily (FILED HEREWITH)

Item 37.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A. Paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

B. Paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

C. Paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (Section 230.430B of the Regulations under the Securities Act of 1933):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement will also disclose all compensation and fees received by the advisor or its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05, as applicable (based upon the type of property acquired and/or the type of lease to which the property will be subject), of Regulation S-X only for properties acquired during the distribution period.

The registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05, as applicable, of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering.

Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS

The following is a summary of acquisitions by Apple REIT Seven, Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two, Apple Suites and Cornerstone at December 31, 2006. Apple REIT Seven, Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two and Apple Suites acquired hotels, which are named according to their location and franchise (as shown below), and Cornerstone acquired residential apartment communities. Purchasers of our units will not have any interest in these properties. Cornerstone acquired all of the assets of Apple Residential Income Trust, Inc. effective July 23, 1999. On January 31, 2003, Apple Suites merged into a subsidiary of Apple Hospitality Two, Inc. On April 1, 2005, Cornerstone merged into a subsidiary of Colonial Properties Trust.

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately $14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

Apple REIT Seven

(dollars in thousands)

Description	Brand	Encumbrances	Initial Investment	Total Investment	Date of Construction	Date Acquired	# of Rooms
Houston, Texas	Residence Inn	$—	$14,110	$14,135	2006	Apr-06	129
San Diego, California	Hilton Garden Inn	—	35,366	35,368	2004	May-06	200
Brownsville, Texas	Courtyard	—	8,874	8,874	2006	Jun-06	90
Stafford, Texas	Homewood Suites	—	8,076	8,081	2006	Aug-06	78
Montgomery, Alabama	Homewood Suites	—	11,004	11,007	2004	Aug-06	91
Montgomery, Alabama	Hilton Garden Inn	—	10,719	10,724	2003	Aug-06	97
Troy, Alabama	Hampton Inn	—	6,362	6,374	2003	Aug-06	82
Auburn, Alabama	Hilton Garden Inn	—	10,513	10,518	2001	Aug-06	101
Huntsville, Alabama	Hilton Garden Inn	—	10,624	10,628	2005	Aug-06	101
Seattle, Washington	Residence Inn	—	60,485	60,494	1991	Sep-06	234
Sarasota, Florida	Homewood Suites	—	14,056	14,056	2005	Sep-06	100
Hattiesburg, Mississippi	Courtyard	—	9,776	9,776	2006	Oct-06	84
Huntsville, Alabama	Homewood Suites	—	11,975	11,975	2006	Oct-06	107
Omaha, Nebraska	Courtyard	12,638	22,268	22,269	1999	Nov-06	181
Cincinnati, Ohio	Homewood Suites	—	7,373	7,373	2005	Dec-06	76
Rancho Bernardo, California	Courtyard	—	36,903	36,903	1987	Dec-06	210
New Orleans, Louisiana	Homewood Suites	17,144	44,050	44,050	2002	Dec-06	166
Ronkonkoma, New York	Hilton Garden Inn	—	27,550	27,550	2003	Dec-06	164

		$29,782	$350,084	$350,155			2,291

Apple REIT Six

(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment	Date of Construction	Date Acquired	# of Rooms
Birmingham	Alabama	Fairfield Inn	$2,012	$2,411	$2,466	1995	Aug-05	63
Dothan	Alabama	Courtyard	3,128	8,412	8,482	1996	Aug-05	78
Dothan	Alabama	Hampton Inn & Suites	—	8,971	8,982	2004	Jun-05	85
Huntsville	Alabama	Fairfield Inn	2,957	5,319	5,345	1999	Sep-05	79
Huntsville	Alabama	Residence Inn	—	8,579	8,620	2002	Jun-05	78
Montgomery	Alabama	SpringHill Suites	3,696	7,290	7,315	1998	Sep-05	79
Tuscaloosa	Alabama	Courtyard	3,268	7,953	8,065	1996	Aug-05	78
Tuscaloosa	Alabama	Fairfield Inn	1,630	4,240	4,302	1996	Aug-05	63
Anchorage	Alaska	Hampton Inn	5,148	11,753	13,574	1997	Mar-05	101
Anchorage	Alaska	Hilton Garden Inn	—	19,018	19,192	2002	Oct-04	125
Anchorage	Alaska	Homewood Suites	—	13,044	13,090	2004	Oct-04	122
Phoenix	Arizona	Hampton Inn	—	6,630	7,384	1998	Oct-04	99
Tempe	Arizona	SpringHill Suites	—	8,329	8,355	1998	Jun-05	121
Tempe	Arizona	TownePlace Suites	—	8,395	8,432	1998	Jun-05	119
Arcadia	California	Hilton Garden Inn	—	11,955	12,592	1999	Oct-04	124
Arcadia	California	SpringHill Suites	—	8,092	8,844	1999	Oct-04	86
Bakersfield	California	Hilton Garden Inn	—	11,731	11,784	2004	Mar-05	120
Folsom	California	Hilton Garden Inn	—	18,510	19,346	1999	Nov-05	100
Foothill Ranch	California	Hampton Inn	4,374	7,710	8,439	1998	Apr-05	84
Lake Forest	California	Hilton Garden Inn	—	11,165	11,214	2004	Oct-04	103
Milpitas	California	Hilton Garden Inn	—	19,099	20,168	1999	Nov-05	161
Roseville	California	Hilton Garden Inn	—	21,299	22,424	1999	Nov-05	131
San Francisco	California	Hilton Garden Inn	—	11,552	12,693	1999	Jan-06	169
Boulder	Colorado	Marriott	—	30,891	32,265	1997	May-05	157
Glendale	Colorado	Hampton Inn & Suites	6,181	14,862	16,014	1999	Oct-04	133
Lakewood	Colorado	Hampton Inn	—	10,598	10,950	2003	Oct-04	170
Farmington	Connecticut	Courtyard	—	17,228	17,229	2005	Oct-05	119
Rocky Hill	Connecticut	Residence Inn	—	12,756	12,759	2005	Aug-05	96
Wallingford	Connecticut	Homewood Suites	—	13,491	13,500	2005	Jul-05	104
Clearwater	Florida	SpringHill Suites	—	7,214	7,214	2006	Feb-06	79
Lake Mary	Florida	Courtyard	—	6,258	6,673	1995	Mar-05	86
Lakeland	Florida	Residence Inn	—	10,219	10,290	2001	Jun-05	78
Orange Park	Florida	Fairfield Inn	3,132	7,834	7,877	1998	Nov-05	83
Panama City	Florida	Courtyard	—	9,624	9,624	2006	Mar-06	84
Pensacola	Florida	Courtyard	4,396	11,914	12,026	1997	Aug-05	90
Pensacola	Florida	Fairfield Inn	2,638	5,173	5,215	1995	Aug-05	63
Pensacola	Florida	Hampton Inn & Suites	—	9,602	9,608	2005	Jul-05	85
Tallahassee	Florida	Hilton Garden Inn	—	11,233	11,595	1997	Mar-05	99
Albany	Georgia	Courtyard	—	8,911	8,930	2004	Jun-05	84
Columbus	Georgia	Residence Inn	—	8,184	8,251	2003	Jun-05	78
Savannah	Georgia	SpringHill Suites	2,994	5,792	5,802	1999	Sep-05	79
Valdosta	Georgia	Courtyard	—	8,565	8,631	2002	Oct-05	84
Mt. Olive	New Jersey	Residence Inn	—	12,741	12,744	2005	Sep-05	123
Somerset	New Jersey	Homewood Suites	—	18,614	18,647	2005	Aug-05	123
Saratoga Springs	New York	Hilton Garden Inn	—	18,284	18,470	1999	Sep-05	112
Hillsboro	Oregon	Courtyard	6,577	11,363	11,396	1996	Mar-06	155
Hillsboro	Oregon	Residence Inn	—	15,960	15,995	1994	Mar-06	122
Hillsboro	Oregon	TownePlace Suites	—	11,865	11,890	1999	Dec-05	136
Portland	Oregon	Residence Inn	—	43,087	43,299	2001	Dec-05	258
Pittsburgh	Pennsylvania	Residence Inn	—	11,428	12,671	1998	Sep-05	156
Myrtle Beach	South Carolina	Courtyard	—	9,488	10,338	1999	Jun-04	135
Nashville	Tennessee	Homewood Suites	—	8,347	8,586	1999	May-05	121
Arlington	Texas	SpringHill Suites	—	7,771	7,784	1998	Jun-05	122
Arlington	Texas	TownePlace Suites	—	7,406	7,448	1999	Jun-05	95
Dallas	Texas	SpringHill Suites	—	20,109	20,143	1997	Dec-05	147
Fort Worth	Texas	Homewood Suites	—	9,362	9,770	1999	May-05	137

City	State	Brand	Encumbrances	Initial Investment	Total Investment	Date of Construction	Date Acquired	# of Rooms
Fort Worth	Texas	Residence Inn	—	17,459	17,472	2005	May-05	149
Ft. Worth	Texas	SpringHill Suites	—	13,744	13,744	2004	May-04	145
Laredo	Texas	Homewood Suites	—	10,899	10,903	2005	Nov-05	106
Laredo	Texas	Residence Inn	—	11,871	11,875	2005	Sep-05	109
Las Colinas	Texas	TownePlace Suites	—	7,461	7,468	1998	Jun-05	136
McAllen	Texas	Hilton Garden Inn	—	9,321	9,687	2000	Jul-05	104
Fredericksburg	Virginia	Hilton Garden Inn	—	17,184	17,237	2005	Dec-05	148
Richmond	Virginia	Corporate Office	—	1,419	2,495	1893	Jun-04	N/A
Kent	Washington	TownePlace Suites	—	12,562	12,578	1999	Dec-05	152
Mukilteo	Washington	TownePlace Suites	—	12,560	12,584	1999	Dec-05	128
Redmond	Washington	Marriott	—	65,672	65,903	2004	Jul-04	262
Renton	Washington	Hilton Garden Inn	—	15,951	17,186	1998	Nov-05	150

			$52,131	$853,734	$873,874			7,750

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

Apple Hospitality Five

(dollars in thousands)

Description	State	Brand	Encumbrances	Initial Investment	Total Investment	Date of Construction	Date Acquired	# of Rooms
Albuquerque	New Mexico	Homewood Suites	$—	$13,325	$13,881	2001	February 2003	151
Baton Rouge	Louisiana	Homewood Suites	—	7,287	8,033	1999	February 2003	115
Brownsville	Texas	Residence Inn	—	11,370	12,314	2000	October 2003	102
Cleveland/Solon	Ohio	Homewood Suites	—	10,442	10,570	2002	September 2003	86
Colorado Springs	Colorado	Homewood Suites	—	12,684	12,827	2000	February 2003	127
Cranbury	New Jersey	Residence Inn	—	11,449	11,593	2002	May 2003	108
Cypress	California	Residence Inn	—	19,557	19,676	2002	May 2003	155
Dallas/Addison	Texas	Courtyard	—	15,661	17,274	2000	October 2003	176
Dallas/DFW Airport	Texas	Residence Inn	—	11,189	11,994	2001	October 2003	100
Dallas/Park Central	Texas	Residence Inn	—	14,291	14,365	2001	October 2003	139
Danbury	Connecticut	SpringHill Suites	—	11,809	11,861	2002	August 2003	106
Federal Way	Washington	Courtyard	—	16,816	17,895	1999	September 2004	160
Franklin	New Jersey	Residence Inn	—	13,498	13,641	2002	May 2003	108
Ft. Worth	Texas	Courtyard	—	10,730	10,831	2004	March 2004	92
Harlingen	Texas	Courtyard	4,497	10,229	10,371	1995	October 2003	114
Hauppauge	New York	Residence Inn	—	19,144	19,315	2002	May 2003	100
Houston Westchase	Texas	Residence Inn	—	14,796	16,096	1999	January 2003	120
Houston	Texas	Courtyard	—	15,035	16,409	1999	October 2003	153
Houston	Texas	Residence Inn	—	13,251	13,337	2004	August 2004	120
Houston	Texas	Courtyard	—	11,563	11,627	2004	August 2004	100
Las Vegas	Nevada	Marriott Suites	—	42,512	46,590	1997	October 2003	278
Lebanon	New Jersey	Courtyard	—	15,308	15,396	2003	August 2003	125
Merrifield	Virginia	Courtyard	—	28,983	29,012	2005	August 2005	206
Nashville	Tennessee	Residence Inn	—	9,065	11,386	1986	June 2003	168
Tampa	Florida	Hilton Garden Inn	—	12,708	13,648	1999	September 2003	95
Tucson	Arizona	Residence Inn	—	12,297	12,303	2004	December 2004	120
Tucson	Arizona	Courtyard	—	12,634	12,963	1996	October 2003	153
Westbury	New York	Hilton Garden Inn	—	19,877	19,941	2003	December 2003	140

			$4,497	$417,510	$435,149			3,717

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

Apple Hospitality Two

(dollars in thousands)

Description	Brand	Encumbrances	Initial Investment	Total Investment	Date of Construction	Date Acquired	# of Rooms
Akron, Ohio	Residence Inn	$5,373	$4,262	$6,699	1987	August 2002	112
Arcadia, California	Residence Inn	14,613	8,664	10,842	1989	August 2002	120
Atlanta, Georgia	Residence Inn	3,908	12,117	13,536	1990	September 2001	126
Atlanta/Buckhead, Georgia	Homewood Suites	825	13,655	14,080	1997	January 2003	92
Atlanta/Cumberland, Georgia	Homewood Suites	4,606	10,820	12,184	1990	January 2003	124
Atlanta/Peachtree, Georgia	Homewood Suites	2,579	4,582	5,444	1990	January 2003	92
Bakersfield, California	Residence Inn	3,474	9,437	10,910	1990	September 2001	114
Baltimore, Maryland	Homewood Suites	8,291	17,154	18,437	1998	January 2003	147
Birmingham, Alabama	Residence Inn	5,484	5,576	7,993	1986	August 2002	128
Boca Raton, Florida	Residence Inn	3,690	5,231	7,969	1988	August 2002	120
Boston, Massachusetts	Residence Inn	4,546	5,967	8,273	1989	August 2002	96
Boston, Massachusetts	Residence Inn	6,080	17,437	19,479	1989	September 2001	130
Boulder, Colorado	Homewood Suites	9,861	15,960	16,751	1991	January 2003	112
Boulder, Colorado	Residence Inn	5,625	9,717	13,402	1986	March 2002	128
Buckhead, Georgia	Residence Inn	4,781	7,498	10,024	1987	March 2002	136
Chesterfield, Missouri	Residence Inn	2,625	4,628	7,066	1986	March 2002	104
Cincinatti, Ohio	Residence Inn	4,343	7,045	8,491	1990	September 2001	118
Clearwater, Florida	Residence Inn	3,484	5,025	7,088	1986	August 2002	88
Clearwater, Florida	Homewood Suites	5,527	10,795	11,973	1998	January 2003	112
Columbia, South Carolina	Residence Inn	4,310	6,207	8,703	1988	August 2002	128
Columbus North, Ohio	Residence Inn	1,641	4,168	4,744	1985	March 2002	96
Concord, California	Residence Inn	5,645	21,741	23,148	1989	September 2001	126
Costa Mesa, California	Residence Inn	7,032	10,598	13,921	1986	March 2002	144
Cumberland, Georgia	Residence Inn	2,813	5,560	7,699	1987	March 2002	130
Dallas, Texas	Residence Inn	4,777	9,668	12,497	1989	September 2001	120
Dallas/Addison, Texas	Homewood Suites	5,067	10,570	11,554	1990	January 2003	120
Dallas/Las Colinas, Texas	Homewood Suites	5,251	12,364	13,043	1990	January 2003	136
Dallas/Plano, Texas	Homewood Suites	2,303	5,740	6,424	1997	January 2003	99
Dayton North, Ohio	Residence Inn	1,359	2,859	3,144	1987	March 2002	64
Dayton South, Ohio	Residence Inn	2,860	4,796	7,012	1985	March 2002	96
Deerfield, Illinois	Residence Inn	7,971	8,107	10,186	1989	August 2002	128
Detroit, Michigan	Homewood Suites	2,303	5,051	5,683	1990	January 2003	76
Dulles/Washington, D.C.	Homewood Suites	6,942	17,523	18,420	1998	January 2003	109
Dunwoody, Georgia	Residence Inn	2,578	6,713	7,732	1984	March 2002	144
Greensboro, North Carolina	Residence Inn	4,797	6,729	7,984	1987	August 2002	128
Houston, Texas	Residence Inn	4,343	9,863	11,429	1990	September 2001	110
Irvine, California	Residence Inn	12,547	8,953	11,259	1989	August 2002	112
Jackson, Mississippi	Residence Inn	3,306	4,911	7,268	1986	August 2002	120
Jackson, Mississippi	Homewood Suites	2,764	9,168	9,718	1997	January 2003	91
Jacksonville, Florida	Residence Inn	4,797	4,567	7,367	1986	August 2002	112
Kalamazoo, Michigan	Residence Inn	3,875	5,209	6,754	1989	August 2002	83
La Jolla, California	Residence Inn	18,423	29,109	36,430	1986	March 2002	288
Lombard, Illinois	Residence Inn	5,063	6,906	8,804	1987	March 2002	144
Long Beach, California	Residence Inn	10,875	18,922	22,627	1987	March 2002	216
Lubbock, Texas	Residence Inn	2,460	3,164	4,652	1986	August 2002	80
Memphis, Tennessee	Residence Inn	2,495	6,793	7,812	1986	August 2002	105
Meriden, Connecticut	Residence Inn	3,908	9,092	10,137	1989	September 2001	106
Montgomery, Alabama	Residence Inn	2,171	5,990	6,906	1990	September 2001	94
Pensacola, Florida	Residence Inn	3,484	2,633	4,400	1985	August 2002	64
Philadelphia, Pennsylvania	Residence Inn	5,884	7,045	9,422	1988	August 2002	88
Philadelphia/Malvern, Pennsylvania	Homewood Suites	825	16,285	16,729	1998	January 2003	123
Placentia, California	Residence Inn	7,528	8,060	10,228	1988	August 2002	112
Portland, Oregon	Homewood Suites	4,431	10,800	11,182	1998	January 2003	123
Redmond, Washington	Residence Inn	18,768	34,513	36,100	1990	January 2003	180

Description	Brand	Encumbrances	Initial Investment	Total Investment	Date of Construction	Date Acquired	# of Rooms
Richmond, Virginia	Homewood Suites	5,067	9,825	10,499	1998	January 2003	123
Salt Lake City, Utah	Homewood Suites	2,303	5,519	5,940	1996	January 2003	98
San Ramon, California	Residence Inn	4,777	18,990	19,488	1989	September 2001	106
Santa Fe, New Mexico	Residence Inn	7,922	6,251	8,770	1986	August 2002	120
Sharonville, Ohio	Residence Inn	1,875	5,877	9,726	1985	March 2002	144
Shreveport, Louisiana	Residence Inn	3,985	2,801	3,952	1983	August 2002	72
Southfield, Michigan	Residence Inn	4,125	5,607	6,838	1987	March 2002	144
St. Louis, Missouri	Homewood Suites	4,431	11,811	12,335	2000	January 2003	145
St. Louis/Galleria, Missouri	Residence Inn	6,141	7,524	10,871	1986	March 2002	152
Charlotte, North Carolina (1)	Residence Inn	—	6,307	6,308	1988	August 2002	91
Spartanburg, South Carolina (1)	Residence Inn	—	3,516	3,597	1985	August 2002	88
Las Vegas, Nevada (2)	Residence Inn	20,296	12,471	13,375	1989	August 2002	192

Investment in hotels		$346,233	$612,446	$723,458			7,869

(1)	Properties were sold in 2006.
(2)	Property was under contract to be sold as of December 31, 2006.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

Cornerstone

Location	Date Acquired	Initial Acquisition Cost	Total Investment	Number of Apartment Homes	Average Apartment Home Size (Square Feet)
Atlanta	Apr. 30, 1997	$18,000,000	$23,048,174	348	1,150
Atlanta	Oct. 31, 1997	7,850,000	10,287,816	188	937
Atlanta	Apr. 30, 1997	11,580,000	15,141,791	243	1,089
Atlanta	July 25, 1997	15,200,000	22,679,003	350	948
Atlanta	Sept. 7, 2001	34,650,000	38,922,341	524	1,079
Atlanta	Aug. 12, 1998	9,000,000	10,884,521	188	1,009
Savannah	May 28, 2003	10,966,046	11,410,643	194	852
Savannah	May 28, 2003	25,392,449	25,922,314	308	1,051
Savannah	May 28, 2003	8,291,199	8,497,403	147	813
Savannah	May 28, 2003	11,897,003	12,723,999	188	1,053
Savannah	May 28, 2003	22,855,387	23,038,476	312	1,017
Asheville	January 1, 1996	17,836,000	19,941,497	392	1,033
Charlotte	May 1, 1996	13,579,203	17,029,511	349	734
Charlotte	April 1, 1996	5,025,000	6,596,706	120	867
Charlotte	May 13, 1997	9,475,000	11,145,609	214	806
Charlotte	May 8, 2000	26,800,000	28,271,116	408	927
Charlotte	September 1, 1996	17,630,457	27,735,503	476	1,186
Charlotte	May 31, 1996	11,100,000	14,100,189	250	860
Charlotte	July 19, 1996	7,425,000	9,231,709	172	907
Charlotte	Oct. 1, 2001	21,888,522	22,112,207	288	1,004
Charlotte	Oct. 1, 2001	19,076,149	19,556,751	282	983
Charlotte	May 1, 1996	5,660,000	8,313,003	160	963
Charlotte	Jan.15, 1998	9,700,000	10,949,708	192	848
Charlotte	Dec. 2, 2002	16,100,000	16,432,594	216	1,093
Durham	Nov. 1, 1996	10,675,000	12,039,829	204	888
Durham	May 1, 1996	8,345,000	11,050,227	200	960
Durham	Aug. 31, 1996	14,663,886	16,185,398	266	865
Carrboro	Sept. 27, 1996	12,100,000	15,809,995	264	1,000
Raleigh	Sept. 30, 1997	14,225,488	15,313,624	260	803
Raleigh	Oct. 31, 1997	7,900,000	9,360,950	136	1,098
Raleigh	Oct. 31, 1997	9,800,000	11,483,151	180	840
Raleigh	Dec. 30, 1994	10,350,000	12,382,068	280	776
Raleigh	June 4, 1998	8,100,000	9,449,663	176	745
Raleigh	October 1, 2001	37,805,886	38,641,646	462	953
Winston-Salem	October 1, 1995	16,887,653	19,099,497	310	978
Winston-Salem	Sept. 1, 1995	8,550,000	10,731,224	220	897
Asheville	April 1, 1998	5,731,150	7,522,847	168	885
Greensboro	Oct. 1, 2001	31,028,621	31,221,008	264	983
Wilmington	October 1, 2001	27,369,289	28,185,551	390	903
Charleston	Jan. 15, 1997	11,000,000	14,567,297	352	706
Charleston	Mar 31, 1998	12,225,000	17,435,826	304	1,035
Charleston	May 28, 2003	24,844,213	24,933,261	230	1,026
Charleston	May 28, 2003	15,824,658	16,086,330	230	813
Charleston	May 28, 2003	10,360,565	10,732,303	204	918
Charleston	May 28, 2003	14,045,021	14,356,123	224	953
Myrtle Beach	Oct. 16, 1998	17,100,000	19,939,818	288	933

Location	Date Acquired	Initial Acquisition Cost	Total Investment	Number of Apartment Homes	Average Apartment Home Size (Square Feet)
Charlottesville	April 1, 1996	12,628,991	19,740,095	425	803
Fredericksburg	Oct. 1, 1996	11,099,525	13,072,435	258	851
Hampton	Nov. 1, 1995	10,200,000	12,751,470	284	930
Richmond	March 1, 1996	12,205,000	14,149,135	272	765
Richmond	August 1, 1996	11,599,931	14,270,904	232	788
Richmond	June 1, 1996	10,242,575	14,881,339	325	589
Richmond	July 2, 1998	11,500,000	13,671,020	224	700
Richmond	June 21, 2001	21,175,000	22,821,972	328	949
Richmond	Dec. 10, 2001	22,500,000	24,027,698	312	995
Virginia Beach	March 1, 1996	5,000,000	6,548,546	148	850
Virginia Beach	May 1, 1994	5,250,000	7,729,647	214	813
Virginia Beach	Oct. 26, 1993	7,634,144	13,585,302	263	698
Dallas	July 23, 1999	8,014,533	8,224,497	232	714
Dallas	July 23, 1999	7,334,023	7,709,371	192	601
Dallas	July 23, 1999	11,712,879	12,892,291	328	670
Dallas	July 23, 1999	13,220,605	14,647,000	304	728
Dallas	July 23, 1999	7,724,156	8,979,744	232	575
Dallas	July 23, 1999	7,564,892	8,489,599	144	876
Dallas	July 23, 1999	11,843,691	12,490,471	242	774
Dallas	July 23, 1999	21,566,317	23,162,326	484	887
Dallas	July 23, 1999	20,921,219	26,675,367	362	957
Dallas	July 23, 1999	10,786,882	11,738,548	248	771
Dallas	July 23, 1999	7,223,722	8,194,376	240	671
Dallas	July 23, 1999	5,269,792	5,897,178	184	691
Dallas	July 23, 1999	6,271,756	7,717,290	200	751
Dallas	July 23, 1999	9,965,236	11,155,719	240	794
Dallas	July 23, 1999	11,776,983	13,356,182	400	739
Dallas	July 23, 1999	9,573,954	10,324,884	210	804
Dallas	July 23, 1999	8,224,541	9,158,177	238	647
Dallas	July 23, 1999	4,471,294	5,010,960	120	755
Dallas	July 23, 1999	9,082,967	9,834,673	192	939
Dallas	July 23, 1999	12,980,245	14,134,608	300	762
Dallas	July 23, 1999	15,709,893	18,401,409	472	842
Dallas	July 23, 1999	5,808,250	6,574,976	170	741
Dallas	July 23, 1999	22,159,080	25,403,749	450	850
Dallas	July 23, 1999	9,859,840	11,566,006	196	1,010
Dallas	Dec. 23, 2002	29,004,616	29,845,533	396	1,167
Austin	July 23, 1999	7,539,224	8,757,068	200	741
Austin	July 23, 1999	12,512,502	13,027,568	229	799
San Antonio	July 23, 1999	6,624,666	8,760,901	230	751
Undeveloped Real Estate	May 28,2003	13,453,639	13,453,639

Totals:		$1,155,145,408	$1,323,333,893	22,981

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on December 27, 2007.

APPLE REIT EIGHT, INC.

By:	/s/ GLADE M. KNIGHT
Glade M. Knight
Chairman of the Board, Chief Executive Officer and President

By:	/s/ BRYAN F. PEERY
Bryan F. Peery
Chief Financial Officer (and as such, Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.

	Signature	Capacities	Date

	/s/ GLADE M. KNIGHT Glade M. Knight	Director, Chairman of the Board, Chief Executive Officer and President	December 27, 2007

	/s/ BRYAN F. PEERY Bryan F. Peery	Chief Financial Officer (and as such, Principal Accounting Officer)	December 27, 2007

	/s/ * Glenn W. Bunting, Jr.	Director	December 27, 2007

	/s/ * Kent W. Colton	Director	December 27, 2007

	/s/ * Michael S. Waters	Director	December 27, 2007

	/s/ * Robert M. Wily	Director	December 27, 2007

*By:	/s/ GLADE M. KNIGHT Glade M. Knight
Attorney-In-Fact for the above-named persons